Exhibit 10.1.2

EXECUTION VERSION

FIRST AMENDMENT

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 9, 2008 and is entered into by and among SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”), CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales under company number 3530981 (“UK Borrower”) and SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), an Ontario corporation (“Canadian Borrower” and collectively with the U.S. Borrower and UK Borrower, the “Borrowers”) SITEL WORLDWIDE CORPORATION (f/k/a ClientLogic Corporation), a Delaware corporation (“Holdings”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (“Administrative Agent”), acting with the consent of the Requisite Lenders and, for purposes of Section IV hereof, the GUARANTORS listed on the signature papers hereto, and is made with reference to that certain CREDIT AGREEMENT dated as of January 30, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among the Borrowers, Holdings, the subsidiaries of the Borrowers named therein, the Lenders, the Administrative Agent, the Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendments relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1.3(b)(ii) of the Credit Agreement: Asset Sales and Insurance Proceeds.

Section 1.3(b)(ii)(1) of the Credit Agreement is hereby amended by deleting the number “$10,000,000” and replacing it with the number “$1,000,000.”

1.2	Amendments to Section 1.3(b)(v) of the Credit Agreement: Consolidated Excess Cash Flow.

Section 1.3(b)(v) of the Credit Agreement is hereby amended by deleting the proviso thereto in its entirety.

1.3	Amendments to Section 1.5 of the Credit Agreement: Interest and Applicable Margins.

A. Section 1.5(a) is hereby amended by deleting in its entirety the paragraph commencing “As of the Closing Date, the Applicable Margins are as follows:” and the subsequent paragraphs thereafter and replacing them with the following paragraphs:

“As of the First Amendment Effective Date, the Applicable Margins are as follows:

Applicable Index Margin	4.50%
Applicable LIBOR Margin	5.50%
Applicable EURIBOR Margin	5.50%
Applicable U.S. Term Loan Index Margin	4.50%
Applicable U.S. Term Loan LIBOR Margin	5.50%
Applicable Euro Term Loan EURIBOR Margin	5.50%
Applicable BA Rate Margin	5.50%
Applicable L/C Margin	5.50%
Applicable Unused Line Fee Margin	0.50%”

Immediately upon the occurrence of a Rating Event, each of the Applicable Margins shall thereupon immediately and permanently be increased by  1/2 of 1%. On the Business Day following such increase the Administrative Agent shall give each affected Lender telefacsimile or telephonic notice (confirmed in writing) of such change in the Applicable Margin.

B. Section 1.5(d) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(d) After the date any principal amount of any Loan is due and payable (whether on the maturity date therefor, upon acceleration or otherwise), or after any other monetary Obligation of Borrowers shall have become due and payable and Borrowers shall have failed to make such payment when due, Borrowers shall pay, but only to the extent permitted by law, interest (after as well as before judgment) at a rate per annum equal to (i) in the case of principal amounts outstanding hereunder, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (ii) in the case of overdue interest, fees and other monetary Obligations, the Index Rate plus 2% per annum until such payment has been made (the “Default Rate”). Such amounts shall be payable on demand.”

1.4	Amendments to Section 1.8 of the Credit Agreement: Application and Allocation of Payments.

Section 1.8 is hereby amended by adding the following sentence at the end of that Section:

“The provisions of this Section 1.8 shall not be construed to apply to any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Term Loans or other Obligations owed to it (including, without limitation, pursuant to Section 9.1(a)(ii)) or payments of interest made by a Borrower to an assigning Lender pursuant to Section 9.1(a)(ii)(F).”

1.5	Amendments to Section 1.9 of the Credit Agreement: Loan Accounts and Accounting.

A. The first sentence of Section 1.9(a) is hereby amended by adding the words “(including cancellations of Term Loans pursuant to Section 9.1(a)(ii))” after the words “and all other debits and credits” in the third line thereof.

B. The first sentence of Section 1.9(c) is hereby amended by adding the words “(including cancellations of Term Loans pursuant to Section 9.1(a)(ii))” after the words “and all other debits and credits” in the fourth line thereof.

1.6	Amendments to Section 2.2 of the Credit Agreement: Further Conditions to Each Loan Made After the Closing Date.

Section 2.2 is hereby amended by deleting the letter “(b)” and replacing it with a “(c) and adding the following new paragraph (b):

“(b) after giving effect to the funding of such Advance or the incurrence of any Letter of Credit Obligation the aggregate principal amount of Index Rate Loans would exceed $100,000,000 (or the Dollar Equivalent thereof); or”

1.7	Amendments to Section 5.3 of the Credit Agreement: Books and Records.

Section 5.3 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“5.3 Books and Records. Each of the Credit Parties will, and will cause each of their respective Subsidiaries to keep books and records in accordance with GAAP which accurately reflect in all material respects all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the applicable Credit Party, and except after the occurrence and during the continuance of an Event of Default, subject to the proviso below, not more frequently than once per Fiscal Year (which will be one visit for all Secured Parties coordinated through Administrative Agent), to visit Holdings’ offices, to discuss Holdings’ financial matters with its officers and employees and its independent public accountants (and each of the Group Members hereby authorize such independent public accountant to discuss such Group Member’s financial matters with each Secured Party or their representatives so long as a representative of such Group Member is present) and to examine (and photocopy extracts from) any of its books and records; provided, however that any time after April 1, 2009 the Credit Parties will also permit one further visit and inspection from a financial advisor which is (i) selected by the Administrative Agent, (ii) reasonably acceptable to the U.S. Borrower and (iii) engaged on or before May 15, 2009, at a reasonable time and upon reasonable notice to the applicable Credit Party, to review Holdings’ Projections, to discuss such Projections with Holdings’ officers and employees and to prepare a report (the scope of which must be reasonably acceptable to the U.S. Borrower) for the Secured Parties (the “Projections Review”). The Secured Parties shall maintain the confidentiality of all non public information regarding Holdings and its Subsidiaries and their businesses identified in such report in accordance with Section 11.8. The Borrowers shall pay all invoiced fees, costs and expenses of the Secured Parties’ financial advisor incurred in connection with the Projections Review within 15 days’ of demand; provided that the Borrowers shall not be required to reimburse the Secured Parties for any fees, costs and expenses incurred by the financial advisor or the Secured Parties in connection with the Projections Review that exceed $150,000.”

1.8	Amendments to Section 5.13 of the Credit Agreement: Maintenance of Ratings.

Section 5.13 of the Credit Agreement is hereby amended by deleting Section 5.13 in its entirety and replacing it with the following:

“5.13 Maintenance of Ratings. At all times, Holdings shall use commercially reasonable efforts to maintain a corporate family rating issued by Moody’s and a corporate rating issued by S&P. Holdings shall promptly (but in any event no later than 3 Business Days) notify the Administrative Agent after an executive officer of Holdings has actual knowledge of the occurrence of any Rating Event.

1.9	Amendments to Section 5.17 of the Credit Agreement: Deposit Accounts.

Section 5.17 of the Credit Agreement is hereby amended by deleting the number “$5,000,000” in the second line and replacing it with the number “$3,000,000.”

1.10	Amendments to Section 6.1(i) of the Credit Agreement: Mergers, Subsidiaries, Etc.

A. Section 6.1(i)(B)(i) is hereby amended by deleting the words “$20,000,000 annually and $75,000,000 in the aggregate” and replacing such words with “10,000,000 in the aggregate.”

B. Section 6.1(i) is hereby amended by deleting clause (E) in its entirety and replacing it with the following clause (E):

“(E) Concurrently with delivery of the notice referred to in clause (A) above, Holdings shall have delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, a pro forma unaudited consolidated balance sheet, income statement and cash flow statement of Holdings and its Subsidiaries (the “Acquisition Pro

Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect in connection with any Permitted Acquisition that on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Holdings would have been in compliance with the financial covenants set forth in Annex F for the four quarter period reflected in the Compliance Certificate most recently delivered to Administrative Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period); provided that in the event that a Permitted Acquisition is proposed to be consummated pursuant to Section 6.1(i)(B)(ii), Holdings and its Subsidiaries shall have on a consolidated basis for the four quarter period reflected in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition a Total Leverage Ratio of 3.5:1.0 or less, calculated on a pro forma basis (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and without giving effect to any increase in Adjusted EBITDA arising from an Equity Cure Event.”

1.11	Amendments to Section 6.2 of the Credit Agreement: Investments, Loans and Advances.

A. Section 6.2(i) is hereby amended by deleting the words “and additional loans made by Holdings or its Subsidiaries to its employees in an aggregate principal amount not to exceed $6,000,000 at any one time outstanding” and replacing them with “and to Dale Saville in an aggregate amount not to exceed $500,000, in each case, plus capitalized interest.”

B. Section 6.2(n) is hereby amended by deleting the number “$100,000,000” and replacing it with “$25,000,000.”

1.12	Amendments to Section 6.3(a) of the Credit Agreement: Indebtedness.

A. Section 6.3(a)(xi) is hereby amended by deleting the number “$50,000,000” and replacing it with the number “$15,000,000” and deleting the two provisos thereto in their entirety.

B. Section 6.3(a)(xii) is hereby amended by deleting the words “Unsecured and subordinated Indebtedness” and replacing them with the words “Indebtedness which is both unsecured and subordinated.”

1.13	Amendments to Section 9.1(a) (Assignment and Participations).

Section 9.1(a) is hereby amended by:

A. Adding “(i)” immediately after “(a)” in the first line of that Section; and

B. Inserting a new Section 9.1(a)(ii) immediately after Section 9.1(a)(i), as follows:

“(ii) Notwithstanding anything to the contrary contained in this Section 9.1(a) or any other provision of any Loan Document, the U.S. Borrower may purchase its outstanding Term Loans, the UK Borrower may purchase its outstanding Term Loans and Onex may purchase Term Loans of either Borrower, in each such case on the terms and conditions set forth in this Section 9.1(a)(ii), so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the applicable Borrower whose Term Loans are proposed to be purchased pursuant to such Buyback Loan Purchase has delivered to the Administrative Agent a certificate (the “Buyback Certificate”) dated the proposed Buyback Assignment Effective Date and signed by a duly authorized officer of such Borrower, certifying that (i) in the case of a purchase by a Borrower, such Buyback Loan Purchase is being purchased solely from the proceeds of one or more Equity Contribution(s) and not from the proceeds of Revolving Loans and (ii) in the case of a purchase by Onex, Onex will contribute by assignment the Term Loans that are the subject of such Buyback Loan Purchase to Holdings in exchange for Equity Interests in Holdings that are not Disqualified Equity Interests and Holdings will, in turn, contribute by assignment such Term Loans to the applicable Borrower of such Term Loans in exchange for common Equity Interests or as an additional contribution to the paid-in capital of such Borrower, without receiving any additional Equity Interests or cash consideration in exchange therefor.

(A) At any time prior to December 31, 2009, the Borrower(s) may provide notice to the Administrative Agent in the form of an Offer Document that it (or they), or Onex, as the case may be, wishes to make one or more offers (each, an “Offer”) to Lenders to purchase outstanding Term Loans (which may be denominated in U.S. Dollars, Sterling or Euro or any combination thereof), with such Offer to be effected pursuant to a Buyback Assignment Agreement. The respective applicable Borrower Affiliated Purchaser(s) specified in the Offer Document shall have the right to purchase the Term Loans, for cash, at a purchase price determined in accordance with the terms set forth in such Offer Document; provided that (x) (i) the aggregate amount offered to be paid for all Term Loans for which Offers are made shall not be less than $15,000,000 (or Equivalent Value) in the case of Offers submitted in the initial Offer Document and (ii) the aggregate stated principal amount of all Term Loans for which Offers are made shall not be less than $10,000,000 (or Equivalent Value) in the case of Offers submitted in each subsequent Offer Document thereafter and (y) no more than $100,000,000 in aggregate stated principal amount of Term Loans may be purchased by the Borrower Affiliated Purchasers in total pursuant to all Buyback Loan Purchases; provided further that the aggregate stated principal amount of all Term Loans assigned to Purchasers by a Lender pursuant to this Section 9.1(a)(ii)(A) in response to the Offers contained in a single Offer Document shall not be less than $1,000,000 (or Equivalent Value), which amount shall be reduced to the extent necessary to reflect (x) the fact that such assignment includes all Term Loans denominated in any one currency held by the assigning Lender and (y) the proration of such Term Loans offered by the assigning Lender in the event a pro rata allocation is made as contemplated in the Offer Document.

(B) In connection with any assignment pursuant to this Section 9.1(a)(ii), each of the assigning Lenders, on the one hand, and the Borrower Affiliated Purchaser, on the other hand (in its capacity as purchaser of the tendered Term Loans) acknowledges that as of the Buyback Assignment Effective Date (w) each Buyback Loan Purchase to which it is a party and the assignment related thereto are being made in compliance with and pursuant to the terms of Section 9.1(a)(ii), (x) the other party to the Buyback Assignment Agreement currently may have, and later may come into possession of, information regarding the Loan Documents or the Credit Parties that is not known to it and that may be material to a decision to enter into the Buyback Assignment Agreement (“Excluded Information”), (y) it has independently and without reliance on the other party made its own analysis and determined to enter into the Buyback Assignment Agreement and to consummate the transactions contemplated thereby notwithstanding its lack of knowledge of the Excluded Information and (z) the other party shall have no liability to it (and to the extent permitted by law) and it hereby waives and releases any claims it may have against the other party (under applicable laws or otherwise) with respect to the nondisclosure of the Excluded Information; provided that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of such party contained in the Standard Terms and Conditions set forth in the Buyback Assignment Agreement. Each of the assigning Lenders and the Borrower Affiliated Purchaser (in its capacity as purchaser of the tendered Term Loans) further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

(C) By submitting an Offer Document, each Borrower whose Term Loans are proposed to be purchased acknowledges and agrees that it will make (or, in the case of an Offer made by Onex, shall cause to be made) payment of the purchase price for such of its Term Loans as may be accepted for payment pursuant to the Offer Document by transmitting funds directly to the assigning Lender in accordance with the terms of the Offer Document.

(D) Assignment of any Buyback Loan Purchases shall be effective upon recordation in the Administrative Agent’s loan account (in the manner set forth below) following receipt by the Administrative Agent of a fully executed Buyback Assignment Agreement effecting the assignment thereof. Each assignment shall be recorded in the relevant Administrative Agent’s loan account on the Business Day the Buyback Assignment Agreement is received by the Administrative Agent, if received by 12:00 noon New York time, and on the following Business Day if received after such time. Prompt notice thereof shall be provided to the applicable Borrower Affiliated Purchaser and a copy of such Buyback Assignment Agreement shall be maintained. The date of such recordation of a transfer shall be referred to herein as the “Buyback Assignment Effective Date.”

(E) No Buyback Loan Purchase pursuant to this Section 9.1(a)(ii) shall be deemed to be a voluntary prepayment pursuant to Section 1.3(a) or for the purposes of Section 1.3(b)(v), Section 1.8 or Section 1.10(b), (c) or (d).

(F) The Borrower whose Term Loans are purchased shall pay to each third party assigning Lender all unpaid interest, if any, accrued on the purchased Term Loans through the Buyback Assignment Effective Date applicable thereto. No interest shall accrue on such Term Loans from and after the Buyback Assignment Effective Date and any Term Loans owned by a Borrower shall immediately upon receipt of such Term Loans by such Borrower thereupon, without further action by any Person, be deemed cancelled and no longer outstanding for all purposes of this Agreement and all other Loan Documents (notwithstanding any provisions herein or therein to the contrary), including, but not limited to (i) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (ii) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document, (iii) the providing of any rights to such Borrower Affiliated Purchaser in its capacity as a Lender under this Agreement or any other Loan Document or (iv) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document, and no such Term Loan may be further assigned, transferred, contributed, conveyed or resold by such Borrower.

(G) The Requisite Lenders (on behalf of all Lenders) hereby consent to the transactions described in this Section 9.1(a)(ii) and waive the requirements of any provision of this Agreement (including, without limitation, Section 6.4 (Affiliate Transactions)) or any other Loan Document that might otherwise result in a breach of this Agreement or a Default or an Event of Default as a result of or in connection with the consummation of any Buyback Loan Purchase that is permitted by this Section 9.1(a)(ii).

(H) The provisions of this Section 9.1(a)(ii) shall not require any Borrower Affiliated Purchaser to undertake or consummate any Offer; provided that to the extent any Borrower Affiliated Purchaser undertakes to consummate any Offer, it shall, subject to the preceding conditions, purchase (and take all the necessary steps required herein to purchase) the principal amount of all validly tendered Term Loans at a price not to exceed the Threshold Price and in an aggregate amount up to the Maximum Offer Amount; provided, further, that to the extent no Lenders have validly tendered any Term Loans requested in an Offer (or as otherwise agreed to by the Administrative Agent, in its sole discretion), the applicable Borrower may amend the Offer for such Term Loans at least 24 hours before the Expiration Time. In addition, the applicable Borrower may extend the Expiration Time of an Offer at least 24 hours before the Expiration Time, provided, however, that only one extension per Offer shall be permitted after January 23, 2009, which shall be for a period not exceeding five Business Days. Furthermore, if a Borrower has amended an Offer for Term Loans the Administrative Agent shall have the discretion to extend the applicable

Expiration Time, upon notification to the applicable Borrower, for an additional period to afford all Lenders the necessary time to consider such amendments. Notwithstanding anything herein to the contrary, to the extent any Borrower withdraws an Offer, it shall not be permitted to submit another Offer to the Administrative Agent for a period of 10 Business Days.”

1.14	Amendments to Section 9.8 of the Credit Agreement: Setoff and Sharing of Payments.

Section 9.8 is hereby amended by adding the following sentence after the words “(other than offset rights exercised by any Lender with respect to Sections 1.10, 1.11 or 1.12).”:

“For the avoidance of doubt, this Section does not apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or to any payment made by a Borrower Affiliated Purchaser pursuant to Section 9.1.”

1.15	Amendment to Section 9.10 of the Credit Agreement: Authorization to Execute Loan Documents:

Section 9.10 is hereby amended by:

A. Adding “(a)” immediately before the words “Each Lender” in the first line of that Section; and

B. Inserting a new Section 9.10(b) immediately after Section 9.10(a), as follows:

“(b) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.10(b) shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.”

1.16	Amendments to Index of Appendices.

The Credit Agreement is hereby amended by adding the following new Annex, in the form set forth in Annex I of this Amendment:

“Annex J Outline of Auction Mechanics.”

1.17	Amendments to Annex A of the Credit Agreement: Definitions.

A. Annex A of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Borrower Affiliated Purchaser” means any of (i) Onex, (ii) the U.S. Borrower, with respect to Buyback Loan Purchases of U.S. Term Loans or (iii) the UK Borrower with respect to Buyback Loan Purchases of Euro Term Loans or Sterling Term Loans, as applicable.

“Buyback Assignment Agreement” means with respect to any assignment to a Borrower Affiliated Purchaser pursuant to Section 9.1(a)(ii) hereof, a Buyback Assignment Agreement in the form supplied by the Administrative Agent to the Lenders at the time the applicable Offer Document is posted to the Lenders on IntraLinks.

“Buyback Assignment Effective Date” as defined in Section 9.1(a)(ii)(D).

“Buyback Certificate” as defined in Section 9.1(a)(ii).

“Buyback Loan Purchase” means any purchase of the Term Loans by a Borrower Affiliated Purchaser pursuant to Section 9.1(a)(ii).

“Equity Contribution” means a cash equity contribution to Holdings from one or more Persons who are Permitted Holders in exchange for Equity Interests in Holdings that are not Disqualified Equity Interests, all of the proceeds of which shall have been promptly contributed by Holdings to one or more of the Borrowers in exchange for common Equity Interests in such Borrowers or as an additional contribution to the paid-in capital of such Borrower, without receiving any additional Equity Interests or cash consideration in exchange therefor, where such proceeds (a) have been contributed after the First Amendment Effective Date and (b) have not been used to consummate an Equity Cure Event (except the Equity Contribution made within 30 days after the First Amendment Effective Date, which may be applied both to a Buyback Loan Purchase and, to the extent permitted by clause (c) of Annex F, an Equity Cure Event).

“Expiration Time” as defined in the Offer Document.

“First Amendment” means that certain First Amendment Agreement to Credit Agreement dated as of December 9, 2008 among the Borrowers, Holdings, the Administrative Agent, the financial institutions and the Guarantors listed on the signature pages thereto.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.

“Maximum Offer Amount” as defined in Annex J.

“Offer” as defined in Section 9.1(a)(ii)(A).

“Offer Document” means the offer document setting forth one or more Offers with respect to each single currency, with accompanying annexes setting forth the outline of auction mechanics (on terms substantially the same as those set forth in Annex J, with such other changes as may be approved by the Administrative Agent) and the form of sale offer for Lenders to submit their bids) posted on IntraLinks® by the Administrative

Agent to the Lenders, as such Offer Document may be amended or modified from time to time in accordance with Section 9.1(a)(ii).

“Projections Review” as defined in Section 5.3.

“Rating Event” means that the Administrative Agent has become aware that Holdings’ corporate family rating from Moody’s and Holdings’ corporate rating from S&P have both been (a) withdrawn or (b) downgraded from the ratings in effect on the First Amendment Effective Date.

“Threshold Price” as defined in Annex J.

B. Annex A of the Credit Agreement is hereby amended by deleting the word “and” before sub-paragraph number “(xiv)” in paragraph (b) of the definition of “Adjusted EBITDA” and adding the words “, and (xv) to the extent the related loss is not otherwise added back pursuant to this clause (b), any non-cash charge resulting from a transaction effected pursuant to Section 9.1(a)(ii) or any non-cash accruals for income tax resulting from any such transaction” after the words “including the Related Transaction” at the end of paragraph (b) of the same definition.

C. Annex A of the Credit Agreement is hereby amended by adding the following proviso at the end of the definition of “Capital Expenditures:”

“provided further, however, that notwithstanding anything contained in the foregoing, “Capital Expenditure” with respect to any Person shall be deemed to include the amount of all cash expenditures in excess of $10,000,000 (or the Dollar Equivalent thereof) incurred during the applicable measuring period associated with or related to any restructurings (whether or not such cash expenditures are classified as a restructuring charge in accordance with GAAP) which are recorded in accordance with GAAP after December 31, 2008. For the avoidance of doubt, any cash expenditures incurred after December 31, 2008 but related to restructuring events pre-dating January 1, 2009 shall not be subject to the limitation contained in the second proviso of the prior sentence.”

D. Annex A of the Credit Agreement is hereby amended by making the following amendments to the definition of “Permitted Encumbrances”:

(i) in paragraph (x) inserting the words “provided such Indebtedness is incurred in the ordinary course of business” after the words “pursuant to Section 6.3(a)(xi)”; and

(ii) in paragraph (y) deleting “$10,000,000” and replacing it with “$2,000,000” and inserting the words “, incurred in the ordinary course of business,” after the words “Liens securing Indebtedness.”

E. Annex A of the Credit Agreement is hereby amended by deleting the definition of “Permitted Holders” in its entirety and replacing it with the following new definition:

“Permitted Holders” means (i) for purposes of the definition of “Change of Control,” Onex and its Affiliates and OMERS Administration Corporation and (ii) for all other purposes, such Equity Interests Holders of Holdings as exist as of the First Amendment Effective Date.

F. Annex A of the Credit Agreement is hereby amended by deleting the definition of “Qualified Assignee” in its entirety and replacing it with the following new definition:

“Qualified Assignee” means any person, other than a natural person, which is (a) a Lender, an Affiliate of a Lender and, with respect to a Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, (b) a commercial bank, savings and loan association or savings bank, or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies or any other entity regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, which, through its applicable lending office, is capable of lending to the applicable Borrower without the imposition of any withholding or similar taxes and (c) solely for the purposes of any purchases of Term Loans in accordance with Section 9.1(a)(ii), any Borrower Affiliated Purchaser; provided that none of the Borrowers, Onex or any Affiliate of Onex or any Borrower shall be a Qualified Assignee except to the extent and solely for the purposes expressly permitted by paragraph (c) of this definition; and provided further that no Person proposed to become a Lender after the Closing Date and acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date and that holds Subordinated Debt or Equity Interests issued by any Credit Party shall be a Qualified Assignee.

1.18	Amendments to Annex E of the Credit Agreement: Financial Statements and Projections.

A. Annex E is hereby amended by adding the words “(or in the case of clause (m), below, agrees to participate in, or procure that the U.S. Borrower participates in)” in the first paragraph after the words “as indicated,” but before the words “the following.”

B. Annex E is hereby amended by adding the following clause (m) after clause (l):

“In addition, Holdings agrees that it shall participate, or shall procure that the U.S. Borrower participates (in either case, represented by senior management and representatives, with appropriate seniority and expertise) in a quarterly update call to discuss the most recently delivered financial statements, recent changes in revenues and the sources relating thereto and the prospects of Holdings and its Subsidiaries, with the Administrative Agent and the participating Lenders, within 10 Business Days (or such later date as may be agreed by the Administrative Agent, in its sole discretion) from the date that the Compliance Certificates are delivered to the Administrative Agent, pursuant to clause (a) and clause (c) above, at a reasonable time (during business hours) to be agreed between Holdings and the Administrative Agent.”

1.19	Amendments to Annex F of the Credit Agreement: Financial Covenants.

A. Annex F is hereby amended by deleting the chart in paragraph (a) in its entirety and replacing it with the following chart:

Period	Maximum Capital Expenditures per Period
Fiscal Year 2008	$65,000,000
Fiscal Year 2009	$60,000,000
Fiscal Year 2010	$70,000,000
Fiscal Year 2011	$80,000,000
Fiscal Year 2012	$90,000,000
Fiscal Year 2013	$95,000,000

B. Annex F is hereby amended by deleting the chart in paragraph (b) in its entirety and replacing it with the following chart:

Four Fiscal Quarter Period Ended	Interest Coverage Ratio
December 31, 2008	2.80:1.00
March 31, 2009	2.80:1.00
June 30, 2009	2.75:1.00
September 30, 2009	2.50:1.00
December 31, 2009	2.55:1.00
March 31, 2010	2.15:1.00
June 30, 2010	2.25:1.00
September 30, 2010	2.30:1.00
December 31, 2010	2.40:1.00
March 31, 2011	2.50:1.00
June 30, 2011	2.65:1.00
September 30, 2011	2.75:1.00
December 31, 2011	4.00:1.00
March 31, 2012	4.00:1.00
June 30, 2012	4.00:1.00
September 30, 2012	4.00:1.00

Four Fiscal Quarter Period Ended	Interest Coverage Ratio
December 31, 2012	4.00:1.00
March 31, 2013	4.00:1.00
June 30, 2013	4.00:1.00
September 30, 2013	4.00:1.00
December 31, 2013	4.00:1.00

C. Annex F is hereby amended by deleting the chart in paragraph (c) in its entirety and replacing it with the following chart:

Four Fiscal Quarter Period Ended	Total Leverage Ratio
December 31, 2008	4.60:1.00
March 31, 2009	4.60:1.00
June 30, 2009	4.45:1.00
September 30, 2009	4.20:1.00
December 31, 2009	3.85:1.00
March 31, 2010	4.35:1.00
June 30, 2010	4.15:1.00
September 30, 2010	4.05:1.00
December 31, 2010	3.80:1.00
March 31, 2011	3.70:1.00
June 30, 2011	3.50:1.00
September 30, 2011	3.25:1.00
December 31, 2011	2.00:1.00
March 31, 2012	2.00:1.00
June 30, 2012	2.00:1.00
September 30, 2012	2.00:1.00
December 31, 2012	2.00:1.00
March 31, 2013	2.00:1.00
June 30, 2013	2.00:1.00
September 30, 2013	2.00:1.00
December 31, 2013	2.00:1.00

D. The second paragraph of clause (c) in Annex F is hereby amended by deleting such paragraph in its entirety and replacing it with the following paragraph:

“If Holdings fails at any time to comply with the financial covenants set forth in clause (b) or (c) with respect to any Fiscal Quarter (each such occurrence, a “Financial Covenant Default”), and no later than ten (10) days after U.S. Borrower delivers Financial Statements to Administrative Agent demonstrating such failure to comply, any Permitted Holder makes (or has made, following the end of the relevant Fiscal Quarter) a cash equity contribution in exchange for Equity Interests of Holdings (that are not Disqualified Equity Interests) or any Affiliate Sub Debt is incurred (or was incurred, following the end of the relevant Fiscal Quarter) by Holdings (any such event, an “Equity Cure Event”), then (i) the amount of such cash equity contribution or Affiliate Sub Debt shall be included in the calculation of Adjusted EBITDA for the purposes of determining compliance with such financial covenants set forth in clause (b) or (c) with respect to such Fiscal Quarter and each of the three succeeding Fiscal Quarters or in the case of one or more Equity Contributions that are made within 30 days after the First Amendment Effective Date with respect to the first Fiscal Quarter of 2009 and each of the three succeeding Fiscal Quarters thereafter and (ii) to the extent that Adjusted EBITDA is increased pursuant to clause (i) above by an amount necessary to ensure that the financial covenants set forth in clause (b) and (c) are complied with any Event of Default that arose as a result of such Financial Covenant Default shall be deemed permanently waived by the Lenders, provided that such contribution was not for any other purpose under this Agreement or other Loan Documents including, without limitation, any Equity Contribution that was used for a Buyback Loan Purchase. Notwithstanding the foregoing the full amount of each Equity Contribution that is made within 30 days after the First Amendment Effective Date shall be included in the calculation of Adjusted EBITDA for the purposes of clause (i) and (ii) above, notwithstanding the fact that such Equity Contribution is also used for a Buyback Loan Purchase; provided however, that if the aggregate amount of Equity Contributions that are made within 30 days after the First Amendment Effective Date exceed $30,000,000, no more than $30,000,000 may be included in the calculation of Adjusted EBITDA for any of the foregoing purposes set forth in this clause (c). In addition, notwithstanding the foregoing, Holdings’ ability to cure Financial Covenant Defaults in the manner described above shall be limited to no more than two Equity Cure Events in any twelve-month period, and no more than four Equity Cure Events in the aggregate during the term of this Agreement. Furthermore, the amount of such equity contributions made pursuant to the foregoing shall not exceed an amount sufficient after application as provided above to cure the related Financial Covenant Default(s); provided that those Equity Contributions made within 30 days after the First Amendment Effective Date which are in an aggregate amount not exceeding $30,000,000 shall not be subject to the limitation contained in this sentence.”

SECTION II. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Execution. Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Credit Parties and (ii) consent and authorization from the Requisite Lenders to execute this Amendment on their behalf.

B. Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, without limitation, (i) in immediately available funds, for the account of each consenting Lender that has evidenced its agreement hereto by noon (New York time) on or before December 9, 2008, a non-refundable consent fee in an amount equal to 0.50% of the aggregate of such Lender’s Loans and Commitments outstanding as of the date hereof and (ii) to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by Holdings or any of the Borrowers hereunder or any other Loan Document.

C. Necessary Consents. Each Credit Party shall have obtained all material consents, including the approvals of its board of directors or similar governing body, necessary or advisable in connection with the transactions contemplated by this Amendment.

This Amendment shall become null and void and of no further force and effect if, without the written consent of the Administrative Agent, acting on behalf of the Requisite Lenders, the Permitted Holders have not: (a) within 30 days after the First Amendment Effective Date, made one or more cash equity contributions in exchange for Equity Interests (that are not Disqualified Equity Interests) of Holdings in an aggregate amount (whether denominated in U.S. Dollars, Sterling or Euro or any combination thereof) of not less than $30,000,000 and (b) on or before January 31, 2009, used at least $15,000,000 of such equity contribution(s) to fund a Buyback Loan Purchase or to voluntarily prepay the Term Loans on a pro rata basis.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Loan Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Loan Documents, to which it is a party, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors’ rights generally and (b) the application of the general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in equity or at law).

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 3 of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) Except as specifically amended by this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Disclosure. Holdings, the Borrowers and the Administrative Agent hereby each advises the Lenders that J. Aron & Company, an affiliate of Goldman Sachs Credit Partners L.P., is party to an Interest Rate Protection Agreement with one or more of the Borrowers. In such transaction, J. Aron & Company is acting solely as a principal (including with respect to any rights and remedies thereunder) and is not in any way acting as an agent or fiduciary for the Borrowers, Holdings or the Lenders or any other person in connection therewith.

C. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

SITEL, LLC

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Director

CLIENTLOGIC HOLDING LIMITED

By:	/s/ Illegible
Name:	Illegible
Title:	Secretary

SITEL CANADA CORPORATION

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

First Amendment to Credit Agreement

GUARANTORS:

SITEL WORLDWIDE CORPORATION

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

1293219 ONTARIO INC.

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

1293220 ONTARIO INC.

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

SITEL MEXICO S.A. DE C.V.

By:	/s/ David Beckman, Jr.
Name:	David Beckman, Jr.
Title:	Secretary

SITEL OPERATING CORPORATION

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

First Amendment to Credit Agreement

SERVICE ZONE HOLDINGS, INC.

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

CATALOG RESOURCES, INC.

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

SITEL INTERNATIONAL HOLDING, INC.

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

SERVICE ZONE, INC.

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

CLIENTLOGIC (UK) HOLDING LIMITED

By:	/s/ Illegible
Name:	Illegible
Title:	Secretary

CLIENTLOGIC LIMITED

By:	/s/ Illegible
Name:	Illegible
Title:	Secretary

First Amendment to Credit Agreement

CLIENTLOGIC (UK) LIMITED

By:	/s/ Illegible
Name:	Illegible
Title:	Secretary

SITEL INTERNATIONAL LLC

By:
Name:
Title:

NATIONAL ACTION FINANCIAL SERVICES, INC.

By:
Name:
Title:

SITEL (BVI) INTERNATIONAL, INC.

By:
Name:
Title:

SITEL TELESERVICES CANADA, INC.

By:
Name:
Title:

SITEL EUROPE LIMITED

By:	/s/ Illegible
Name:	Illegible
Title:	Secretary

First Amendment to Credit Agreement

CLIENTLOGIC (UK) LIMITED

By:
Name:
Title:

SITEL INTERNATIONAL LLC
By:	Sitel Operating Corporation, its sole member

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

NATIONAL ACTION FINANCIAL SERVICES, INC.

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

SITEL (BVI) INTERNATIONAL, INC.
By:	Sitel International, LLC, its sole member
By:	Sitel Operating Corporation, its sole member

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

SITEL TELESERVICES CANADA, INC.

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	President

SITEL EUROPE LIMITED

By:
Name:
Title:

First Amendment to Credit Agreement

SITEL CUSTOMER CARE, INC.

By:	/s/ Craig Jantzi
Name:	Craig Jantzi
Title:	Treasurer

SITEL UK LIMITED

By:	/s/ Illegible
Name:	Illegible
Title:	Illegible

SITEL NEW ZEALAND LIMITED

By:	/s/ Illegible
Name:	Illegible
Title:

First Amendment to Credit Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P., As Administrative Agent

By:	/s/ John Darmanin
John Darmanin
Authorized Signatory

First Amendment to Credit Agreement

ANNEX I

ANNEX J

to

CREDIT AGREEMENT

OUTLINE OF AUCTION MECHANICS

Purchaser	The applicable Borrower Affiliated Purchaser (the “Purchaser”).

Term Loans	All Term Loans stipulated by the applicable Borrower(s) in the Offer Document.

The Purchase Offer	The Purchaser may offer to purchase from Lenders for cash, at any time prior to December 31, 2009, any and all of the Term Loans that are specified by the applicable Borrower(s) in the Offer Document (each, as set forth herein, a “Purchase Offer”). The Purchaser may make a Purchase Offer to purchase Term Loans denominated in any one currency without making a Purchase Offer to purchase Term Loans denominated in any other currency.

In the event that the aggregate principal amount of Term Loans for which validly tendered Sale Offers (defined below) have been received is equal to or less than the relevant Maximum Offer Amount, the Purchaser will purchase all Term Loans validly tendered (without proration) at the respective applicable Bid Price (defined below) for each tendering Lender (each a “Participating Lender” and collectively the “Participating Lenders”).

In the event that the aggregate principal amount of Term Loans for which validly tendered Sale Offers have been received exceeds the relevant Maximum Offer Amount, the Purchaser will purchase all Term Loans tendered (i) below the Threshold Price, without proration at the applicable Bid Price and (ii) at the Threshold Price, on a pro rata basis up to the Maximum Offer Amount at the Threshold Price.

Maximum Offer Amount	The maximum offer amount (the “Maximum Offer Amount”) with respect to any Purchase Offer shall be (a) in the case of Purchase Offers contained in the initial Offer Document, the aggregate amount specified in the Offer Document as the amount of cash that the Purchaser is willing to spend to purchase Term Loans denominated in any single currency and (b) in the case of Purchase Offers contained in subsequent Offer Documents, the aggregate stated principal amount of Term Loans denominated in any single currency that the Purchaser is willing to purchase for cash, as specified in such Offer Document.

Buy Back Cap	No more than $100,000,000 in aggregate stated principal amount of Term Loans may be purchased by the Purchasers in total pursuant to all Purchase Offers.

Threshold Price

The Purchaser shall conduct its Purchase Offers for Term Loans through a Modified Dutch Auction pursuant to which each Participating Lender shall select the price, within a price range specified by the applicable Borrower(s) in the Offer Document, at which such Participating Lender is willing to sell its Term Loans. The Purchaser will not have any obligation to purchase any Term Loans outside of the range specified by the applicable Borrower(s) in the Offer Document nor will any such Sale Offers (as defined below) tendered outside such range be considered in any calculation of the Threshold Price or satisfaction of the Maximum Offer Amount.

The Administrative Agent, in consultation with the Purchaser, will select the lowest purchase price for each Purchase Offer of Term Loans denominated in a single currency (the “Threshold Price”), that will allow the Purchaser to purchase the Maximum Offer Amount for such Term Loans.

1

Annex I – First Amendment to Credit Agreement

Setting the Bid Price	Each Participating Lender must indicate in its (i) sale offer (“Sale Offer”) and (ii) Buyback Assignment Agreement the price (the “Bid Price”) (in multiples of $5, £5 or €5 per $1,000, £1,000, or €1,000, as applicable, stated principal amount) at which such Lender wishes to offer Term Loans denominated in a single currency for sale to the Purchaser.

No Participating Lender is required to tender all of its Term Loans denominated in a single currency at a single price; each Participating Lender may tender different portions of its Term Loans denominated in a single currency at different prices; provided that to the extent a Participating Lender tenders different portions of its Term Loans at different prices as provided above, each such tender will constitute a separate Sale Offer, which will not be contingent on any other Sale Offers by such Participating Lender; provided, further, no Participating Lender may offer to sell Term Loans denominated in a single currency in an amount that exceeds the aggregate principal amount of Term Loans held by such Participating Lender.

Expiration Time	1:00 P.M. New York time on the date stipulated by the Borrower in the Offer Document when each applicable Purchase Offer will expire, as such Expiration Time may be extended pursuant to Section 9.1(a)(ii)(H) of the Credit Agreement.

Conditions to acceptance of the Purchase Offer	Delivery to the Administrative Agent prior to the Expiration Time of a validly executed (i) Buyback Assignment Agreement and (ii) Sale Offer.

No Withdrawal Rights	Any Sale Offer delivered to the Administrative Agent may not be modified, revoked, terminated or cancelled by a Lender.

Notifications

The Administrative Agent (in consultation with the Purchaser) will determine any proration factor and will announce via IntraLinks® on the Business Day following the applicable Expiration Time (i) such proration factor, (ii) the Threshold Price and (iii) the aggregate stated principal amount of Sale Offers received.

The Administrative Agent’s determination of the proration factor and the Threshold Price will be final and binding on the Participating Lenders.

Miscellaneous	All questions as to the form of documents and validity and eligibility (including time of receipt) of Term Loans that are the subject of a Sale Offer will be determined by the Purchaser and the Administrative Agent and their determination will be final and binding. The Purchaser’s and Administrative Agent’s interpretation of the terms and conditions of the Offer Document will be final and binding.

2

Annex I – First Amendment to Credit Agreement

ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex F.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Acquired Business” means SITEL Corporation, a Minnesota corporation.

“Acquisition” means the merger of Stagecoach Acquisition Company, a wholly-owned subsidiary of U.S. Borrower with and into the Acquired Business with the Acquired Business being the survivor thereof.

“Acquisition Agreement” means the Agreement and Plan of Merger dated as of October 12, 2006 among the Acquired Business, Holdings and Stagecoach Acquisition Company, as amended by Amendment No. 1 thereto dated December 8, 2006.

“Acquisition Pro Forma” shall have the meaning ascribed to it in Section 6.1(i)(E).

“Adjusted EBITDA” means, for any applicable period, the sum of

(a) Net Income, plus

(b) to the extent deducted in determining Net Income, the sum of (i) Interest Expense, (ii) Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Tax expense, (iii) depreciation of assets, (iv) amounts attributable to amortization (including amortization of goodwill and other intangible assets), (v) all non-cash charges and items, including all (A) non-cash charges and items associated with restructurings, whether announced previously or in the future, (B) foreign currency income or loss, (C) impairment of intangible assets and write-offs of property, plant and equipment, (D) non-cash stock compensation and (E) non-cash charges and items attributed to Affiliates owned by a Group Member (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), (vi) net cash charges incurred in the applicable period associated with or related to any restructurings (whether or not such charges are classified as a restructuring charge in accordance with GAAP), whether announced previously or in the future, including those related to the Related Transactions, (vii) all amounts in respect of extraordinary losses, (viii) non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements), (ix) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, cash charges in respect of strategic market reviews, management bonuses and early retirement of Indebtedness, and related out-of-pocket expenses incurred by Holdings or any of its Subsidiaries as a result of the Related Transactions, all determined in accordance with GAAP, (x) non-cash or unrealized losses on agreements with respect to Hedging Obligations (excluding mark to market losses), (xi) to the extent non-recurring and not capitalized, any financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of the Borrower and its Subsidiaries incurred as a result of Permitted Acquisitions, Investments, Dispositions permitted hereunder, any amendment or other modification to this Agreement and the issuance of Capital Securities or Indebtedness permitted hereunder, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Permitted Acquisition or Dispositions, (xii) to the extent the related loss is not otherwise added back pursuant to this clause (b), all proceeds actually received of business interruption insurance policies, (xiii) expenses incurred by the Borrower or any Subsidiary to the extent actually reimbursed in cash by a third party, (xiv) to the extent permitted hereunder the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Permitted Holders and the amount of reasonable and customary investment banking fees paid to the Permitted Holders for services rendered to Holdings or any of its Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, including the Related Transaction, (xv) to the extent the related loss is not otherwise added back pursuant to this clause (b), any non-cash charge resulting from a transaction effected pursuant to Section 9.1(a)(ii) or any non-cash accruals for income tax resulting from any such transaction and (xvi) any losses resulting from any currency fluctuations in connection with the prepayment of Term Loans with the proceeds of the Senior Notes; minus

(c) to the extent included in determining such Net Income, the sum of (i) all amounts in respect of extraordinary gains, (ii) non-cash gains on agreements with respect to Hedging Obligations (excluding mark to market gains), (iii) reversals (in whole or in part) of any restructuring charges previously treated as non-cash charges in any prior period, (iv) non-cash items increasing such Net Income for such period, other than (A) the accrual of revenue consistent with past practice (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), (B) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Adjusted EBITDA in a prior period, (C) non-cash incentive grant income from any Governmental Authority (whether in the form of forgiveness of a loan or lease, or otherwise) and (D) non-cash income attributable to Affiliates owned by a Group Member hereunder and (v) any after- tax gains or losses attributable to Dispositions or returned surplus assets of any Pension Plan.

Notwithstanding anything to the contrary contained herein, (a) Adjusted EBITDA shall be deemed to be (i) $34,815,000 for the first Fiscal Quarter of the 2006 Fiscal Year, (ii) $33,229,000 for the second Fiscal Quarter of the 2006 Fiscal Year, (iii) $30,689,000 for the third Fiscal Quarter of the 2006 Fiscal Year and (iv) $38,500,000 for the fourth Fiscal Quarter of the 2006 Fiscal Year and after financials are available for such period, actual Adjusted EBITDA for such Fiscal Quarter, (b) Adjusted EBITDA shall be increased by $8,000,000 for the first Fiscal Quarter of the 2007 Fiscal Year to account for the Adjusted EBITDA of the Acquired Business for the period from January 1, 2007 to January 30, 2007 and (c) Adjusted EBITDA shall be increased by (i) $28,700,000 for the four Fiscal Quarter period ending March 31, 2007 (ii) $24,200,000 for the four Fiscal Quarter period ending June 30, 2007 and (iii) $13,700,000 for the four Fiscal Quarter period ending September 30, 2007, in each case to account for anticipated synergies as a result of the Acquisition.

“Administrative Agent” has the meaning ascribed to it in the preamble to the Agreement.

“Administrative Agent’s Spot Rate of Exchange” means the rate determined by Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (in the applicable time zone) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that Administrative Agent may obtain such spot rate from another financial institution designated by Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Advance” means any Revolving Credit Advance or any Swing Line Advance, as the context may require.

“Affected Lender” has the meaning ascribed to it in Section 1.12(d).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Equity Interests having ordinary voting power in the election of directors of such Person, and (b) each Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of Holdings or any of its Subsidiaries and (b) neither Agents nor any Lender shall be an Affiliate.

“Affiliate Sub Debt” means unsecured Indebtedness of Holdings:

(a) that is held by any Permitted Holder (but only if such holder is an “insider” for purposes of the Bankruptcy Code, and so long as any such Permitted Holder is not Holdings or any its Subsidiaries);

(b) as to which no cash payments of principal or interest may be made prior to the Term Loans Maturity Date;

(c) that is subject to an Affiliate Subordination Agreement, in substantially the form of Exhibit A (with such modifications as may be agreed to by the Administrative Agent in its reasonable judgment) among Holdings, the holder of such Affiliate Sub Debt and Administrative Agent; and

(d) which is unsecured, does not amortize, mature or become mandatorily prepayable prior to six (6) months after the Term Loans Maturity Date.

“Agent” means each of Administrative Agent, Collateral Agent and Syndication Agent and their permitted sub-agents.

“Agent Affiliate” has the meaning ascribed to it in Section 11.10(b).

“Agreement” means the Credit Agreement, dated as of January 30, 2007, among Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto, GSCP, as Joint Lead Arranger and Joint Bookrunner, Administrative Agent and Collateral Agent, GE Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, and GE Capital, as Syndication Agent as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Applicable EURIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the EURIBOR Rate applicable to a Loan, as determined by reference to Section 1.5(a).

“Applicable Euro Term Loan EURIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the EURIBOR Rate applicable to a Loan, as determined by reference to Section 1.5(a).

“Applicable Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to a Loan, as determined by reference to Section 1.5(a).

“Applicable L/C Margin” means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

“Applicable LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to a Loan, as determined by reference to Section 1.5(a).

“Applicable Margins” means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Index Margin, the Applicable LIBOR Margin, the Applicable EURIBOR Margin and the Applicable BA Rate Margin, the Applicable Euro Term Loan EURIBOR Margin, the Applicable U.S. Term Loan LIBOR Margin and the Applicable U.S. Term Loan Index Margin.

“Applicable U.S. Term Loan LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to a Loan, as determined by reference to Section 1.5(a).

“Applicable U.S. Term Loan Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to a Loan, as determined by reference to Section 1.5(a).

“Applicable LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to a Loan, as determined by reference to Section 1.5(a).

“Applicable Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.6(b), which fee is determined by reference to Section 1.5(a).

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).

“BA Rate” means, in respect of any proposed BA Rate Loan, the rate per annum determined by Administrative Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollars bankers’ acceptances) applicable to Canadian Dollars bankers’ acceptances with a term comparable to such proposed BA Rate Loan as of 10:00 a.m. (Toronto time) on the date of such proposed BA Rate Loan. If for any reason the Reuters Monitor Screen rates are unavailable, BA Rate means the rate of interest determined by Administrative Agent that is equal to the arithmetic mean (rounded upwards to the nearest basis point) of the rates quoted by The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce in respect of Canadian Dollars bankers’ acceptances with a term comparable to such proposed BA Rate Loan. No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

“BA Rate Loan” means a Loan or any portion thereof bearing interest by reference to the BA Rate.

“BA Rate Period” means, with respect to any BA Rate Loan, a period commencing on a Business Day selected by the Canadian Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by the Canadian Borrower’s irrevocable notice to Administrative Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to BA Rate Periods is subject to the following:

(a) if any BA Rate Period would otherwise end on a day that is not a Business Day, such BA Rate Period shall be extended to the next succeeding Business Day;

(b) any BA Rate Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) Business Days prior to such applicable date;

(c) the Canadian Borrower shall select BA Rate Periods so as not to require a payment or prepayment of any BA Rate Loan during a BA Rate Period for such Loan; and

(d) the Canadian Borrower shall select BA Rate Periods so that there shall be no more than 10 separate BA Rate Loans in existence at any one time.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Belgian Collateral Documents” means each of the following documents: a share pledge agreement in respect of all shares in Sitel Belgium NV and a receivables pledge agreement from Sitel Belgium NV and any supporting documentation required to be delivered in connection with the foregoing (including for each Belgian Guarantor, the resolutions of its Board of Directors, which shall set out the reasons why the Board of Directors of that Belgian Guarantor considered that its entry into a Guaranty, and in particular the assumption of its guarantee obligations thereunder and the granting of security pursuant thereto, is of benefit to that Belgian Guarantor).

“BOC Overnight Rate” means, for any day, a floating rate of interest equal to the “target for the overnight rate” then in effect, as determined by the Bank of Canada.

“Borrower Affiliated Purchaser” means any of (i) Onex, (ii) the U.S. Borrower, with respect to Buyback Loan Purchases of U.S. Term Loans or (iii) the UK Borrower with respect to Buyback Loan Purchases of Euro Term Loans or Sterling Term Loans, as applicable.

“Borrowers” has the meaning ascribed thereto in the preamble to the Agreement.

“Brazilian Collateral Documents” means each of the following documents: (i) the Quota Pledge Agreement by and among SITEL (BVI) International, Inc., SITEL International, and Goldman Sachs Credit Partners L.P. in its capacity as Administrative Agent and Collateral Agent for the Secured Parties, (ii) the Receivables Pledge Agreement between SITEL Do Brasil Ltda and and Goldman Sachs Credit Partners L.P. in its capacity as Administrative Agent and Collateral Agent for the Secured Parties, and (iii) any supporting documentation required to be delivered in connection with the foregoing.

“British Virgin Islands Collateral Documents” means each of the following documents: (i) the Share Charge by SITEL International, LLC in favor of Goldman Sachs Credit Partners L.P., as Administrative agent and Collateral agent for the Secured Parties and (ii) any supporting documentation required to be delivered in connection with the foregoing.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the Province of Ontario and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Buyback Assignment Agreement” means with respect to any assignment to a Borrower Affiliated Purchaser pursuant to Section 9.1(a)(ii) hereof, a Buyback Assignment Agreement in the form supplied by the Administrative Agent to the Lenders at the time the applicable Offer Document is posted to the Lenders on IntraLinks.®

“Buyback Assignment Effective Date” as defined in Section 9.1(a)(ii)(D).

“Buyback Certificate” as defined in Section 9.1(a)(ii).

“Buyback Loan Purchase” means any purchase of the Term Loans by a Borrower Affiliated Purchaser pursuant to Section 9.1(a)(ii).

“Canadian Borrower” means has the meaning ascribed to it in the preamble to the Agreement.

“Canadian Borrowing Availability” means as of any date of determination (i) the Canadian Maximum Amount, less (ii) the sum of the Dollar Equivalent of the Canadian Revolving Loan and the Dollar Equivalent of the Canadian Dollars Swing Line Loan then outstanding.

“Canadian Cash Collateral” has the meaning ascribed to it in Annex C.

“Canadian Collateral Documents” means each of the following documents: (i) the Security Agreement by and among 1293219 Ontario Inc., 1293220 Ontario Inc., SITEL Teleservices Canada Inc., SITEL Customer Care, Inc., ClientLogic Canada Corporation, and Goldman Sachs Credit Partners L.P., as collateral agent for the Secured Parties and (ii) any supporting documentation required to be delivered in connection with the foregoing.

“Canadian Credit Party” means a Credit Party organized under the laws of Canada or a province thereof.

“Canadian Dollars” and “C$” shall mean lawful money of Canada.

“Canadian Dollars Collection Account” means such account as specified in writing by Administrative Agent as the “Canadian Dollars Collection Account.”

“Canadian Dollars Swing Line Advance” has the meaning ascribed to it in Section 1.1(d)(i).

“Canadian Dollars Swing Line Availability” means the lesser of (i) (A) the Canadian Dollars Swing Line Commitment less (B) the Dollar Equivalent of the aggregate outstanding balance of the Canadian Dollars Swing Line Loan at such time and (ii) (A) the Canadian Maximum Amount, less (B) the aggregate outstanding balance of the Dollar Equivalent of Canadian Revolving Loan and the outstanding balance of the Dollar Equivalent of Canadian Dollars Swing Line Loan at such time.

“Canadian Dollars Swing Line Commitment” means, as to the Canadian Dollars Swing Line Lender, the commitment of the Canadian Dollars Swing Line Lender to make Canadian Dollars Swing Line Advances in an amount equal to $6,000,000, which commitment constitutes a subfacility of the Canadian Revolving Loan Commitment.

“Canadian Dollars Swing Line Lender” means Bank of America, through its Canada Branch.

“Canadian Dollars Swing Line Loan” means at any time, the aggregate amount of Canadian Dollars Swing Line Advances outstanding to Canadian Borrower.

“Canadian Dollars Swing Line Note” has the meaning ascribed to it in Section 1.1(d)(ii).

“Canadian L/C Issuer” means issuers of Canadian Letters of Credit to Canadian Borrower as contemplated by the Agreement.

“Canadian L/C Sublimit” has the meaning ascribed to it in Annex C.

“Canadian Lender” means any Person permitted under Canadian law to carry on business in Canada in accordance with the terms of this Agreement and that is either (i) not a non-resident of Canada for the purposes of the Income Tax Act (Canada), as now in effect, (ii) an authorized foreign bank deemed to be resident in Canada for purposes of Part XIII of the Income Tax Act (Canada), as now in effect, in respect of all amounts payable to such Person pursuant to Canadian Revolving Loans made by it in respect of its Canadian banking business or (iii) a Canadian partnership, within the meaning of that term for the purposes of paragraph 212(13.1)(b) of the Income Tax Act (Canada), as now in effect.

“Canadian Letter of Credit” means documentary or standby letters of credit issued for the account of Canadian Borrower by any L/C Issuer for which Administrative Agent and Lenders have incurred Canadian Letter of Credit Obligations.

“Canadian Letter of Credit Fee” has the meaning ascribed to it in Annex C.

“Canadian Letter of Credit Obligations” means all outstanding obligations incurred by Administrative Agent, Lenders and L/C Issuer at the request of Canadian Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Canadian Letters of Credit by the L/C Issuer or the purchase of a participation as set forth in Annex C with respect to any Canadian Letter of Credit. The amount of such Canadian Letter of Credit Obligations shall equal the maximum amount that may be payable by L/C Issuer, Administrative Agent or Lenders thereupon or pursuant thereto.

“Canadian Loan Account” shall have the meaning ascribed to it in Section 1.9(b).

“Canadian Loans” means, collectively, the Canadian Revolving Loan and the Canadian Dollars Swing Line Loan.

“Canadian Maximum Amount” means, as of any date of determination, an amount equal to the Canadian Revolving Loan Commitment of all Lenders as of that date.

“Canadian Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Canadian Revolving Loan or the Canadian Dollars Swing Line Loan, the percentage obtained by dividing (i) the Canadian Revolving Loan Commitment of that Lender by (ii) the aggregate Canadian Revolving Loan Commitments of all Lenders, and (b) with respect to all Canadian Revolving Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Canadian Revolving Loans held by that Lender, by (ii) the outstanding principal balance of the Canadian Revolving Loans held by all Lenders.

“Canadian Requisite Revolving Lenders” means Lenders having (a) more than 50% of the Canadian Revolving Loan Commitments of all Lenders, or (b) if the Canadian Revolving Loan Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Canadian Revolving Loan.

“Canadian Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)-2(i).

“Canadian Revolving Lenders” means, as of any date of determination, Lenders having a Canadian Revolving Loan Commitment.

“Canadian Revolving Loan” means, at any time, the sum of (i) the Dollar Equivalent aggregate amount of Canadian Revolving Credit Advances outstanding to Canadian Borrower plus (ii) the Dollar Equivalent of the aggregate Canadian Letter of Credit Obligations incurred on behalf of Canadian Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Canadian Revolving Loan shall include the outstanding balance of Canadian Letter of Credit Obligations.

“Canadian Revolving Loan Commitment” means (a) as to any Canadian Revolving Lender, the aggregate commitment in U.S. Dollars of such Canadian Revolving Lender to make Canadian Revolving Credit Advances or incur Canadian Letter of Credit Obligations as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Canadian Revolving Lender and (b) as to all Canadian Revolving Lenders, the aggregate commitment in U.S. Dollars of all Canadian Revolving Lenders to make Canadian Revolving Credit Advances or incur Canadian Letter of Credit Obligations, which aggregate commitment shall be $7,000,000 on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Canadian Revolving Note” has the meaning ascribed to it in Section 1.1(a)-2(ii).

“CapEx Pull-Forward Amount” has the meaning ascribed to it in Annex F.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP; provided that Capital Expenditures shall not include any such expenditures which constitute any of the following, without duplication: (a) a Permitted Acquisition, (b) to the extent permitted to be reinvested by this Agreement capital expenditures consisting of Net Cash Payments not otherwise required to be used to repay the Loans, (c) capital expenditures made utilizing Excluded Equity Proceeds or the proceeds of an Initial Public Offering, (d) imputed interest capitalized during such period incurred in connection with Capitalized Lease Obligations not paid or payable in cash, (e) the portion of the purchase price of any equipment that would otherwise be considered to be a capital expenditure to the extent it consists of a trade in or swap of equipment previously owned by a Borrower or any Subsidiary, in the ordinary course of business, and (f) any capital expenditure made in connection with the Related Transactions as a result of the transfer of assets of the Acquired Business, provided further, however, that notwithstanding anything contained in the foregoing, “Capital Expenditure” with respect to any Person shall be deemed to include the amount of all cash expenditures in excess of $10,000,000 (or the Dollar Equivalent thereof) incurred during the applicable measuring period associated with or related to any restructurings (whether or not such cash expenditures are classified as a restructuring charge in accordance with GAAP) which are recorded in accordance with GAAP after December 31, 2008. For the avoidance of doubt, any cash expenditures incurred after December 31, 2008 but related to restructuring events pre-dating January 1, 2009 shall not be subject to the limitation contained in the second proviso of the prior sentence.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capitalized Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means, at any time:

(a) any investment in readily marketable direct obligations of (or unconditionally guaranteed by) the United States or a State thereof or the government of Canada or any province thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof or the government of Canada or any province thereof) maturing not more than one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(b) commercial paper not convertible or exchangeable to any other security, for which a recognized trading market exists and maturing not more than 270 days from the date of issue, which is issued by a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A 1 or higher by S&P or P 1 or higher by Moody’s;

(c) any certificate of deposit maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) any other bank or financial institution approved by Administrative Agent;

(d) with respect to any Foreign Subsidiary, non-Dollar denominated certificates of deposit maturing not more than one year after its date of issuance, which is issued by a commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office or principal place of business or is organized provided such country is a member of the Organization for Economic Cooperation and Development, and which has (A) a short-term commercial paper rating from S&P of at least “A-1” or the equivalent thereof or from Moody’s of at least “P-1” or the equivalent thereof and (B) a combined capital and surplus greater than $500,000,000 (any such bank being an “Approved Foreign Bank”); and

(e) readily marketable debt obligations issued or directly and fully guaranteed or insured by the government of any member state of the European Economic Area or any Participating Member State or an agency or instrumentality thereof having an equivalent credit rating to such government, maturing not more than one year after the relevant date of calculation and not convertible or exchangeable to any other security; provided that the full faith and credit of any such member nation of the European Union is pledged in support thereof.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means that (a) the Permitted Holders cease to own and control, directly or indirectly, (x) at all times prior to the Initial Public Offering, at least 50% of all voting rights associated with ownership of the outstanding Equity Interests of Holdings on a fully diluted basis, and (y) at all times on or after the Initial Public Offering, at least 30% of the issued and outstanding shares of Equity Interests of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances, (b) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Equity Interests of the U.S. Borrower; or (c) at any time after the Initial Public Offering, any event, transaction or occurrence as a result of which (i) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) (other than the Permitted Holders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) in excess of the beneficial ownership held by the Permitted Holders of the issued and outstanding shares of Equity Interests of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; or (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Equity Interests Holders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“CLI3L” means CLI3L e-Services Limited, a corporation organized under the laws of India.

“ClientLogic Philippines” means ClientLogic Philippines, Inc., a corporation organized under the laws of the Philippines.

“Closing Date” means January 30, 2007.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property subject to a Lien in favor of the Collateral Agent, on behalf of itself and Secured Parties, under the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that is subject to a Lien in favor of Collateral Agent, on behalf of itself and Secured Parties, to secure the Obligations.

“Collateral Agent” has the meaning ascribed to it in the preamble to the Agreement.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, Belgian Collateral Documents, Brazilian Collateral Documents, British Virgin Islands Collateral Documents, Canadian Collateral

Documents, UK Collateral Documents, German Collateral Documents, Irish Collateral Documents, Mexican Collateral Documents, Dutch Collateral Documents, Panamanian Collateral Documents, New Zealand Collateral Documents, Philippines Collateral Documents, Spanish Collateral Documents and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collection Account” means each of the U.S. Dollars Collection Account, the Canadian Dollars Collection Account, the Sterling Collection Account and the Euro Collection Account.

“Commitments” means, collectively, of the Revolving Loan Commitments and the Term Loan Commitments.

“Commitment Termination Date” means the earliest of (a) January 30, 2013, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, Annex C and Annex D, and the permanent reduction of the Commitments to the Dollar Equivalent of zero U.S. Dollars ($0).

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any Fiscal Year, the excess (if any), of Adjusted EBITDA for such Fiscal Year minus the sum (for such Fiscal Year) of (i) Interest Expense paid in cash by the Holdings and its Subsidiaries, (ii) scheduled cash principal repayments with respect to permanent reduction of Indebtedness, to the extent actually made and permitted to be made hereunder, (iii) all Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Taxes actually paid in cash or payable (only to the extent related to Taxes associated with such Fiscal Year) by Holdings and its Subsidiaries, (iv) Capital Expenditures to the extent (x) actually paid in cash by Holdings and its Subsidiaries in such Fiscal Year or (y) committed to be made by Holdings and its Subsidiaries and that are permitted to be carried forward to the next succeeding Fiscal Year pursuant to Exhibit F; provided, that the amounts deducted from Excess Cash Flow pursuant to preceding clause (y) shall not thereafter be deducted in the determination of Excess Cash Flow for the Fiscal Year during which such payments were actually made and lease payments made in respect of Capitalized Lease Obligations (net of any proceeds of (I) any related financings with respect to such expenditures and (II) any sales of assets used to finance such expenditures) (v) the portion of the purchase price paid in cash with respect to Permitted Acquisitions and Permitted Joint

Ventures (net of any proceeds of (y) any related financings with respect to such acquisitions and (z) any sales of assets used to finance such acquisitions), (vi) charges actually paid in cash associated with or related to any restructurings (whether or not such charges are classified as a restructuring charge in accordance with GAAP), whether announced previously or in the future, including those related to the Related Transactions, (vii) amounts paid in cash during such period described in clauses (vii), (ix), (xi) and (xiv) of the definition of Adjusted EBITDA, (viii) non-cash incentive grant income from any Governmental Authority (whether in the form of forgiveness of a loan or lease, or otherwise) to the extent not paid or received in cash by any Credit Party, (ix) non-cash income attributable to Affiliates owned by a Group Member to the extent not paid or received in cash by any Credit Party, (x) to the extent not otherwise deducted in determining Consolidated Excess Cash Flow, any other one-time expenses, charges or losses that are paid in cash and not otherwise financed, (xi) with respect to the first Fiscal Quarter of the 2007 Fiscal Year, the amount by which Adjusted EBITDA is increased pursuant to clause (b) of the last paragraph of the definition of “Adjusted EBITDA”, and (xii) the amount of the net increase (if any) of the Consolidated Working Capital Adjustment plus any amount applied to reduce the payment pursuant to Section 1.3(b)(v) and deducted from Consolidated Excess Cash Flow from the immediately preceding Fiscal Year pursuant to clause (ii) thereof.

“Consolidated Secured Debt” means, as at any date of determination, Total Debt minus any Indebtedness that is included in Total Debt but is not secured by a Lien on any assets or equity interests of Holdings or any of its Subsidiaries.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Copyright License” means any written agreement to which any Credit Party is a party granting any right in, to or under any Copyright, including the grant of rights to print, publish, publicly perform, display, copy, create derivative works of, distribute, exploit, and sell materials derived from any Copyright.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Collateral Agent, on behalf of itself and Secured Parties, by each applicable Credit Party, in each case securing the Obligations.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights, copyrightable works, and General Intangibles of like nature (whether registered or unregistered and whether published or unpublished), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof, (c) all rights to sue or recover for past, present, and future infringements thereof, (d) Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit, and (e) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Credit Parties” means Borrowers and each Guarantor.

“DAM” means the mechanism for the allocation and exchange of interests in the Loans and collections thereunder established under Section 12.

“DAM Dollar Lender” means any Lender that has made or holds any Loan other than U.S. Loans.

“DAM Exchange” means the exchange of the Lenders’ interests provided for in Section 12.1.

“DAM Exchange Date” means the date on which (a) any event referred to in Section 8.1(g) or 8.1(h) shall occur in respect of U.S. Borrower or any Domestic Guarantor or (b) an acceleration of the maturity of all of the Loans pursuant to Section 8 of the Agreement shall occur.

“DAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent (determined on the basis of Administrative Agent’s Spot Rate of Exchange prevailing on the DAM Exchange Date) of the Obligations owed to such Lender on the DAM Exchange Date (excluding such Lender’s participation in the aggregate amount of Letters of Credit outstanding immediately prior to the DAM Exchange Date) and (b) the denominator shall be the aggregate Dollar Equivalent (as so determined) of the Obligations owed to all the Lenders on the DAM Exchange Date (excluding the aggregate amount of Letters of Credit outstanding immediately prior to such DAM Exchange Date). For purposes of computing each Lender’s DAM Percentage, all Obligations which are denominated in Euro, Canadian Dollars or Sterling shall be translated into Dollars at Administrative Agent’s Spot Rate of Exchange in effect on the DAM Exchange Date.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender which has refused to make available any Loan, Advance or Letter of Credit or notified Administrative Agent or the Borrowers that it does not intend to comply with the obligations under Section 1.1 or 1.2.

“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules in the Index to the Agreement.

“Disposition” shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) of Borrowers or any of its Subsidiaries to any other Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loans Maturity Date.

“Documents” means any “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollar Equivalent” means, for any amount, the amount thereof denominated in U.S. Dollars and the Equivalent Amount in U.S. Dollars of any such amount denominated in Euro, Sterling, Canadian Dollars or any other currency.

“Domestic Guarantor” means Holdings and each Domestic Subsidiary of Holdings that executes a Guaranty other than U.S. Borrower.

“Domestic Subsidiary” means each Subsidiary of Holdings other than the Foreign Subsidiaries.

“Dutch Collateral Documents” means each of the following documents: (i) an undisclosed private deed of pledge of trade receivables, by and between ClientLogic B.V., ClientLogic Nederland B.V., Systems Integrated Telemarketing Netherlands B.V. as pledgors and the Administrative Agent as pledgee, (ii) a disclosed private deed of pledge of intra-group receivables, by and between ClientLogic B.V., ClientLogic Nederland B.V., Systems Integrated Telemarketing Netherlands B.V. as pledgors and the Administrative Agent as pledgee; (iii) a private deed of pledge of movable assets, by and between ClientLogic B.V., ClientLogic (Nederland) B.V., Systems Integrated Telemarketing Netherlands B.V. as pledgors and the Administrative Agent as pledgee; (iv) a notarial deed of share pledge, by and between ClientLogic (UK) Holding Limited as pledgor, the Administrative Agent as pledgee and ClientLogic B.V.; (v) a notarial deed of share pledge, by and between and ClientLogic B.V. as pledgor, the Administrative Agent as pledgee and ClientLogic Nederland B.V., (vi) a notarial deed of share pledge, by and between Sitel Europe Limited as pledgor, the Administrative Agent as pledgee and Systems Integrated Telemarketing Netherlands B.V and (vii) any supporting documentation required to be delivered in connection with the foregoing.

“E-Fax” means any system used to receive or transmit faxes electronically.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Equity Contribution” means a cash equity contribution to Holdings from one or more Persons who are Permitted Holders in exchange for Equity Interests in Holdings that are not Disqualified Equity Interests, all of the proceeds of which shall have been promptly contributed by Holdings to one or more of the Borrowers in exchange for common Equity Interests in such Borrowers or as an additional contribution to the paid-in capital of such Borrower, without receiving any additional Equity Interests or cash consideration in exchange therefor, where such proceeds (a) have been contributed after the First Amendment Effective Date and (b) have not been used to consummate an Equity Cure Event (except the Equity Contribution made within 30 days after the First Amendment Effective Date, which may be applied both to a Buyback Loan Purchase and, to the extent permitted by clause (c) of Annex F, an Equity Cure Event).

“Equity Interests” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or other entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Equity Interests Holder” means, with respect to any Person, each holder of Equity Interests of such Person.

“Equivalent Amount” means, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from the conversion of the relevant amount of the first currency into the second currency, at Administrative Agent’s Spot Rate of Exchange, on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Pension Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Pension Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under

Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“E-System” means any electronic system, including Intralinks®, Syndtrak, and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent, any of its Affiliates, or any of such Person’s respective officers, directors, employees, attorneys, agents and representatives or any other Person, providing for access to data protected by passcodes or other security system.

“EURIBOR Business Day” means a Business Day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system (“TARGET”) is also open for the settlement of payments in Euro.

“EURIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the EURIBOR Rate.

“EURIBOR Period” means, with respect to any EURIBOR Loan, each period commencing on a EURIBOR Business Day selected by UK Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by UK Borrower’s irrevocable notice to Administrative Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to EURIBOR Periods is subject to the following:

(a) if any EURIBOR Period would otherwise end on a day that is not a EURIBOR Business Day, such EURIBOR Period shall be extended to the next succeeding EURIBOR Business Day unless the result of such extension would be to carry such EURIBOR Period into another calendar month in which event such EURIBOR Period shall end on the immediately preceding EURIBOR Business Day;

(b) any EURIBOR Period that would otherwise extend beyond the Commitment Termination Date, in the case of Revolving Credit Advances or the Term Loans Maturity Date, in the case of Term Loans, shall end two (2) EURIBOR Business Days prior to such applicable date;

(c) any EURIBOR Period that begins on the last EURIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such EURIBOR Period) shall end on the last EURIBOR Business Day of a calendar month;

(d) UK Borrower shall select EURIBOR Periods so as not to require a payment or prepayment of any EURIBOR Loan during a EURIBOR Period for such Loan; and

(e) UK Borrower shall select EURIBOR Periods so that there shall be no more than 10 separate EURIBOR Loans in existence at any one time.

“EURIBOR Rate” means, in relation to the Euro Term Loan, Euro Swing Line Loan and UK Revolving Credit Advances:

(a) the applicable EURIBOR Screen Rate; or

(b) (if no EURIBOR Screen Rate is available for the EURIBOR Period of that Loan) the arithmetic mean of the rates (rounded upwards to six decimal places) as supplied to Administrative Agent at its request quoted by the Reference Banks to leading banks in the European interbank market.

“EURIBOR Screen Rate” means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the UK Borrower and the Lenders.

“Euro” and “€” shall mean the single currency of the Participating Member States of the European Union.

“Euro Collection Account” means such account as specified in writing by Administrative Agent as the “Euro Collection Account.”

“Euro Equivalent” means for any Obligations outstanding under the UK Revolving Loan Commitment, the amount thereof denominated in Euro and the Equivalent Amount in Euro of any such Obligation denominated in Sterling.

“Euro Swing Line Advance” has the meaning ascribed to it in Section 1.1(e)(i).

“Euro Swing Line Availability” means the lesser of (i) (A) the Euro Swing Line Commitment less (B) the Dollar Equivalent of the aggregate outstanding balance of the Euro Swing Line Loan at such time and (ii) (A) the UK Maximum Amount, less (B) the aggregate outstanding balance of the Dollar Equivalent of UK Revolving Loan and the Dollar Equivalent of Euro Swing Line Loan and Sterling Swing Line Loan at such time.

“Euro Swing Line Commitment” means, as to the Euro Swing Line Lender, the commitment of the Euro Swing Line Lender to make Euro Swing Line Advances in an amount equal to $6,000,000, which commitment constitutes a subfacility of the UK Revolving Loan Commitment of the Euro Swing Line Lender.

“Euro Swing Line Lender” means Goldman Sachs Credit Partners L.P.

“Euro Swing Line Loan” means at any time, the aggregate amount of Euro Swing Line Advances outstanding to UK Borrower.

“Euro Swing Line Note” has the meaning ascribed to it in Section 1.1(e)(ii).

“Euro Term Lenders” means, as of any date of determination, Lenders having a Euro Term Loan Commitment.

“Euro Term Loan” has the meaning ascribed to it in Section 1.1(b)-2(i).

“Euro Term Loan Commitment” means (a) as to any Euro Term Lender, the aggregate commitment in Euro of such Euro Term Lender to make Euro Term Loans as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Euro Term Lender and (b) as to all Euro Term Lenders, the aggregate commitment in Euro of all Euro Term Lenders to make Euro Term Loans, which aggregate commitment shall be €51,447,419.48 on the Closing Date.

“Euro Term Note” has the meaning ascribed to it in Section 1.1(b)-2(i).

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Excluded Equity Proceeds” means any cash proceeds which result from (a) the sale or issuance of Equity Interests of Holdings to any Permitted Holders or (b) capital contributions made to Holdings directly or indirectly by the Permitted Holders.

“Expiration Time” as defined in the Offer Document.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means that certain letter, dated as of December 7, 2006, between GSCP, GE Capital and Holdings with respect to certain Fees to be paid from time to time by Holdings to GSCP and GE Capital.

“Fees” means any and all fees payable to Agents or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex F.

“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Holdings delivered in accordance with Annex E.

“First Amendment” means that certain First Amendment Agreement to Credit Agreement dated as of December 9, 2008 among the Borrowers, Holdings, the Administrative Agent, the financial institutions and the Guarantors listed on the signature pages thereto.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.

“Fiscal Quarter” means any of the quarterly accounting periods of Holdings, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Holdings ending on December 31 of each year.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign Guarantors” means each Foreign Subsidiary required by the terms of this Agreement to execute the Guaranty.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Participant” means any Participant that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan maintained by Holdings or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States, any State thereof or any other political subdivision thereof.

“Foreign Subsidiary” means any Subsidiary of Holdings that is organized under the laws of a jurisdiction outside of the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex F to the Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, domain names, and all applications therefor, registrations, issues and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Equity Interests and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“German Collateral Documents” means each of the following documents: (i) the share pledge agreement regarding the shares in ClientLogic Beteiligungs GmbH, (ii) the security assignment of receivables regarding receivables of ClientLogic Beteiligungs GmbH, (iii) the interest pledge agreement regarding all partnership interests in ClientLogic GmbH & Co. KG, (including the pledge of the general partners’ interest in ClientLogic GmbH & Co. KG), (iv) the security assignment of receivables regarding receivables of ClientLogic GmbH & Co. KG, (v) the security transfer agreement regarding movable assets of ClientLogic GmbH & Co. KG, (vi) the share pledge agreement regarding all shares in ClientLogic Verwaltungs GmbH, (vii) the share pledge agreement regarding all shares in SRM Inkasso GmbH, (viii) the security assignment of receivables regarding receivables of SRM Inkasso GmbH, (ix) the security transfer agreement regarding movable assets of SRM Inkasso GmbH, (x) the share pledge agreement regarding all shares in Sitel GmbH, (xi) the security assignment of receivables regarding all receivables of Sitel GmbH, (xii) the security transfer agreement regarding all movable assets of Sitel GmbH, (xiii) any other documents governed by the laws of the Federal Republic of Germany and entered into in order to secure the obligations of the Credit Parties under or in connection with this Agreement and (xiv) any supporting documentation required to be delivered in connection with the foregoing.

“Goods” means any “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Granting Lender” has the meaning ascribed to it in Section 9.1(f).

“Group Members” means Holdings and each of its Subsidiaries from time to time (including the Acquired Business and its Subsidiaries on and after the date of the Acquisition).

“GSCP” means Goldman Sachs Credit Partners L.P.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranty” means the Guaranty of even date herewith executed by each Guarantor in favor of Collateral Agent, on behalf of itself and Secured Parties and any other guaranty executed by any Guarantor in favor of Collateral Agent and the Secured Parties in respect of the Obligations.

“Guarantors” means Holdings, each Subsidiary that executes a Guaranty and each other Person, if any, that executes a guaranty or other similar agreement in favor of Collateral Agent, for itself and the ratable benefit of Secured Parties, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hedging Agreement” means, for any Person, (i) any Interest Rate Protection Agreement of such Person and (ii) any arrangement permitted hereunder between such Person and one or more financial institutions providing for the transfer or mitigation of currency risks either generally or under specific contingencies and not for speculative purposes.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under Hedging Agreements and Swap Related Reimbursement Obligations.

“Holdings” means ClientLogic Corporation, a Delaware corporation.

“Immaterial Subsidiary” means any Subsidiary of Holdings that is not a Material Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capitalized Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (h) Disqualified Equity Interests and (i) all Hedging Obligations; provided, in no event shall Hedging Obligations be deemed “Indebtedness” for any purpose under Section 6.9 or the calculation of any financial covenant. Notwithstanding the foregoing, none of the following shall constitute Indebtedness: any amortizable grants, forgivable loans or lease obligations or other similar investment grants received by any of the Credit Parties from government entities now existing or obtained in the future (“Incentive Grants”); provided that to the extent that any unearned or unamortized portion of the Incentive Grants becomes due and payable by any Credit Party, such portion of the Incentive Grant shall constitute Indebtedness hereunder.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.10.

“Indemnified Person” has the meaning ascribed to it in Section 1.10.

“Index Rate” means

(a) with respect to any Index Rate Loans denominated in U.S. Dollars, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum; and

(b) with respect to any Index Rate Loans and other amounts denominated in Canadian Dollars, for any day, a floating rate equal to the higher of (i) the annual rate of interest quoted from time to time in the “Report on Business” Section of The Globe and Mail as being “Canadian prime”, “chartered bank prime rate” or words of similar description; and (ii) the one month BA Rate existing on such day plus 0.75% per annum. No adjustments shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate. Administrative Agent will give written notice promptly to the applicable Borrower and Lenders of changes to the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Initial Permitted Joint Venture Acquisitions” means collectively, the Permitted Philippines Joint Venture Acquisition, the Permitted Indian Joint Venture Acquisitions, the Permitted Colombian Joint Venture Acquisition, the Permitted Mexican Joint Venture Acquisition and the Permitted Panama Joint Venture Acquisition.

“Initial Public Offering” means the initial public offering of Equity Interests of Holdings pursuant to a Form S-1 registration statement filed with the SEC in the form delivered to Administrative Agent prior to closing of such offering and resulting in gross proceeds received by Holdings of at least $75,000,000.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, and Trademarks.

“Intercompany Notes” has the meaning ascribed to it in Section 6.3.

“Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Adjusted EBITDA for the four Fiscal Quarter period then ended to (ii) Interest Expense for such four Fiscal Quarter period, provided that in respect of the March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007 test dates, Interest Expense shall be calculated for the period from the Closing Date to such date of determination divided by the number of days in such period and multiplied by 365.

“Interest Expense” means, for any applicable period, (a) the aggregate cash interest expense (both, without duplication, when accrued or paid and net of cash interest income paid during such period to the Holdings and its Subsidiaries) of the Holdings and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Obligations allocable to interest expense plus (b) the net amount paid in cash (or minus the net amount received) under any Interest Rate Protection Agreement during such period.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each January, April, July and October while such Loan is outstanding, and (b) as to any LIBOR Loan, EURIBOR Loan or BA Rate Loan, the last day of the applicable LIBOR Period, EURIBOR period or BA Rate Period, provided that in the case of any LIBOR Period, EURIBOR period or BA Rate Period, as applicable, of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such LIBOR Period, EURIBOR period or BA Rate Period, as applicable; provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment

Termination Date, in the case of Revolving Credit Advances and the Term Loans Maturity Date, in the case of Term Loans shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Interest Period” means the BA Rate Period, the EURIBOR Period or the LIBOR Period, as the context may require.

“Interest Rate Protection Agreement” means, for any Person, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

“Inventory” means any “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any extension of trade credit in the ordinary course of business; (c) the incurrence of any Guaranteed Indebtedness by such Person; (d) the acquisition by such Person of all or substantially all of the Property of another Person, or of a line of business of another Person; or (e) the entering into of any Hedging Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and all regulations promulgated thereunder.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“Irish Collateral Documents” means each of the following documents: (i) an Irish law composite debenture dated on or about the date of the Agreement and entered into by each of the Credit Parties incorporated in Ireland in favor of the Collateral Agent, (ii) an Irish law charge over shares dated on or about the date of the Agreement and entered into by Clientlogic (UK) Holding Limited in favor of the Collateral Agent, (iii) an Irish law charge over shares dated on or about the date of the Agreement and entered into by Sitel Europe Limited in favor of the Collateral Agent and (iv) any supporting documentation required to be delivered in connection with the foregoing.

“IRS” means the Internal Revenue Service.

“Judgment Currency” has the meaning ascribed to it in Section 1.14(a).

“L/C Issuer” means issuers of Letters of Credit to Borrowers as contemplated by the Agreement.

“L/C Reserve Account” has the meaning ascribed to it in Section 12.2(b).

“Lender Counterparty” means each Lender or any Affiliate of a Lender who is a counterparty to a Hedging Agreement or who arranges a Hedging Agreement with any Person (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently ceases to be a Lender including, without limitation, any Person who enters into a Hedging Agreement in connection with the transactions contemplated by the Related Transaction Documents prior to the Closing Date and is a Lender as of the Closing Date), including each such Affiliate that enters into a joinder agreement with Collateral Agent.

“Lenders” means GSCP, GE Capital, the other Lenders (including the Swing Line Lenders) named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender and exclude any Person who has assigned all of its Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Administrative Agent, Lenders and L/C Issuer at the request of Borrowers, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by the L/C Issuer or the purchase of a participation as set forth in Annex B, Annex C and Annex D with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by L/C Issuer, Administrative Agent or Lenders thereupon or pursuant thereto.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“Letters of Credit” means documentary or standby letters of credit issued for the account of Borrowers by any L/C Issuer, and bankers’ acceptances issued by Borrowers, for which Administrative Agent and Lenders have incurred Letter of Credit Obligations.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by the applicable Borrower pursuant to the Agreement and ending one, two or three, six or, to the extent available to all applicable Lenders, nine or twelve months thereafter, as selected by the applicable Borrower’s irrevocable notice to Administrative Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date, in the case of Revolving Credit Advances or the Term Loans Maturity Date, in the case of Term Loans, shall end two (2) LIBOR Business Days prior to such applicable date;

(c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) the applicable Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e) the applicable Borrower shall select LIBOR Periods so that there shall be no more than 10 separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Administrative Agent equal to:

(a) in the case of the Term Loan and Revolving Credit Advances denominated in U.S. Dollars:

(i) the offered rate for deposits in U.S. Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

(b) in the case of the Sterling Swing Line Advances, the Sterling Term Loan and Revolving Credit Advances denominated in Sterling:

(i)	the applicable LIBOR Screen Rate; or

(ii)	(if no LIBOR Screen Rate is available for the currency or LIBOR Period of that LIBOR Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to Administrative Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used).

“LIBOR Screen Rate” means the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the UK Borrower and the Lenders.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Litigation” has the meaning ascribed to it in Section 3.9.

“Loan Documents” means the Agreement, the Notes, the Specified Representations Certificate, each Compliance Certificate, the Fee Letter, the Collateral Documents, the Guaranties and after the execution and delivery thereof, any other agreements, instruments and documents and executed and delivered pursuant to Sections 5.8 and 5.10. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan, the Swing Line Loan and the Term Loan.

“Mandatory Costs” has the meaning ascribed to it in Section 11.19.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial or other condition of the Group Members taken as a whole, (b) the ability of Borrowers or the Credit Parties taken as a whole to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, or (c) any Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Material Subsidiary” means at any time: any Subsidiary of Holdings which has assets or Adjusted EBITDA (in each case, excluding intra-Group Member items) representing 2.5% or more of the consolidated assets or consolidated Adjusted EBITDA of the Group Members;

For the purposes of this definition and the definition of Immaterial Subsidiary:

(i) in the case of a Person which itself has Subsidiaries, the calculation shall be made by using such Person’s consolidated assets or consolidated Adjusted EBITDA, as the case may be; and

(ii) the calculation of assets or Adjusted EBITDA shall be made by reference to the most recent unaudited quarterly or audited financial statements of Holdings and its Subsidiaries, provided that:

i.

if a Person becomes a Subsidiary of Holdings after the date on which the latest annual or quarterly financial statements of the Group Members have been prepared, the assets and Adjusted EBITDA of that Subsidiary will be determined from its latest annual or quarterly financial statements; and

ii.

if a Material Subsidiary Disposes of all or substantially all of its assets to another Subsidiary of Holdings, that Material Subsidiary will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; and the subsequent financial statements of those Subsidiaries and the Group Members will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Maximum Offer Amount” as defined in Annex J.

“Maximum Lawful Rate” shall have the meaning ascribed to it in Section 1.5(f).

“Mexican Collateral Documents” means each of the following documents: (i) the Stock Pledge Agreement (Contrato de Prenda Sobre Acciones) by and among ClientLogic Operating Corporation and ClientLogic México, S.A. de C.V. as pledgors, and Goldman Sachs Credit Partners L.P. in its capacity as Agent for the benefit of the Lenders, (ii) the Stock Pledge Agreement (Contrato de Prenda Sobre Acciones) by and among ClientLogic Operating Corporation and ClientLogic Corporation as pledgors, and Goldman Sachs Credit Partners L.P. in its capacity as Agent for the benefit of the Lenders, (iii) the Asset Pledge Agreement (Contrato de Prenda Sin Transmision de Posesion) between ClientLogic México, S.A. de C.V. as pledgor, and Goldman Sachs Credit Partners L.P. in its capacity as Agent for the benefit of the Lenders, and (iv) any supporting documentation required to be delivered in connection with the foregoing.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgaged Properties” means the owned real property required to be subject to a security interest in favor of the Collateral Agent, on behalf of the Secured Parties, to secure the Obligations.

“Mortgages” means each of the mortgages, deeds of trust, or other real estate security documents delivered by any Credit Party to Collateral Agent on behalf of itself and Secured Parties with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Payments” shall mean, with respect to any Disposition made pursuant to Section 6.8(e)(vii), (f)(ii), (h), (k) or (m), Section 6.10, or not otherwise permitted pursuant to the terms of the Agreement or any insurance proceeds or other amounts received in connection with the damage, destruction or condemnation, as the case may be, of property of the Holdings or any of its Subsidiaries (such event, a “Casualty Event”), the aggregate amount of all cash payments received by Holdings or any of its Subsidiaries directly or indirectly in connection with such disposition or such Casualty Event; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions, investment banking fees and other fees and expenses paid by Holdings and its Subsidiaries in connection with such Disposition or Casualty Event, (ii) any Federal, state and local income or other taxes estimated to be payable by Holdings or any of its Subsidiaries as a result of such Disposition or such Casualty Event (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition or such Casualty Event) and (iii) the amount of any escrows or holdbacks related to such Disposition or such Casualty Event to the extent not yet received by Holdings or any of its Subsidiaries and (b) Net Cash Payments shall be net of any repayments by Holdings or any of its Subsidiaries of

Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition or such Casualty Event and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

“Net Income” means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“New Zealand Collateral Documents” means each of the following documents: (i) a general security deed granted by Sitel New Zealand Limited dated on or about the date of this agreement and (ii) any supporting documentation required to be delivered in connection with the foregoing.

“Non-Consenting Lender” has the meaning ascribed to it in Section 1.12(d).

“Non-Eligible Lender” has the meaning ascribed to it in Section 5.16(e)(iv).

“Non-Funding Lender” has the meaning ascribed to it in Section 9.9(a)(ii).

“Nonpublic Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-US Lender” has the meaning ascribed to it in Section 1.11(c)(ii).

“Notes” means, collectively, the Revolving Notes, the Swing Line Notes and the Term Notes.

“Notice of Advance” means a notice substantially in the form of Exhibit 2.1(l).

“Notice of Canadian Dollars Swing Line Advance” has the meaning ascribed to it in Section 1.1(a)-2(i).

“Notice of Canadian Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)-2(i).

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.5(e).

“Notice of Euro Swing Line Advance” has the meaning ascribed to it in Section 1.1(e)(i).

“Notice of UK Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)-3(i).

“Notice of UK Swing Line Advance” has the meaning ascribed to it in Section 1.1(a)-3(i).

“Notice of Revolving Credit Advance” means the Notice of U.S. Revolving Credit Advance, the Notice of Canadian Revolving Credit Advance or the Notice of UK Revolving Credit Advance, as the context may require.

“Notice of Sterling Swing Line Advance” has the meaning ascribed to it in Section 1.1(f)1(i).

“Notice of U.S. Dollars Swing Line Advance” has the meaning ascribed to it in Section 1.1(c)(i)-1(i).

“Notice of U.S. Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)-1(i).

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Agent, Lender, Lender Counterparty or Indemnified Person and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement, any of the other Loan Documents or any Hedging Agreement entered into with or arranged by a Lender Counterparty. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Hedging Obligations (including payments for early termination) provided by or arranged by any Lender Counterparty in accordance with the terms of the Agreement, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

“Obligation Currency” has the meaning ascribed to it in Section 1.14(a).

“Offer” as defined in Section 9.1(a)(ii)(A).

“Offer Document” means the offer document setting forth one or more Offers with respect to each single currency, with accompanying annexes setting forth the outline of auction mechanics (on terms substantially the same as those set forth in Annex J, with such other changes as may be approved by the Administrative Agent) and the form of sale offer for Lenders to submit their bids) posted on IntraLinks® by the Administrative Agent to the Lenders, as such Offer Document may be amended or modified from time to time in accordance with Section 9.1(a)(ii).

“Onex” shall mean Onex Corporation, a Canadian corporation.

“Other Lender” has the meaning ascribed to it in Section 9.9(d).

“Panamanian Collateral Documents” means each of the following documents: (i) the Pledge Agreement between ClientLogic Corporation and Goldman Sachs Credit Partners L.P. in its capacity as Administrative Agent and Collateral Agent for the Secured Parties, and (ii) any supporting documentation required to be delivered in connection with the foregoing.

“Participating Member State” shall mean any member State of the European Communities that adopt or has adopted the Euro as its lawful currency in accordance with legislation of the Economic Community relating to Economic Monetary Union.

“Patent License” means any written agreement to which any Credit Party is a party granting any right in, to or under any Patent, including any right to use, import, export, sell or offer to sell the subject matter claimed in whole or in part by a Patent.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Collateral Agent, on behalf of itself and Secured Parties, by each applicable Credit Party in each case securing the Obligations.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, (b) all divisions, reissues, continuations, continuations-in-part, reexaminations, or extensions thereof, (c) all inventions and improvements described therein, (d) all rights to sue and recover for past, present, and future infringements thereof, (e) all Proceeds of the foregoing, including, licenses, royalties, income, payments, claims, damages, and proceeds of suit, and (f) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a “pension plan” as such term is defined in Section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which any Credit Party or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Acquisition” has the meaning ascribed in Section 6.1(i).

“Permitted Colombian Joint Venture Acquisition” means the acquisition by U.S. Borrower or one of its wholly owned Subsidiaries of all or a portion of the Equity Interests of Sitel de Columbia SA not owned directly or indirectly by U.S. Borrower on the Closing Date.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for material taxes or assessments or other governmental Charges not yet overdue by more than sixty (60) days or which are being contested in accordance with Section 5.2; (b) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee, in each case, made in the ordinary course of business; (c) Liens on the property of Borrowers or any of their respective Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, licenses and statutory obligations, (ii) Guaranteed Indebtedness on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business; (d) Liens in favor of carriers, warehousemen, mechanics, repairmen, materialmen, customs and revenue authorities and landlords and other similar statutory Liens and Liens in favor of suppliers (including sellers of goods pursuant to customary reservations or retention of title, in each case) granted in the ordinary course of business for material amounts not overdue for a period of more than sixty (60) days or are being diligently contested in accordance with Section 5.2; (e)(i) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, trade contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in the immediately preceding clause (i); (f) any attachment or judgment lien not constituting an Event of Default under Section 8.1(i); (g) easements, rights-of-way, covenants, conditions, building codes, restrictions, reservations, minor defects or irregularities in title and other similar encumbrances and matters that would be disavowed by a full survey of real property not interfering in any material respect with the value or use of the affected or encumbered real property to which such Lien is attached; (h) presently existing or hereafter created Liens in favor of Collateral Agent, on behalf of Secured Parties; (i) (i) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of Borrowers or any of their respective Subsidiaries, (ii) other agreements with respect to the use and occupancy of real property entered into in the ordinary course of business or in connection with a Disposition permitted under the Loan Documents or (iii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Borrowers or any of their respective Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof; (j) Liens consisting of precautionary Uniform Commercial Code financing statements filed with respect to operating leases or consignment arrangements entered into by Holdings and its Subsidiaries in the ordinary course of business; (k) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (l) Liens arising out of title provisions in a supplier’s standard conditions of supply of goods where the goods in question are supplied on credit and are acquired by the relevant Subsidiary in the ordinary course of its business; (m) Liens of record on Property of Foreign Subsidiaries that do not secure any outstanding Obligations, Liens on Property of any Foreign Subsidiary that does not have any assets or liabilities, and Liens on Property of any Foreign Subsidiary that is not a Guarantor securing obligations in an aggregate amount not to exceed $30,000,000 at any one time outstanding; (other than the Liens set forth in the other clauses of this definition); (n) Liens (other than the Liens set forth in the other clauses of this definition) expressly permitted under Section 6.7 of the Agreement; (o) Liens upon specific items or inventory or other goods and proceeds of Borrowers or any of their respective Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods; (p) Liens (i) (A) on advances of cash or

Cash Equivalent in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.2 to be applied against the purchase price for such Investment only to the extent any such Lien shall encumber only the assets acquired with the proceeds of such advances and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 6.8, in each case under this clause (i), solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on earnest money deposits of cash or Cash Equivalent made by Borrowers or any of their respective Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (t) Liens (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of Borrowers or any of their respective Subsidiaries to permit satisfaction of overdraft or similar obligations in each case in the ordinary course of business and not prohibited by the Agreement; (q) ground leases in respect of real property on which facilities owned or leased by Borrowers or any of their respective Subsidiaries are located or any Liens senior to any lease, sub-lease or other agreement under which Borrowers or any of their respective Subsidiaries uses or occupies any real property; (r) Liens constituting security given to a public or private utility or any Governmental Authority as required in the ordinary course of business; (s) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business; (t) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, (u) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, refunding, reallocations, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount so secured is not increased from that existing on the Closing Date and the Lien does not attach to any other property (other than after-acquired title in or to such Property and proceeds of the existing collateral in accordance with the documents creating such Lien); (v) Liens created after the date hereof by conditional sale, consignment, other title retention agreements or similar arrangements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment, Fixtures and any other property acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capitalized Lease Obligations of not more than $30,000,000 outstanding at any one time for all such Liens (provided, that such Liens attach only to the assets subject to such purchase money Indebtedness, such Indebtedness is incurred within 180 days following such purchase and does not exceed 100% of the purchase price of the subject assets and shall constitute not less than 80% of the aggregate consideration paid with respect to such asset); (w) Liens on Property acquired after the date hereof by Holdings or any of its Subsidiaries in a Permitted Acquisition (including Liens on the property of any Person that becomes a Subsidiary after the date hereof) to the extent such Liens existed on such Property before the time of its acquisition and were not created in anticipation thereof, (x) Liens securing Indebtedness incurred by any Foreign Subsidiary pursuant to Section 6.3(a)(xi) provided such Indebtedness is incurred in the ordinary course of business; provided, that any such Lien shall be limited to the interests of such Foreign Subsidiaries in bank accounts maintained with the holder of such Indebtedness and (y) other Liens securing Indebtedness, incurred in the ordinary course of business not exceeding $2,000,000 in the aggregate at any time outstanding, provided, however, that no reference herein to Liens permitted hereunder (including Permitted Encumbrances), including any statement or provision as to the acceptability of any Liens (including Permitted Encumbrances), shall in any way constitute or be construed as to provide for a subordination of any rights of the Agents or the Lenders hereunder or arising under any of the other Loan Documents in favor of such Liens.

“Permitted Holders” means (i) for purposes of the definition of “Change of Control,” Onex and its Affiliates and OMERS Administration Corporation and (ii) for all other purposes, such Equity Interests Holders of Holdings as exist as of the First Amendment Effective Date.

“Permitted Indian Joint Venture Acquisitions” means the acquisition by U.S. Borrower or one of its wholly owned Subsidiaries of all or a portion of the Equity Interests of (i) CLI3L or (ii) Sitel India Limited, in either case not owned directly or indirectly by U.S. Borrower on the Closing Date.

“Permitted Joint Venture” means (i) CLI3L, ClientLogic Philippines, Sitel India Limited, Sitel de Columbia SA, Grupo Sitel de Mexico SA de CV, Sitmex USA, LLC (owner of 100% of the Equity Interests of Sitel Panama, SA) and (ii) any other Person (a) that is not organized or incorporated under the laws of the United States, (b) the Equity Interests of which are owned by Holdings or any of its Subsidiaries and another Person who is not Holdings or any of its Subsidiaries (other than a third party represented by any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) and any Investments in such Person are to be made pursuant to Section 6.2; provided, that U.S. Borrower may, upon notice to Administrative Agent, redesignate any Person who was, before such redesignation, a Permitted Joint Venture as a Foreign Subsidiary (to the extent it otherwise qualifies) and at such time such Permitted Joint Venture will be treated as a Foreign Subsidiary for all purposes hereunder.

“Permitted Joint Venture Acquisitions” means the acquisition by Holdings or U.S. Borrower or one of its wholly owned Subsidiaries of all or any portion of the Equity Interests of any Permitted Joint Venture not owned directly or indirectly by Holdings or U.S. Borrower on the Closing Date.

“Permitted Mexican Joint Venture Acquisition” means the acquisition by U.S. Borrower or one of its wholly owned Subsidiaries of all or a portion of the Equity Interests of Grupo Sitel de Mexico SA de CV not owned directly or indirectly by U.S. Borrower on the Closing Date.

“Permitted Panama Joint Venture Acquisition” means the acquisition by U.S. Borrower or one of its wholly owned Subsidiaries of all or a portion of the Equity Interests of Sitmex-USA, LLC (or other owner of the Equity Interests of Sitel Panama, SA) not owned directly or indirectly by U.S. Borrower on the Closing Date.

“Permitted Philippines Joint Venture Acquisition” means the acquisition by U.S. Borrower or one of its wholly owned Subsidiaries of all of the Equity Interests of ClientLogic Philippines not owned directly or indirectly by U.S. Borrower on the Closing Date.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Philippines Collateral Documents” means the Pledge and Assignment Agreement among Sitel Customer Care Philippines, Inc., Sitel International LLC and the Collateral Agent and any supporting documentation required to be delivered in connection with the foregoing.

“PIK Preferred Equity” shall mean shares of Holdings’ 10% Cumulative Preferred Stock, Series A issued pursuant to that certain Certificate of Designations, Preferences and Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof, dated March 1, 2005 (as modified by the Certificate of Correction, dated March 2, 2005).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Pledge Agreement” means, collectively, (i) the Pledge Agreement of even date herewith executed by Holdings and certain of its Subsidiaries in favor of Collateral Agent, on behalf of itself and Secured Parties, pledging all Equity Interests of the Domestic Subsidiaries, together with 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of the directly held Foreign Subsidiaries (provided, however, that with respect to any Subsidiary that is not wholly owned by Holdings, no such pledge of its Equity Interests shall be required to the extent its applicable governing documents prohibit such a pledge) and all Intercompany Notes owing to or held by Holdings or such Domestic Subsidiaries and (ii) any other pledge agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

“Prior Credit Agreements” that (a) certain Credit Agreement, dated as of August 19, 2005, as amended and currently in effect, by and among, on the one hand, the lenders from time to time a party thereto, and Ableco Finance LLC, as the administrative agent for such lenders and as collateral agent for the lenders and Sitel Corporation and each of its subsidiaries identified on the signature pages thereof, (b) that certain Credit Agreement, dated as of August 19, 2005, as amended and currently in effect by and among the lenders from time to time a party thereto, Wells Fargo Financial Corporation Canada, as the Canadian administrative agent for such Lenders, and Wells Fargo Foothill, Inc., as the administrative agent for such Lenders, as the European administrative agent for such lenders and as collateral agent for the lenders and Sitel Corporation, and each of its subsidiaries identified on the signature pages thereof and (c) that certain Credit Agreement, dated as of August 16, 2006, among Holdings, the other credit parties signatory thereto, General Electric Capital Corporation, for itself, as lender, and as agent for lenders, and the other lenders signatory thereto from time to time.

“Prior Lender” means the “Lenders” as defined in the Prior Credit Agreements.

“Prior Lender Obligations” means (i) all obligations owed by Holdings and the other Credit Parties and the Acquired Business pursuant to the Prior Credit Agreements.

“Pro Rata Share” means as applicable, the U.S. Pro Rata Share, the Canadian Pro Rata Share and the UK Pro Rata Share.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Equity Interests, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Projections” means Holdings forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Holdings, together with appropriate supporting details and a statement of underlying assumptions.

“Projections Review” as defined in Section 5.3.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Qualified Assignee” means any person, other than a natural person, which is (a) a Lender, an Affiliate of a Lender and, with respect to a Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, (b) a commercial bank, savings and loan association or savings bank, or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies or any other entity regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, which, through its applicable lending office, is capable of lending to the applicable Borrower without the imposition of any withholding or similar taxes and (c) solely for the purposes of any purchases of Term Loans in accordance with Section 9.1(a)(ii), any Borrower Affiliated Purchaser; provided that none of the Borrowers, Onex or any Affiliate of Onex or any Borrower shall be a Qualified Assignee except to the extent and solely for the purposes expressly permitted by paragraph (c) of this definition; and provided further that no Person proposed to become a Lender after the Closing Date and acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date and that holds Subordinated Debt or Equity Interests issued by any Credit Party shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualifying Lender” means:

(i)	a Lender (other than a Lender within sub-paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(A)	a Lender:

(a)	which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Loan Document; or

(b)	in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act;

(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company; or

(C)	a Treaty Lender; or

(ii)	a building society (as defined for the purpose of section 477A of the Taxes Act).

“Rating Event” means that the Administrative Agent has become aware that Holdings’ corporate family rating from Moody’s and Holdings’ corporate rating from S&P have both been (a) withdrawn or (b) downgraded from the ratings in effect on the First Amendment Effective Date.

“Real Estate” means, at any time of determination, any interest (fee, leasehold, or otherwise) then owned by any Credit Party in any real property,

“Reference Bank” means the principal office in London of two or more banks as may be appointed by Administrative Agent in consultation with U.S. Borrower.

“Refinancing” means the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

“Refunded Canadian Dollars Swing Line Loan” has the meaning ascribed to it in Section 1.1(d)(iii).

“Refunded Euro Swing Line Loan” has the meaning ascribed to it in Section 1.1(f)(iii).

“Refunded Sterling Swing Line Loan” has the meaning ascribed to it in Section 1.1(f)(iii).

“Refunded U.S. Dollars Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).

“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Related Transactions” means the initial borrowing under the Revolving Loan and the Term Loan on the Closing Date, the Acquisition, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents and the Acquisition Agreement.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Requisite Lenders” means Lenders having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans.

“Requisite Revolving Lenders” means each of the U.S. Requisite Revolving Lenders, the Canadian Requisite Revolving Lenders and the UK Requisite Revolving Lenders.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Equity Interests; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Equity Interests or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Equity Interests or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Equity Interests Holder of such Credit Party other than payment of compensation in the ordinary course of business to Equity Interests Holders who are employees of such Credit Party; and (g) any payment of management fees, director fees or other fees of a similar nature by such Credit Party to any Equity Interests Holder of such Credit Party or its Affiliates.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” means a U.S. Revolving Credit Advance, a Canadian Revolving Credit Advance and a UK Revolving Credit Advance, as the case may be.

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means, collectively, the U.S. Revolving Loan, the Canadian Revolving Loan and the UK Revolving Loan.

“Revolving Loan Commitments” means, collectively, the U.S. Revolving Loan Commitment, the Canadian Revolving Loan Commitment and the UK Revolving Loan Commitment.

“Revolving Note” means each of the U.S. Revolving Note, Canadian Revolving Note, and UK Revolving Note.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Security Agreement” means the Security Agreement, dated as of January 30, 2007 entered into by and among Collateral Agent, on behalf of itself and Secured Parties, and each Credit Party that is a signatory thereto.

“Senior Indenture” means (i) the indenture governing the Senior Notes entered into on the Third Amendment Effective Date by and among Holdings, the U.S. Borrower, as co-issuer, Sitel Finance Corp., as co-issuer, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, and (ii) any indenture or other agreement entered into by any of Holdings, the U.S. Borrower, any other Senior Notes Co-Issuer and any other Persons party thereto whether as noteholders or acting as trustee or other representative for the holders of the Senior Notes issued pursuant thereto under which Indebtedness permitted by Section 6.3(xviii) is issued, in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time in accordance with Sections 6.3(xviii) and 6.14.

“Senior Notes” means (i) the senior unsecured notes in an original principal amount of up to $300,000,000 (as may be increased on or before the Third Amendment Effective Date) issued by the U.S. Borrower and the Senior Notes Co-Issuer pursuant to the Senior Indenture entered into on Third Amendment Effective Date and (ii) any other unsecured notes issued by Holdings, the U.S. Borrower and a Senior Notes Co-Issuer pursuant to a Senior Indenture.

“Senior Notes Co-Issuer” shall mean Sitel Finance Corp., a Delaware corporation and any other first-tier Subsidiary of Holdings (other than the U.S. Borrower) that is a co-issuer of Senior Notes.

“Senior Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Secured Debt as of such day to (ii) Adjusted EBITDA of Holdings and its Subsidiaries for the period of four consecutive Fiscal Quarters ending on such date.

“SITEL India JV Collateral Documents” means a pledge agreement or other security document required to provide a pledge of the shares held by a Credit Party in SITEL India Limited and such other supporting documentation required to be delivered in connection therewith.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital; (e) with respect to a Credit Party organized in Canada, (i) such Person is able to meet its obligations as they generally become due and (ii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Spanish Collateral Documents” means each of the following documents:

(i) the public deed of pledge granted before the Notary Public of Madrid Mr. Fernando Molina Stranz (or such other Notary Public that may substitute for him), by and among, inter alia, SITEL International LLC (“SITEL International”), SITEL Ibérica Teleservices, S.A.U. (“SITEL Ibérica”) and the Collateral Agent in respect of sixty-five percent (65%) of the share capital of SITEL Ibérica, securing the Obligations of the Borrowers;

(ii) the public deed of pledge granted before the Notary Public of Madrid Mr. Fernando Molina Stranz (or such other Notary Public that may substitute for him), by and among, inter alia, SITEL International, SITEL Ibérica and the Collateral Agent in respect of thirty-five percent (35%) of the share capital of SITEL Ibérica, securing the Obligations of the Foreign Borrowers;

(iii) the public deed of pledge granted before the Notary Public of Madrid Mr. Fernando Molina Stranz (or such other Notary Public that may substitute for him), by and among, inter alia, SITEL Ibérica, SITEL Taskforce, S.A.U. (“SITEL Taskforce”) and the Collateral Agent in respect of one hundred percent (100%) of the share capital of SITEL Taskforce, securing the Obligations of the Foreign Borrowers;

(iv) the public deed of pledge granted before the Notary Public of Madrid Mr. Fernando Molina Stranz (or such other Notary Public that may substitute for him), by and among, inter alia, SITEL Ibérica, Verifica Comunicaciones, S.A.U. (“Verifica”) and the Collateral Agent in respect of one hundred percent (100%) of the share capital of Verifica, securing the Obligations of the Foreign Borrowers;

(v) the public deed of pledge granted before the Notary Public of Madrid Mr. Fernando Molina Stranz (or such other Notary Public that may substitute for him), by and among, inter alia, ClientLogic (UK) Holding Limited, ClientLogic Spain, S.L.U. (“ClientLogic Spain”) and the Collateral Agent in respect of one hundred percent (100%) of the share capital of ClientLogic Spain, securing the Obligations of the Foreign Borrowers; in each case pursuant to the terms and subject to the conditions set forth therein; and

(vi) any supporting documentation required to be delivered in connection with the foregoing.

“Specified Representations Certificate” means a certificate of Holdings substantially in the form of Exhibit 2.1(a).

“Sterling” and “£” shall mean lawful money of the United Kingdom of Great Britain and Northern Ireland.

“Sterling Collection Account” means such account as specified in writing by Administrative Agent as the “Sterling Collection Account.”

“Sterling Equivalent” means, for any Loans outstanding under the UK Revolving Loan Commitment, the amount thereof denominated in Sterling and the Equivalent Amount in Sterling of any such Loan denominated in Euro.

“Sterling Swing Line Advance” has the meaning ascribed to it in Section 1.1(f)(i).

“Sterling Swing Line Availability” means the lesser of (i) (A) the Sterling Swing Line Commitment less (B) the Dollar Equivalent of the aggregate outstanding balance of the Sterling Swing Line Loan at such time and (ii) (A) the UK Maximum Amount, less (B) the aggregate outstanding balance of the Dollar Equivalent of UK Revolving Loan and Dollar Equivalent of Sterling Swing Line Loan and Euro Swing Line Loan at such time.

“Sterling Swing Line Commitment” means, as to the Sterling Swing Line Lender, the commitment of the Sterling Swing Line Lender to make Sterling Swing Line Advances in an amount equal to $8,000,000, which commitment constitutes a subfacility of the UK Revolving Loan Commitment of the Sterling Swing Line Lender.

“Sterling Swing Line Lender” means Goldman Sachs Credit Partners L.P.

“Sterling Swing Line Loan” means at any time, the aggregate amount of Sterling Swing Line Advances outstanding to UK Borrower.

“Sterling Swing Line Note” has the meaning ascribed to it in Section 1.1(f)(ii).

“Sterling Term Lenders” means, as of any date of determination, Lenders having a Sterling Term Loan Commitment.

“Sterling Term Loan” has the meaning ascribed to it in Section 1.1(b)-3(i).

“Sterling Term Loan Commitment” means (a) as to any Sterling Term Lender, the aggregate commitment in Sterling of such Sterling Term Lender to make Sterling Term Loans as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Sterling Term Lender and (b) as to all Sterling Term Lenders, the aggregate commitment in Sterling of all Sterling Term Lenders to make Sterling Term Loans, which aggregate commitment shall be £30,000,000 on the Closing Date.

“Sterling Term Note” has the meaning ascribed to it in Section 1.1(b)-3(i).

“Subordinated Debt” means, collectively, (i) all Affiliate Sub Debt and (ii) any other Indebtedness of any Credit Party subordinated to the Obligations in a manner, and otherwise on terms and conditions, satisfactory to Administrative Agent and Lenders in their sole discretion.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Equity Interests whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Holdings. No Permitted Joint Venture shall be considered to be a Subsidiary of Holdings or the U.S. Borrower or any of their respective Subsidiaries for purposes hereof except as set forth in the definition of Permitted Joint Venture.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swap Related L/C” means a letter of credit or other credit enhancement provided by GE Capital to the extent supporting the payment obligations by U.S. Borrower under an interest rate protection or hedging agreement or transaction (including, but not limited to, interest rate swaps, caps, collars, floors and similar transactions) designed to protect or manage exposure to the fluctuations in the interest rates applicable to any of the Loans, and which agreement or transaction U.S. Borrower entered into as the result of a specific referral pursuant to which GE Capital, GE Corporate Financial Services, Inc. or any other Affiliate of GE Capital had arranged for U.S. Borrower to enter into such agreement or transaction. The term includes a Swap Related L/C as it may be increased from time to time fully to support Borrower’s payment obligations under any and all such interest rate protection or hedging agreements or transactions.

“Swap Related Reimbursement Obligation” has the meaning ascribed to it in Section 1.2A.

“Swing Line Advance” means a U.S. Dollars Swing Line Advance, a Canadian Dollars Swing Line Advance, a Euro Swing Line Advance or a Sterling Swing Line Advance, as the case may be.

“Swing Line Commitment” means the U.S. Dollars Swing Line Commitment, the Canadian Dollars Swing Line Commitment, the Euro Swing Line Commitment and the Sterling Swing Line Commitment.

“Swing Line Lender” means each of the U.S. Dollars Swing Line Lender, Canadian Dollars Swing Line Lender, Euro Swing Line Lender and Sterling Swing Line Lender.

“Swing Line Loan” means, collectively, the U.S. Dollars Swing Loan, the Canadian Dollars Swing Line Loan, the Euro Swing Line Loan and the Sterling Swing Line Loan.

“Swing Line Note” means each of the U.S. Dollars Swing Line Note, Canadian Dollars Swing Line Note, Euro Swing Line Note and Sterling Swing Line Note.

“Syndication Agent” has the meaning ascribed to it in the preamble to the Agreement.

“Target” has the meaning ascribed to it in Section 6.1(i).

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or gross receipts of an Agent or a Lender by the jurisdictions under the laws of which Agents and Lenders are organized or conduct business or any political subdivision thereof and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Credit Party is located.

“Taxes Act” means the UK Income and Corporation Taxes Act 1988, as amended.

“Term Lenders” means those Lenders having Term Loan Commitments.

“Term Loan” means, collectively, the U.S. Term Loan, the Euro Term Loan and the Sterling Term Loan.

“Term Loan Commitments” means, collectively, the Euro Term Loan Commitment, the Sterling Term Loan Commitment and the U.S. Term Loan Commitment.

“Term Loans Maturity Date” means January 30, 2014.

“Term Note” means each of the U.S. Term Note, Euro Term Note, and Sterling Term Note.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (other than contingent indemnification obligations for which no claim has been asserted), (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, Annex C and Annex D and (d) no Borrower shall have any further right to borrow any monies under the Agreement.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of February 18, 2010 among the Borrowers, Holdings, Administrative Agent, the Lenders and the Guarantors listed on the signature pages thereto.

“Third Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the Third Amendment.

“Threshold Price” as defined in Annex J.

“Total Debt” means, on any date, the outstanding principal amount of all Indebtedness of Holdings and its Subsidiaries of the type referred to in clause (a) and (c) of the definition of “Indebtedness”, clause (b) of the definition of “Indebtedness”, solely to the extent such letters of credit, bankers acceptances or surety bonds have been drawn or called upon by the beneficiary thereof, clause (e) of the definition of “Indebtedness” and clause (h) of the definition of “Indebtedness,” in each case exclusive of intercompany Indebtedness between the Group Members and any contingent liability in respect of any of the foregoing and any Affiliate Sub Debt.

“Total Leverage Ratio” shall mean, as at any date of the calculation thereof, the ratio of:

(a) Total Debt; to

(b) Adjusted EBITDA of Holdings and its Subsidiaries for the period of four consecutive Fiscal Quarters ending on, or most recently ended prior to, such date.

“Trademark License” means any written agreement providing for the grant by or to any Credit Party of any right in, to or under any Trademark.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Collateral Agent, on behalf of Lenders, by each applicable Credit Party, in each case securing the Obligations.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, trade dress, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof, (c) all goodwill associated with or symbolized by any of the foregoing, (d) all rights to sue and recover for past, present, and future infringements or dilutions of any of the foregoing or for any injury to goodwill, (e) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit, and (f) all other rights of any kind whatsoever related to the foregoing or pertaining thereto.

“Treasury Rate” shall mean a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate, in the case of LIBOR Loans, listed in The Wall Street Journal for United States Treasury securities having a term of not greater than the relevant LIBOR Period, in the case of BA Rate Loans, listed in The Globe & Mail for Government of Canada Treasury securities having a term of not greater than the relevant BA Rate Period and in the case of EURIBOR Loans, the EURIBOR Screen Rate having a term of not greater than the relevant EURIBOR Period.

“Treaty Lender” means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the relevant Loan is effectively connected; and

(iii)	has received final authorization in writing from HM Revenue & Customs allowing it to receive any interest payable to it by a Credit Party without a UK Tax Deduction.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Borrower” has the meaning ascribed to it in the preamble to the Agreement.

“UK Borrowing Availability” means as of any date of determination (i) the UK Maximum Amount, less (ii) the sum of the Dollar Equivalent of the UK Revolving Loan and the Dollar Equivalent of the Sterling Swing Line Loan and Euro Swing Line Loan then outstanding.

“UK Cash Collateral” has the meaning ascribed to it in Annex D.

“UK Collateral Documents” means each of the following documents: (i) an English law debenture dated on or about the date of the Agreement and entered into by each of the Credit Parties incorporated in England and Wales in favor of the Collateral Agent, (ii) an English law charge over shares dated on or about the date of the Agreement and entered into by ClientLogic International Holding, Inc. in favor of the Collateral Agent, (iii) an English law charge over shares dated on or about the date of the Agreement and entered into by ClientLogic (UK) Holding Limited in favor of the Collateral Agent, (iv) an English law charge over shares dated on or about the date of the Agreement and entered into by ClientLogic Holding Limited in favor of the Collateral Agent, (v) an English law charge over shares dated on or about the date of the Agreement and entered into by Sitel Europe Limited in favor of the Collateral Agent, (vi) an English law charge over shares date on or about the date of the Agreement and entered into by Sitel UK Limited in favor of the Collateral Agent and (vii) any supporting documentation required to be delivered in connection with the foregoing.

“UK L/C Issuer” means issuers of UK Letters of Credit to UK Borrower as contemplated by the Agreement.

“UK Letter of Credit” means documentary or standby letters of credit issued for the account of UK Borrower by any L/C Issuer, and bankers’ acceptances issued by UK Borrower, for which Administrative Agent and Lenders have incurred UK Letter of Credit Obligations.

“UK Letter of Credit Fee” has the meaning ascribed to it in Annex D.

“UK Letter of Credit Obligations” means all outstanding obligations incurred by Administrative Agent, Lenders and L/C Issuer at the request of UK Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of UK Letters of Credit by the L/C Issuer or the purchase of a participation as set forth in Annex D with respect to any UK Letter of Credit. The amount of such UK Letter of Credit Obligations shall equal the maximum amount that may be payable by L/C Issuer, Administrative Agent or Lenders thereupon or pursuant thereto.

“UK Letter of Credit Sublimit” has the meaning ascribed to it in Annex D.

“UK Loan Account” shall have the meaning ascribed to it in Section 1.9(c).

“UK Loans” means, collectively, the UK Revolving Loan, UK Term Loan, Euro Swing Line Loan and the Sterling Swing Line Loan.

“UK Maximum Amount” means, as of any date of determination, an amount equal to the UK Revolving Loan Commitment of all Lenders as of that date.

“UK Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the UK Revolving Loan, Euro Swing Line Loan or Sterling Swing Line Loan, the percentage obtained by dividing (i) the UK Revolving Loan Commitment of that Lender by (ii) the aggregate UK Revolving Loan Commitments of all Lenders, (b) with respect to the UK Term Loan, the percentage obtained by dividing (i) the UK Term Loan Commitment of that Lender by (ii) the aggregate UK Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all UK Loans, the percentage obtained by dividing (i) the aggregate UK Commitments of that Lender by (ii) the aggregate UK Commitments of all Lenders, and (d) with respect to all UK Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the UK Loans held by that Lender, by (ii) the outstanding principal balance of the UK Loans held by all Lenders.

“UK Requisite Revolving Lenders” means Lenders having (a) more than 50% of the UK Revolving Loan Commitments of all Lenders, or (b) if the UK Revolving Loan Commitments have been terminated, more than 50% of the aggregate outstanding amount of the UK Revolving Loan.

“UK Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)-3(i).

“UK Revolving Lenders” means, as of any date of determination, Lenders having a UK Revolving Loan Commitment.

“UK Revolving Loan” means, at any time, the sum of (i) the Dollar Equivalent aggregate amount of UK Revolving Credit Advances outstanding to UK Borrower plus (ii) the Dollar Equivalent of the aggregate UK Letter of Credit Obligations incurred on behalf of UK Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the UK Revolving Loan shall include the outstanding balance of UK Letter of Credit Obligations.

“UK Revolving Loan Commitment” means (a) as to any UK Revolving Lender, the aggregate commitment in U.S. Dollars of such UK Revolving Lender to make UK Revolving Credit Advances or incur UK Letter of Credit Obligations as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such UK Revolving Lender and (b) as to all UK Revolving Lenders, the aggregate commitment in U.S. Dollars of all UK Revolving Lenders to make UK Revolving Credit Advances or incur UK Letter of Credit Obligations, which aggregate commitment shall be $28,000,000 on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“UK Revolving Note” has the meaning ascribed to it in Section 1.1(a)-3(ii).

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of any Loan made to the UK Borrower is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of the company.

“UK Tax Deduction” means a deduction or withholding for or on account of Taxes imposed by the United Kingdom or any political subdivision thereof from a payment on UK Loans.

“U.S. Borrower” has the meaning ascribed to it in the preamble to the Agreement.

“U.S. Borrowing Availability” means as of any date of determination (i) the U.S. Maximum Amount, less (ii) the sum of the U.S. Revolving Loan and the U.S. Dollars Swing Line Loan then outstanding.

“U.S. Cash Collateral” has the meaning ascribed to it in Annex B.

“U.S. Dollars” or “$” means lawful currency of the United States of America.

“U.S. Dollars Collection Account” means such account as specified in writing by Administrative Agent as the “U.S. Dollars Collection Account.”

“U.S. Dollars Swing Line Advance” has the meaning ascribed to it in Section 1.1(c)(i).

“U.S. Dollars Swing Line Availability” means the lesser of (i) (A) the U.S. Dollars Swing Line Commitment less (B) the aggregate outstanding balance of the U.S. Dollars Swing Line Loan at such time and (ii) (A) the U.S. Maximum Amount, less (B) the aggregate outstanding balance of the U.S. Revolving Loan and U.S. Dollars Swing Line Loan at such time.

“U.S. Dollars Swing Line Commitment” means, as to the U.S. Dollars Swing Line Lender, the commitment of the U.S. Dollars Swing Line Lender to make U.S. Dollars Swing Line Advances in an amount equal to $15,000,000, which commitment constitutes a subfacility of the U.S. Revolving Loan Commitment of the U.S. Dollars Swing Line Lender.

“U.S. Dollars Swing Line Lender” means GSCP.

“U.S. Dollars Swing Line Loan” means at any time, the aggregate amount of U.S. Dollars Swing Line Advances outstanding to U.S. Borrower.

“U.S. Dollars Swing Line Note” has the meaning ascribed to it in Section 1.1(c)(ii).

“U.S. L/C Issuer” means issuers of U.S. Letters of Credit to U.S. Borrower as contemplated by the Agreement.

“U.S. L/C Sublimit” has the meaning ascribed to it in Annex B.

“U.S. Lender” has the meaning ascribed to it in Section 1.11(c).

“U.S. Letter of Credit” means documentary or standby letters of credit issued for the account of U.S. Borrower by any L/C Issuer, and bankers’ acceptances issued by U.S. Borrower, for which Administrative Agent and Lenders have incurred U.S. Letter of Credit Obligations, as defined in Annex B.

“U.S. Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“U.S. Letter of Credit Obligations” means all outstanding obligations incurred by Administrative Agent, Lenders and L/C Issuer at the request of U.S. Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of U.S. Letters of Credit by the L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any U.S. Letter of Credit. The amount of such U.S. Letter of Credit Obligations shall equal the maximum amount that may be payable by L/C Issuer, Administrative Agent or Lenders thereupon or pursuant thereto.

“U.S. Loan Account” shall have the meaning ascribed to it in Section 1.9(a).

“U.S. Loans” means, collectively, the U.S. Revolving Loan, the U.S. Dollars Swing Line Loan and the U.S. Term Loan.

“U.S. Maximum Amount” means, as of any date of determination, an amount equal to the U.S. Dollars Revolving Loan Commitment of all Lenders as of that date.

“U.S. Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the U.S. Revolving Loan or the U.S. Dollars Swing Line Loan, the percentage obtained by dividing (i) the U.S. Revolving Loan Commitment of that Lender by (ii) the aggregate U.S. Revolving Loan Commitments of all Lenders, (b) with respect to the U.S. Term Loan, the percentage obtained by dividing (i) the U.S. Term Loan Commitment of that Lender by (ii) the aggregate U.S. Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all U.S. Loans, the percentage obtained by dividing (i) the aggregate U.S. Commitments of that Lender by (ii) the aggregate U.S. Commitments of all Lenders, and (d) with respect to all U.S. Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the U.S. Loans held by that Lender, by (ii) the outstanding principal balance of the U.S. Loans held by all Lenders.

“U.S. Requisite Revolving Lenders” means Lenders having (a) more than 50% of the U.S. Revolving Loan Commitments of all Lenders, or (b) if the U.S. Revolving Loan Commitments have been terminated, more than 50% of the aggregate outstanding amount of the U.S. Revolving Loan.

“U.S. Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)-1(i).

“U.S. Revolving Lenders” means, as of any date of determination, Lenders having a U.S. Revolving Loan Commitment.

“U.S. Revolving Loan” means, at any time, the sum of (i) the aggregate amount of U.S. Revolving Credit Advances outstanding to U.S. Borrower plus (ii) the aggregate U.S. Letter of Credit Obligations incurred on behalf of U.S. Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the U.S. Revolving Loan shall include the outstanding balance of U.S. Letter of Credit Obligations.

“U.S. Revolving Loan Commitment” means (a) as to any U.S. Revolving Lender, the aggregate commitment in U.S. Dollars of such U.S. Revolving Lender to make U.S. Revolving Credit Advances or incur U.S. Letter of Credit Obligations as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such U.S. Revolving Lender and (b) as to all U.S. Revolving Lenders, the aggregate commitment in U.S. Dollars of all U.S. Revolving Lenders to make U.S. Revolving Credit Advances or incur U.S. Letter of Credit Obligations, which aggregate commitment shall be $50,000,000 on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“U.S. Revolving Note” has the meaning ascribed to it in Section 1.1(a)-1(ii).

“U.S. Term Lenders” means, as of any date of determination, Lenders having a U.S. Term Loan Commitment.

“U.S. Term Loan” has the meaning ascribed to it in Section 1.1(b)-1(i).

“U.S. Term Loan Commitment” means (a) as to any U.S. Term Lender, the aggregate commitment in U.S. Dollars of such U.S. Term Lender to make U.S. Term Loans as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such U.S. Term Lender and (b) as to all U.S. Term Lenders, the aggregate commitment in U.S. Dollars of all U.S. Term Lenders to make U.S. Term Loans, which aggregate commitment shall be $550,000,000 on the Closing Date.

“U.S. Term Note” has the meaning ascribed to it in Section 1.1(b)-1(i).

“VAT” means value added tax as provided for in the UK Value Added Tax Act 1994 and any other tax of a similar nature.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex F. For purposes of determining compliance with any amounts or calculations referred to in Sections 3, 4, 5, 6, 8 and Annex F, compliance will be determined at the time of any permitted incurrence or advancement thereof using the Dollar Equivalent thereof at the Administrative Agent’s Spot Rate of Exchange in effect at the time of such incurrence or advancement. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. The terms lease and license shall include sub-lease and sub-license, as applicable.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT UNDER THE U.S. REVOLVING FACILITY

(a) Issuance. Subject to the terms and conditions of the Agreement, Administrative Agent and the U.S. Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of U.S. Borrower and for U.S. Borrower’s and its Subsidiaries’ account, letter of credit obligations with respect to letters of credit issued by U.S. L/C Issuer for U.S. Borrower’s account and denominated in U.S. Dollars (such letter of credit obligations, “U.S. Letter of Credit Obligations” and such letters of credit, “U.S. Letters of Credit”). Each U.S. Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Administrative Agent, as more fully described in paragraph (b)(ii) below. All such U.S. Letter of Credit Obligations in the aggregate shall not at any time exceed the lesser of (i) $25,000,000 (the “U.S. L/C Sublimit”), and (ii) the U.S. Maximum Amount less the aggregate outstanding principal balance of all U.S. Revolving Credit Advances and the U.S. Dollars Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Administrative Agent and U.S. L/C Issuer in their respective sole discretion (including with respect to customary evergreen provisions), and neither Administrative Agent nor U.S. Revolving Lenders shall be under any obligation to incur U.S. Letter of Credit Obligations in respect of, or purchase risk participations in, any U.S. Letter of Credit having an expiry date that is later than the Commitment Termination Date.

(b) (i) Advances Automatic; Participations. In the event that the U.S. L/C Issuer makes or is required to make any payment on or pursuant to any U.S. Letter of Credit, (1) it shall promptly notify Administrative Agent and U.S. Borrower thereof, (2) Administrative Agent shall pay the U.S. L/C Issuer the amount of such payment in U.S. Dollars within one Business Day after receipt of such notice, and (3) such payment shall be deemed to be a Revolving Credit Advance under Section 1.1(a) of the Agreement, regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding U.S. Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each U.S. Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any U.S. Revolving Lender to make available to Administrative Agent for Administrative Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Administrative Agent to the U.S. L/C Issuer shall not relieve any other U.S. Revolving Lender of its obligation hereunder to make available to Administrative Agent its Pro Rata Share thereof, but no U.S. Revolving Lender shall be responsible for the failure of any other U.S. Revolving Lender to make available such other U.S. Revolving Lender’s Pro Rata Share of any such payment.

(ii) If U.S. Borrower shall be unable to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any U.S. Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to the U.S. L/C Issuer, then (A) immediately and without further action whatsoever, each U.S. Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the U.S. L/C Issuer an undivided interest and participation equal to such U.S. Revolving Lender’s Pro Rata Share (based on its Revolving Loan Commitment) of the U.S. Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any U.S. Letter of Credit, each U.S. Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the U.S. L/C Issuer an undivided interest and participation in such U.S. Revolving Lender’s Pro Rata Share (based on its Revolving Loan Commitment) of the U.S. Letter of Credit Obligations with respect to such U.S. Letter of Credit on the date of such issuance. Each U.S. Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances, and Administrative Agent shall reimburse the U.S. L/C Issuer for such payment and disbursements as set forth in clause (i) above.

(iii) The obligations of Lenders under clauses (i) and (ii) above shall be for the benefit of Administrative Agent and U.S. L/C Issuer and may be enforced by U.S. L/C Issuer.

(c)	U.S. Cash Collateral.

(i) If U.S. Borrower is required to provide cash collateral for any U.S. Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, U.S. Borrower will pay to Administrative Agent for the ratable benefit of itself and U.S. Revolving Lenders cash or Cash Equivalents acceptable to Administrative Agent (“U.S. Cash Collateral”) in an amount and in U.S. Dollars equal to 103% of the maximum amount then available to be drawn under each applicable U.S. Letter of Credit outstanding. Such U.S. Cash Collateral shall be held by Collateral Agent and pledged to, and subject to the control of, Collateral Agent, for the benefit of Collateral Agent, Lenders and U.S. L/C Issuer. U.S. Borrower hereby pledges and grants to Collateral Agent, on behalf of itself and Secured Parties, a security interest in all such U.S. Cash Collateral and all proceeds thereof, as security for the payment of all amounts due in respect of the U.S. Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law. All U.S. Cash Collateral required for a U.S. Letter of Credit shall be provided in U.S. Dollars.

(ii) If any U.S. Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, U.S. Borrower shall either (A) provide U.S. Cash Collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver to U.S. L/C Issuer a stand-by letter (or letters) of credit in guarantee of such U.S. Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in U.S. dollars equal to 103% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding U.S. Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are reasonably satisfactory to Administrative Agent and U.S. L/C Issuer in their respective sole discretion.

(iii) From time to time after funds are deposited as U.S. Cash Collateral by U.S. Borrower, whether before or after the Commitment Termination Date, Administrative Agent may apply such funds then held by it to the payment of any amounts, and in such order as Administrative Agent may elect, as shall be or shall become due and payable by U.S. Borrower to Administrative Agent and Lenders with respect to such U.S. Letter of Credit Obligations of U.S. Borrower and, upon the satisfaction in full of all U.S. Letter of Credit Obligations of U.S. Borrower, to any other Obligations then due and payable.

(iv) Neither U.S. Borrower nor any Person claiming on behalf of or through U.S. Borrower shall have any right to withdraw any of the U.S. Cash Collateral during the continuance of an Event of Default, except that upon the termination of all U.S. Letter of Credit Obligations and the payment of all amounts payable by U.S. Borrower to Agents and Lenders in respect thereof, any remaining U.S. Cash Collateral shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to U.S. Borrower or as otherwise required by law. Interest earned on U.S. Cash Collateral shall be for the U.S. Borrower’s account and shall be distributed to the U.S. Borrower on the last Business Day of each month.

(d) Fees and Expenses. U.S. Borrower agrees to pay to Administrative Agent for the benefit of U.S. Revolving Lenders, as compensation to such Lenders for U.S. Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Administrative Agent or any Lender on account of such U.S. Letter of Credit Obligations, and (ii) for each month during which any U.S. Letter of Credit Obligation shall remain outstanding, a fee (the “U.S. Letter of Credit Fee”) in Dollars and in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable U.S. Letter of Credit. Such fee shall be paid to Administrative Agent for the benefit of the U.S. Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, U.S. Borrower shall pay to the U.S. L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of the U.S. L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such U.S. Letter of Credit or otherwise payable pursuant to the application and related documentation under which such U.S. Letter of Credit is issued.

(e) Request for Incurrence of U.S. Letter of Credit Obligations. U.S. Borrower shall give Administrative Agent written notice requesting the incurrence of any U.S. Letter of Credit Obligation. Such notice must be given in writing no later than 11:00 a.m. (New York time) on the date which is at least two (2) Business Days’ prior to the incurrence of such U.S. Letter of Credit Obligation. The notice shall be accompanied by the form of the U.S. Letter of Credit (which shall be acceptable to the U.S. L/C Issuer) and a completed an application for standby U.S. Letter of Credit as applicable in form and substance satisfactory to the U.S. L/C Issuer. Notwithstanding anything contained herein to the contrary, U.S. Letter of Credit applications by U.S. Borrower and approvals by Administrative Agent and the U.S. L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among U.S. Borrower, Administrative Agent and the U.S. L/C Issuer.

(f) Obligation Absolute. The obligation of U.S. Borrower to reimburse Administrative Agent and U.S. Revolving Lenders for payments made with respect to any U.S. Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each U.S. Revolving Lender to make payments to Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of U.S. Borrower and U.S. Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any U.S. Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that U.S. Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any U.S. Letter of Credit (or any Persons or entities for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with the Agreement, the U.S. Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between U.S. Borrower or any of its Affiliates and the beneficiary for which the U.S. Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any U.S. Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Administrative Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or the U.S. L/C Issuer under any U.S. Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such U.S. Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

(g)	Indemnification; Nature of Lenders’ Duties.

(i) In addition to amounts payable as elsewhere provided in the Agreement, U.S. Borrower hereby agrees to pay and to protect, indemnify, and save harmless each Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that any Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any U.S. Letter of Credit or guaranty thereof, or (B) the failure of any Agent or any Lender seeking indemnification or of the U.S. L/C Issuer to honor a demand for payment under any U.S. Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than (x) to the extent as a result of the gross negligence, bad faith or willful misconduct of such Agent, Lender or U.S. L/C Issuer (as finally determined by a court of competent jurisdiction) or (y) in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, the fees and expenses of more than one separate firm of attorneys at any time for all such indemnified Persons.

(ii) As between any Agent and any Lender and U.S. Borrower, U.S. Borrower assumes all risks of the acts and omissions of, or misuse of any U.S. Letter of Credit by beneficiaries of any U.S. Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither any Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any U.S. Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any U.S. Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any U.S. Letter of Credit to comply fully with conditions required in order to demand payment under such U.S. Letter of Credit; provided, that in the case of any payment by Administrative Agent under any U.S. Letter of Credit or guaranty thereof, Administrative Agent shall be liable to the extent such payment was made solely as a result of its gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such U.S. Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such U.S. Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any U.S. Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any U.S. Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of any Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of any Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by U.S. Borrower in favor of the U.S. L/C Issuer in any U.S. Letter of Credit application, reimbursement agreement or similar document, instrument or agreement between U.S. Borrower and the U.S. L/C Issuer.

ANNEX C (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT UNDER THE CANADIAN REVOLVING FACILITY

(a) Issuance. Subject to the terms and conditions of the Agreement, Administrative Agent and the Canadian Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Canadian Borrower and for Canadian Parties’ and their respective Subsidiaries’ account, letter of credit obligations with respect to letters of credit issued by Canadian L/C Issuer for Canadian Borrower’s account and denominated in Canadian Dollars (such letter of credit obligations, “Canadian Letter of Credit Obligations” and such letters of credit, “Canadian Letters of Credit”). Each Canadian Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Administrative Agent, as more fully described in paragraph (b)(ii) below. All such Canadian Letter of Credit Obligations in the aggregate shall not at any time exceed the lesser of (i) $5,000,000 (the “Canadian L/C Sublimit”), and (ii) the Canadian Maximum Amount less the aggregate outstanding principal balance of the Dollar Equivalent of all Canadian Revolving Credit Advances and the Dollar Equivalent of Canadian Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Administrative Agent and Canadian L/C Issuer in their respective sole discretion (including with respect to customary evergreen provisions), and neither Administrative Agent nor Canadian Revolving Lenders shall be under any obligation to incur Canadian Letter of Credit Obligations in respect of, or purchase risk participations in, any Canadian Letter of Credit having an expiry date that is later than the Commitment Termination Date.

(b) (i) Advances Automatic; Participations. In the event that the Canadian L/C Issuer makes or is required to make any payment on or pursuant to any Canadian Letter of Credit, (1) it shall promptly notify Administrative Agent and Canadian Borrower thereof, (2) Administrative Agent shall pay the Canadian L/C Issuer the amount of such payment in Canadian Dollars within one Business Day after receipt of such notice, and (3) such payment shall be deemed to be a Revolving Credit Advance under Section 1.1(a) of the Agreement, regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Canadian Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Canadian Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Canadian Revolving Lender to make available to Administrative Agent for Administrative Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Administrative Agent to the Canadian L/C Issuer shall not relieve any other Canadian Revolving Lender of its obligation hereunder to make available to Administrative Agent its Pro Rata Share thereof, but no Canadian Revolving Lender shall be responsible for the failure of any other Canadian Revolving Lender to make available such other Canadian Revolving Lender’s Pro Rata Share of any such payment.

(ii) If Canadian Borrower shall be unable to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in

Sections 8.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any Canadian Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to the Canadian L/C Issuer, then (A) immediately and without further action whatsoever, each Canadian Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the Canadian L/C Issuer an undivided interest and participation equal to such Canadian Revolving Lender’s Pro Rata Share (based on its Revolving Loan Commitment) of the Canadian Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Canadian Letter of Credit, each Canadian Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the Canadian L/C Issuer an undivided interest and participation in such Canadian Revolving Lender’s Pro Rata Share (based on its Revolving Loan Commitment) of the Canadian Letter of Credit Obligations with respect to such Canadian Letter of Credit on the date of such issuance. Each Canadian Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances, and Administrative Agent shall reimburse the Canadian L/C Issuer for such payment and disbursements as set forth in clause (i) above.

(iii) The obligations of Lenders under clauses (i) and (ii) above shall be for the benefit of Administrative Agent and Canadian L/C Issuer and may be enforced by Canadian L/C Issuer.

(c)	Canadian Cash Collateral.

(i) If Canadian Borrower is required to provide cash collateral for any Canadian Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, Canadian Borrower will pay to Administrative Agent for the ratable benefit of itself and Canadian Revolving Lenders cash or Cash Equivalents acceptable to Administrative Agent (“Canadian Cash Collateral”) in an amount and in Canadian Dollars equal to 103% of the maximum amount then available to be drawn under each applicable Canadian Letter of Credit outstanding. Such Canadian Cash Collateral shall be held by Collateral Agent and pledged to, and subject to the control of, Collateral Agent, for the benefit of Collateral Agent, Lenders and Canadian L/C Issuer. Canadian Borrower hereby pledges and grants to Collateral Agent, on behalf of itself and Secured Parties, a security interest in all such Canadian Cash Collateral and all proceeds thereof, as security for the payment of all amounts due in respect of the Canadian Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex C, shall constitute a security agreement under applicable law. All Canadian Cash Collateral required for a Canadian Letter of Credit shall be provided in Canadian Dollars.

(ii) If any Canadian Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Canadian Borrower shall either (A) provide Canadian Cash Collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver to Canadian L/C Issuer a stand-by letter (or letters) of credit in guarantee of such Canadian Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in Canadian dollars equal to 103% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Canadian Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are reasonably satisfactory to Administrative Agent and Canadian L/C Issuer in their respective sole discretion.

(iii) From time to time after funds are deposited as Canadian Cash Collateral by Canadian Borrower, whether before or after the Commitment Termination Date, Administrative Agent may apply such funds then held by it to the payment of any amounts, and in such order as Administrative Agent may elect, as shall be or shall become due and payable by Canadian Borrower to Administrative Agent and Lenders with respect to such Canadian Letter of Credit Obligations of Canadian Borrower and, upon the satisfaction in full of all Canadian Letter of Credit Obligations of Canadian Borrower, to any other Obligations then due and payable.

(iv) Neither Canadian Borrower nor any Person claiming on behalf of or through Canadian Borrower shall have any right to withdraw any of the Canadian Cash Collateral during the Continuance of an Event of Default, except that upon the termination of all Canadian Letter of Credit Obligations and the payment of all amounts payable by Canadian Borrower to Agents and Lenders in respect thereof, any remaining Canadian Cash Collateral shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to Canadian Borrower or as otherwise required by law. Interest earned on Canadian Cash Collateral shall be for the Canadian Borrower’s account and shall be distributed to the Canadian Borrower on the last Business Day of each month.

(d) Fees and Expenses. Canadian Borrower agrees to pay to Administrative Agent for the benefit of Canadian Revolving Lenders, as compensation to such Lenders for Canadian Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Administrative Agent or any Lender on account of such Canadian Letter of Credit Obligations, and (ii) for each month during which any Canadian Letter of Credit Obligation shall remain outstanding, a fee (the “Canadian Letter of Credit Fee”) in Canadian Dollars and in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Canadian Letter of Credit. Such fee shall be paid to Administrative Agent for the benefit of the Canadian Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Canadian Borrower shall pay to the Canadian L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of the Canadian L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Canadian Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Canadian Letter of Credit is issued.

(e) Request for Incurrence of Canadian Letter of Credit Obligations. Canadian Borrower shall give Administrative Agent written notice requesting the incurrence of any Canadian Letter of Credit Obligation. Such notice must be given in writing no later than 11:00 a.m. (New York time) on the date which is at least two (2) Business Days’ prior to the incurrence of such Canadian Letter of Credit Obligation. The notice shall be accompanied by the form of the Canadian Letter of Credit (which shall be acceptable to the Canadian L/C Issuer) and a completed application for standby Canadian Letter of Credit as applicable in form and substance satisfactory to the Canadian L/C Issuer. Notwithstanding anything contained herein to the contrary, Canadian Letter of Credit applications by Canadian Borrower and approvals by Administrative Agent and the Canadian L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Canadian Borrower, Administrative Agent and the Canadian L/C Issuer.

(f) Obligation Absolute. The obligation of Canadian Borrower to reimburse Administrative Agent and Canadian Revolving Lenders for payments made with respect to any Canadian Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Canadian Revolving Lender to make payments to Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Canadian Borrower and Canadian Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Canadian Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that Canadian Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Canadian Letter of Credit (or any Persons or entities for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with the Agreement, the Canadian Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Canadian Borrower or any of its Affiliates and the beneficiary for which the Canadian Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any Canadian Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Administrative Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or the Canadian L/C Issuer under any Canadian Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Canadian Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

(g)	Indemnification; Nature of Lenders’ Duties.

(i) In addition to amounts payable as elsewhere provided in the Agreement, Canadian Borrower hereby agrees to pay and to protect, indemnify, and save harmless each Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that any Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Canadian Letter of Credit or guaranty thereof, or (B) the failure of any Agent or any Lender seeking indemnification or of the Canadian L/C Issuer to honor a demand for payment under any Canadian Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than (x) to the extent as a result of the gross negligence or willful misconduct of such Agent, Lender or Canadian L/C Issuer (as finally determined by a court of competent jurisdiction) or (y) in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, the fees and expenses of more than one separate firm of attorneys at any time for all such indemnified Persons.

(ii) As between any Agent and any Lender and Canadian Borrower, Canadian Borrower assumes all risks of the acts and omissions of, or misuse of any Canadian Letter of Credit by beneficiaries of any Canadian Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither any Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Canadian Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Canadian Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Canadian Letter of Credit to comply fully with conditions required in order to demand payment under such Canadian Letter of Credit; provided, that in the case of any payment by Administrative Agent under any Canadian Letter of Credit or guaranty thereof, Administrative Agent shall be liable to the extent such payment was made solely as a result of its gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Canadian Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Canadian Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Canadian Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Canadian Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of any Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of any Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Canadian Borrower in favor of the Canadian L/C Issuer in any Canadian Letter of Credit application, reimbursement agreement or similar document, instrument or agreement between Canadian Borrower and the Canadian L/C Issuer.

ANNEX D (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT UNDER THE UK REVOLVING FACILITY

(a) Issuance. Subject to the terms and conditions of the Agreement, Administrative Agent and the UK Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of UK Borrower and for UK Borrower’s and the Foreign Subsidiaries’ account, letter of credit obligations with respect to letters of credit issued by UK L/C Issuer for UK Borrower’s account and denominated in Sterling or Euros as selected by UK Borrower (such letter of credit obligations, “UK Letter of Credit Obligations” and such letters of credit, “UK Letters of Credit”). Each UK Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Administrative Agent, as more fully described in paragraph (b)(ii) below. All such UK Letter of Credit Obligations in the aggregate shall not at any time exceed the lesser of (i) $10,000,000 (the “UK L/C Sublimit”), and (ii) the UK Maximum Amount less the aggregate outstanding principal balance of the Dollar Equivalent of all UK Revolving Credit Advances, the Dollar Equivalent of the UK Swing Line Loan and the Dollar Equivalent of Euro Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Administrative Agent and UK L/C Issuer in their respective sole discretion (including with respect to customary evergreen provisions), and neither Administrative Agent nor UK Revolving Lenders shall be under any obligation to incur UK Letter of Credit Obligations in respect of, or purchase risk participations in, any UK Letter of Credit having an expiry date that is later than the Commitment Termination Date.

(b) (i) Advances Automatic; Participations. In the event that the UK L/C Issuer makes or is required to make any payment on or pursuant to any UK Letter of Credit, (1) it shall promptly notify Administrative Agent and UK Borrower thereof, (2) Administrative Agent shall pay the UK L/C Issuer the amount of such payment in the applicable currency within one Business Day after receipt of such notice, and (3) such payment shall be deemed to be a Revolving Credit Advance under Section 1.1(a) of the Agreement, regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding UK Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each UK Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any UK Revolving Lender to make available to Administrative Agent for Administrative Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Administrative Agent to the UK L/C Issuer shall not relieve any other UK Revolving Lender of its obligation hereunder to make available to Administrative Agent its Pro Rata Share thereof, but no UK Revolving Lender shall be responsible for the failure of any other UK Revolving Lender to make available such other UK Revolving Lender’s Pro Rata Share of any such payment.

(ii) If UK Borrower shall be unable to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any UK Revolving

Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to the UK L/C Issuer, then (A) immediately and without further action whatsoever, each UK Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the UK L/C Issuer an undivided interest and participation equal to such UK Revolving Lender’s Pro Rata Share (based on its Revolving Loan Commitment) of the UK Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any UK Letter of Credit, each UK Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the UK L/C Issuer an undivided interest and participation in such UK Revolving Lender’s Pro Rata Share (based on its Revolving Loan Commitment) of the UK Letter of Credit Obligations with respect to such UK Letter of Credit on the date of such issuance. Each UK Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances, and Administrative Agent shall reimburse the UK L/C Issuer for such payment and disbursements as set forth in clause (i) above.

(iii) The obligations of Lenders under clauses (i) and (ii) above shall be for the benefit of Administrative Agent and UK L/C Issuer and may be enforced by UK L/C Issuer.

(c)	UK Cash Collateral.

(i) If UK Borrower is required to provide cash collateral for any UK Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, UK Borrower will pay to Administrative Agent for the ratable benefit of itself and UK Revolving Lenders cash or Cash Equivalents acceptable to Administrative Agent (“UK Cash Collateral”) in an amount and in the currency of the UK Letter of Credit equal to 103% of the maximum amount then available to be drawn under each applicable UK Letter of Credit outstanding. Such UK Cash Collateral shall be held by Collateral Agent and pledged to, and subject to the control of, Collateral Agent, for the benefit of Collateral Agent, Lenders and UK L/C Issuer. UK Borrower hereby pledges and grants to Collateral Agent, on behalf of itself and Secured Parties, a security interest in all such UK Cash Collateral and all proceeds thereof, as security for the payment of all amounts due in respect of the UK Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex D, shall constitute a security agreement under applicable law. All UK Cash Collateral required for a UK Letter of Credit shall be provided in the currency of the UK Letter of Credit.

(ii) If any UK Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, UK Borrower shall either (A) provide UK Cash Collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver to UK L/C Issuer a stand-by letter (or letters) of credit in guarantee of such UK Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in the applicable currency of the UK Letter of Credit equal to 103% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding UK Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are reasonably satisfactory to Administrative Agent and UK L/C Issuer in their respective sole discretion.

(iii) From time to time after funds are deposited as UK Cash Collateral by UK Borrower, whether before or after the Commitment Termination Date, Administrative Agent may apply such funds then held by it to the payment of any amounts, and in such order as Administrative Agent may elect, as shall be or shall become due and payable by UK Borrower to Administrative Agent and Lenders with respect to such UK Letter of Credit Obligations of UK Borrower and, upon the satisfaction in full of all UK Letter of Credit Obligations of UK Borrower, to any other Obligations then due and payable.

(iv) Neither UK Borrower nor any Person claiming on behalf of or through UK Borrower shall have any right to withdraw any of the UK Cash Collateral during the continuance of an Event of Default, except that upon the termination of all UK Letter of Credit Obligations and the payment of all amounts payable by UK Borrower to Agents and Lenders in respect thereof, any remaining UK Cash Collateral shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to UK Borrower or as otherwise required by law. Interest earned on UK Cash Collateral shall be for the UK Borrower’s account and shall be distributed to the Canadian Borrower on the last Business Day of each month.

(d) Fees and Expenses. UK Borrower agrees to pay to Administrative Agent for the benefit of UK Revolving Lenders, as compensation to such Lenders for UK Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Administrative Agent or any Lender on account of such UK Letter of Credit Obligations, and (ii) for each month during which any UK Letter of Credit Obligation shall remain outstanding, a fee (the “UK Letter of Credit Fee”) in the currency of the UK Letter of Credit and in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable UK Letter of Credit. Such fee shall be paid to Administrative Agent for the benefit of the UK Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, UK Borrower shall pay to the UK L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of the UK L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such UK Letter of Credit or otherwise payable pursuant to the application and related documentation under which such UK Letter of Credit is issued.

(e) Request for Incurrence of UK Letter of Credit Obligations. UK Borrower shall give Administrative Agent written notice requesting the incurrence of any UK Letter of Credit Obligation. Such notice must be given in writing no later than 11:00 a.m. (New York time) on the date which is at least two (2) Business Days’ prior to the incurrence of such UK Letter of Credit Obligation. The notice shall be accompanied by the form of the UK Letter of Credit (which shall be acceptable to the UK L/C Issuer) and a completed application for standby UK Letter of Credit as applicable in form and substance satisfactory to the UK L/C Issuer. Notwithstanding anything contained herein to the contrary, UK Letter of Credit applications by UK Borrower and approvals by Administrative Agent and the UK L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among UK Borrower, Administrative Agent and the UK L/C Issuer.

(f) Obligation Absolute. The obligation of UK Borrower to reimburse Administrative Agent and UK Revolving Lenders for payments made with respect to any UK Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each UK Revolving Lender to make payments to Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of UK Borrower and UK Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any UK Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that UK Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any UK Letter of Credit (or any Persons or entities for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with the Agreement, the UK Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between UK Borrower or any of its Affiliates and the beneficiary for which the UK Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any UK Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Administrative Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or the UK L/C Issuer under any UK Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such UK Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

(g)	Indemnification; Nature of Lenders’ Duties.

(i) In addition to amounts payable as elsewhere provided in the Agreement, UK Borrower hereby agrees to pay and to protect, indemnify, and save harmless each Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that any Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any UK Letter of Credit or guaranty thereof, or (B) the failure of any Agent or any Lender seeking indemnification or of the UK L/C Issuer to honor a demand for payment under any UK Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than (x) to the extent as a result of the gross negligence or willful misconduct of such Agent, Lender or UK L/C Issuer (as finally determined by a court of competent jurisdiction) or (y) in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, the fees and expenses of more than one separate firm of attorneys at any time for all such indemnified Persons.

(ii) As between any Agent and any Lender and UK Borrower, UK Borrower assumes all risks of the acts and omissions of, or misuse of any UK Letter of Credit by beneficiaries of any UK Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither any Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any UK Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any UK Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any UK Letter of Credit to comply fully with conditions required in order to demand payment under such UK Letter of Credit; provided, that in the case of any payment by Administrative Agent under any UK Letter of Credit or guaranty thereof, Administrative Agent shall be liable to the extent such payment was made solely as a result of its gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such UK Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such UK Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any UK Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any UK Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of any Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of any Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by UK Borrower in favor of the UK L/C Issuer in any UK Letter of Credit application, reimbursement agreement or similar document, instrument or agreement between UK Borrower and the UK L/C Issuer.

ANNEX E (Section 4.1(a))

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CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Holdings shall deliver or cause to be delivered to Administrative Agent or to Administrative Agent and Lenders, as indicated, (or in the case of clause (m), below, agrees to participate in, or procure that the U.S. Borrower participates in) the following:

(a) Quarterly Financials. To Administrative Agent and Lenders, within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Holdings, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Holdings that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Holdings shall deliver to Administrative Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a variance analysis report that includes a comparison to budget for that Fiscal Quarter and (beginning with 2008) a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(b) Financial Plan. No later than 45 days after the first day of each Fiscal Year (beginning with the Fiscal Year beginning on January 1, 2008), a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each quarter of each Fiscal Year.

(c) Annual Audited Financials. To Administrative Agent and Lenders, within one hundred and ten (110) days after the end of each Fiscal Year, audited Financial Statements for Holdings and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Administrative Agent. Such Financial Statements shall be accompanied by (i) a Compliance Certificate showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the chief executive officer or chief financial officer of Holdings that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries on a consolidated basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(d) Management Letters. To Administrative Agent and Lenders, promptly upon request by Administrative Agent, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(e) Default Notices. To Administrative Agent and Lenders, within five (5) Business Days after an executive officer of U.S. Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(f) SEC Filings and Press Releases. To Administrative Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority.

(g) Subordinated Debt. To Administrative Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

(h) Supplemental Schedules. To Administrative Agent, supplemental disclosures, if any, required by Section 5.6.

(i) Litigation. To Administrative Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that is reasonably likely to result in a Material Adverse Effect.

(j) Employee Benefit Plans. To Administrative Agent, promptly upon becoming aware of an ERISA Event or its equivalent with respect to a Foreign Plan.

(k) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section (c) above, U.S. Borrower shall deliver to Collateral Agent a certificate of its authorized officer which sets forth the organizational structure of Holdings and its Subsidiaries (using exact legal names to identify each entity) and confirms that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes.

(l) Other Documents. To Administrative Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Administrative Agent (or any Lender through the Administrative Agent) shall, from time to time, reasonably request, provided such information is prepared in the ordinary course of the Credit Party’s business (it being understood that such information is subject to the confidentiality provisions of Section 11.8).

(m) In addition, Holdings agrees that it shall participate, or shall procure that the U.S. Borrower participates (in either case, represented by senior management and representatives, with appropriate seniority and expertise) in a quarterly update call to discuss the most recently delivered financial statements, recent changes in revenues and the sources relating thereto and the prospects of Holdings and its Subsidiaries, with the Administrative Agent and the participating Lenders, within 10 Business Days (or such later date as may be agreed by the Administrative Agent, in its sole discretion) from the date that the Compliance Certificates are delivered to the Administrative Agent, pursuant to clause (a) and clause (c) above, at a reasonable time (during business hours) to be agreed between Holdings and the Administrative Agent.

ANNEX F (Section 6.9)

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CREDIT AGREEMENT

FINANCIAL COVENANTS

Holdings shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a) Maximum Capital Expenditures. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period	Maximum Capital Expenditures per Period
Fiscal Year 2008	$65,000,000
Fiscal Year 2009	$60,000,000
Fiscal Year 2010	$70,000,000
Fiscal Year 2011	$80,000,000
Fiscal Year 2012	$90,000,000
Fiscal Year 2013	$95,000,000

provided, however, that, to the extent that the amount of Capital Expenditures made by Holdings and its Subsidiaries during any Fiscal Year is less than the aggregate amount permitted (including after giving effect to this proviso) for such Fiscal Year, then such unutilized amount may be carried forward and utilized by Holdings and its Subsidiaries to make Capital Expenditures in the immediately succeeding Fiscal Year, provided that, for purposes of measuring compliance herewith, the amount carried over shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year. Notwithstanding anything to the contrary with respect to any Fiscal Year during which a Permitted Acquisition is consummated and for each Fiscal Year subsequent thereto, the amount of Capital Expenditures permitted under the preceding sentence applicable to each such Fiscal Year shall be increased by an amount equal to 5% of the purchase price of each Permitted Acquisition (the “Acquired Permitted Capital Expenditure Amount”); provided, however, with respect to the Fiscal Year during which any such Permitted Acquisition occurs, the amount of additional Capital Expenditures permitted as a result of this sentence shall be an amount equal to the product of (x) the Acquired Permitted Capital Expenditure Amount and (y) a fraction, the numerator of which is the number of days remaining in such Fiscal Year after the date such Permitted Acquisition is consummated and the denominator of which is the actual number of days in such Fiscal Year.

Notwithstanding anything to the contrary contained above, for any Fiscal Year, the amount of Capital Expenditures that would otherwise be permitted in such Fiscal Year pursuant to this clause (a) (including as a result of the carry-forward described in the proviso to the first sentence of the proviso above) may be increased by an amount not to exceed $5,000,000 (the “CapEx Pull-Forward Amount”). The actual CapEx Pull-Forward Amount in respect of any such Fiscal Year shall reduce, on a dollar-for-dollar basis, the amount of Capital Expenditures that would have been permitted to be made in the immediately succeeding Fiscal Year (provided that Holdings and its Subsidiaries may apply the CapEx Pull-Forward Amount in such immediately succeeding Fiscal Year).

(b) Minimum Interest Coverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each period set forth below, an Interest Coverage Ratio for the four Fiscal Quarter period then ended of not less than the following:

Four Fiscal Quarter Period Ended	Interest Coverage Ratio
March 31, 2010	1.5:1.00
June 30, 2010	1.5:1.00
September 30, 2010	1.5:1.00
December 31, 2010	1.6:1.00
March 31, 2011	1.6:1.00
June 30, 2011	1.6:1.00
September 30, 2011	1.7:1.00
December 31, 2011	1.7:1.00
March 31, 2012	1.7:1.00
June 30, 2012	1.7:1.00
September 30, 2012	1.8:1.00
December 31, 2012	1.9:1.00
March 31, 2013	1.9:1.00
June 30, 2013	1.9:1.00
September 30, 2013	2.0:1.00
December 31, 2013	2.0:1.00

(c) Maximum Senior Secured Leverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each period set forth below, a Senior Secured Leverage Ratio for the four Fiscal Quarter period then ended of not more than the following:

Four Fiscal Quarter Period Ended	Senior Secured Leverage Ratio
March 31, 2010	3.5:1.00
June 30, 2010	3.5:1.00
September 30, 2010	3.5:1.00
December 31, 2010	3.5:1.00
March 31, 2011	3.4:1.00
June 30, 2011	3.2:1.00

Four Fiscal Quarter Period Ended	Senior Secured Leverage Ratio
September 30, 2011	3.2:1.00
December 31, 2011	3.1:1.00
March 31, 2012	3.0:1.00
June 30, 2012	2.9:1.00
September 30, 2012	2.7:1.00
December 31, 2012	2.6:1.00
March 31, 2013	2.5:1.00
June 30, 2013	2.4:1.00
September 30, 2013	2.3:1.00
December 31, 2013	2.0:1.00

If Holdings fails at any time to comply with the financial covenants set forth in clause (b) or (c) with respect to any Fiscal Quarter (each such occurrence, a “Financial Covenant Default”), and no later than ten (10) days after U.S. Borrower delivers Financial Statements to Administrative Agent demonstrating such failure to comply, any Permitted Holder makes (or has made, following the end of the relevant Fiscal Quarter) a cash equity contribution in exchange for Equity Interests of Holdings (that are not Disqualified Equity Interests) or any Affiliate Sub Debt is incurred (or was incurred, following the end of the relevant Fiscal Quarter) by Holdings (any such event, an “Equity Cure Event”), then (i) the amount of such cash equity contribution or Affiliate Sub Debt shall be included in the calculation of Adjusted EBITDA for the purposes of determining compliance with such financial covenants set forth in clause (b) or (c) with respect to such Fiscal Quarter and each of the three succeeding Fiscal Quarters or in the case of one or more Equity Contributions that are made within 30 days after the First Amendment Effective Date with respect to the first Fiscal Quarter of 2009 and each of the three succeeding Fiscal Quarters thereafter and (ii) to the extent that Adjusted EBITDA is increased pursuant to clause (i) above by an amount necessary to ensure that the financial covenants set forth in clause (b) and (c) are complied with any Event of Default that arose as a result of such Financial Covenant Default shall be deemed permanently waived by the Lenders, provided that such contribution was not for any other purpose under this Agreement or other Loan Documents including, without limitation, any Equity Contribution that was used for a Buyback Loan Purchase. Notwithstanding the foregoing the full amount of each Equity Contribution that is made within 30 days after the First Amendment Effective Date shall be included in the calculation of Adjusted EBITDA for the purposes of clause (i) and (ii) above, notwithstanding the fact that such Equity Contribution is also used for a Buyback Loan Purchase; provided however, that if the aggregate amount of Equity Contributions that are made within 30 days after the First Amendment Effective Date exceed $30,000,000, no more than $30,000,000 may be included in the calculation of Adjusted EBITDA for any of the foregoing purposes set forth in this clause (c). In addition, notwithstanding the foregoing, Holdings’ ability to cure Financial Covenant Defaults in the manner described above shall be limited to no more than two Equity Cure Events in any twelve-month period, and no more than four Equity Cure Events in the aggregate during the term of this

Agreement. Furthermore, the amount of such equity contributions made pursuant to the foregoing shall not exceed an amount sufficient after application as provided above to cure the related Financial Covenant Default(s); provided that those Equity Contributions made within 30 days after the First Amendment Effective Date which are in an aggregate amount not exceeding $30,000,000 shall not be subject to the limitation contained in this sentence.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then U.S. Borrower, Administrative Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings’ and its Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by U.S. Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. If Administrative Agent, U.S. Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Administrative Agent, U.S. Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex F shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Administrative Agent.

As of any date of determination, for purposes of determining the Interest Coverage Ratio, Total Leverage Ratio or Senior Secured Leverage Ratio (and any financial calculations required to be made or included within such ratios, or required for purposes of making a calculation required by Section 6.1(i)), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Disposed of by Borrower or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by Borrower on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such assets or businesses that have been so acquired or so disposed, as the case may be, in each case (i) calculated in accordance with Regulation S-X of the Securities Act of 1933, as amended from time to time, and any successor statute, for the period of four Fiscal Quarters ended on or immediately prior to the date of determination of any such ratios (without giving effect to any cost-savings or adjustments relating to synergies resulting from a Permitted Acquisition except as permitted by Regulation S-X of the Securities Act of 1933 or otherwise as Administrative Agent shall otherwise agree) and (ii) giving effect to any such assets or businesses that have been so acquired or so disposed of as if such transaction had occurred on the first day of such four Fiscal Quarter period; provided, that solely for purposes of determining the Senior Secured Leverage Ratio for the Fiscal Quarter ending March 31, 2010 (and any financial calculations required to be made or included within such ratio), the issuance of the Senior Notes (and related repayment of Loans required pursuant to Section II.E of the Third Amendment) will be given pro forma effect as if it had been consummated on the last day of such Fiscal Quarter.

ANNEX G

[Reserved]

G-1

ANNEX H (Section 11.10)

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CREDIT AGREEMENT

NOTICE ADDRESSES

(A) If to Administrative Agent , Collateral Agent, Euro Swing Line Lender, Sterling Swing Line Lender or U.S. Swing Line Lender:

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 17th Floor

Jersey City, NJ 07302

Attention: SBD Operations

Attention: Pedro Ramirez

Telecopier: (212) 357-4597

Email: gsd.link@gs.com

with copies to:

Goldman Sachs Credit Partners L.P.

1 New York Plaza

New York, New York 10004

Attention: Rob Schatzman

Telecopier: (212) 902-3000

(B) If to Canadian Dollars Swing Line Lender, at

Bank of America N.A.,

Canada Branch

200 Front Street West

Suite 2700

Toronto, Ontario M5V-3L2

Attention: Medina Sales De Andrade

Telecopier No.: (416) 349-4283

Telephone No.: (416) 349-4283

(C) If to Holdings, or any other Credit Party (c/o Holdings), at

ClientLogic Corporation

Two American Center

3102 West End Avenue, Suite 1000

Nashville, TN 37203

Attention: Mr. Craig Jantzi

Telecopier No.: 615-301-7150

Telephone No.: 615-301-7113

H-1

(D) If to any Lender other than GSCP, as indicated to Administrative Agent in writing or as indicated in the Assignment Agreement.

H-2

ANNEX I (from Annex A – Commitments definition)

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CREDIT AGREEMENT

Lender(s):

U.S. Term Loan Commitments

Lender	U.S. Term Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$550,000,000	100%

EURO Term Loan Commitments

Lender	Euro Term Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	€51,447,419.48	100%

Sterling Term Loan Commitments

Lender	Sterling Term Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	£30,000,000	100%

I-1

U.S. Revolving Loan Commitments

Lender	U.S. Revolving Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$26,250,000	52.50%
General Electric Capital Corporation	1,250,000	2.50%
Bank of America, N.A.	5,000,000	10.00%
Fifth Third Bank	15,000,000	30.00%
Deutsche Bank Trust Company Americas	2,500,000	5.00%

Total	$50,000,000	100.00%

Canadian Revolving Loan Commitments

Lender	Canadian Dollars Revolving Loan Commitment	Pro Rata Share
Bank of America, N.A. (Canada Branch)	$7,000,000	100.00%

Total	$7,000,000	100.00%

UK Revolving Loan Commitments

Lender	UK Revolving Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$10,000,000	35.71%
GE Corporate Finance Bank SAS, London Branch	10,000,000	35.71%
Bank of America, N.A.	8,000,000	28.57%

Total	$28,000,000	100.00%

I-2

ANNEX J

to

CREDIT AGREEMENT

OUTLINE OF AUCTION MECHANICS

Purchaser	The applicable Borrower Affiliated Purchaser (the “Purchaser”).

Term Loans	All Term Loans stipulated by the applicable Borrower(s) in the Offer Document.

The Purchase Offer

The Purchaser may offer to purchase from Lenders for cash, at any time prior to December 31, 2009, any and all of the Term Loans that are specified by the applicable Borrower(s) in the Offer Document (each, as set forth herein, a “Purchase Offer”). The Purchaser may make a Purchase Offer to purchase Term Loans denominated in any one currency without making a Purchase Offer to purchase Term Loans denominated in any other currency.

In the event that the aggregate principal amount of Term Loans for which validly tendered Sale Offers (defined below) have been received is equal to or less than the relevant Maximum Offer Amount, the Purchaser will purchase all Term Loans validly tendered (without proration) at the respective applicable Bid Price (defined below) for each tendering Lender (each a “Participating Lender” and collectively the “Participating Lenders”).

In the event that the aggregate principal amount of Term Loans for which validly tendered Sale Offers have been received exceeds the relevant Maximum Offer Amount, the Purchaser will purchase all Term Loans tendered (i) below the Threshold Price, without proration at the applicable Bid Price and (ii) at the Threshold Price, on a pro rata basis up to the Maximum Offer Amount at the Threshold Price.

Maximum Offer Amount

The maximum offer amount (the “Maximum Offer Amount”) with respect to any Purchase Offer shall be (a) in the case of Purchase Offers contained in the initial Offer Document, the aggregate amount specified in the Offer Document as the amount of cash that the Purchaser is willing to spend to purchase Term Loans denominated in any single currency and (b) in the case of Purchase Offers contained in subsequent Offer Documents, the aggregate stated principal amount of Term Loans denominated in any single currency that the Purchaser is willing to purchase for cash, as specified in such Offer Document.

Buy Back Cap	No more than $100,000,000 in aggregate stated principal amount of Term Loans may be purchased by the Purchasers in total pursuant to all Purchase Offers.

Threshold Price

The Purchaser shall conduct its Purchase Offers for Term Loans through a Modified Dutch Auction pursuant to which each Participating Lender shall select the price, within a price range specified by the applicable Borrower(s) in the Offer Document, at which such Participating Lender is willing to sell its Term Loans. The Purchaser will not have any obligation to purchase any Term Loans outside of the range specified by the applicable Borrower(s) in the Offer Document nor will any such Sale Offers (as defined below) tendered outside such range be considered in any calculation of the Threshold Price or satisfaction of the Maximum Offer Amount.

The Administrative Agent, in consultation with the Purchaser, will select the lowest purchase price for each Purchase Offer of Term Loans denominated in a single currency (the “Threshold Price”), that will allow the Purchaser to purchase the Maximum Offer Amount for such Term Loans.

Setting the Bid Price

Each Participating Lender must indicate in its (i) sale offer (“Sale Offer”) and (ii) Buyback Assignment Agreement the price (the “Bid Price”) (in multiples of $5, £5 or €5 per $1,000, £1,000, or €1,000, as applicable, stated principal amount) at which such Lender wishes to offer Term Loans denominated in a single currency for sale to the Purchaser.

No Participating Lender is required to tender all of its Term Loans denominated in a single currency at a single price; each Participating Lender may tender different portions of its Term Loans denominated in a single currency at different prices; provided that to the extent a Participating Lender tenders different portions of its Term Loans at different prices as provided above, each such tender will constitute a separate Sale Offer, which will not be contingent on any other Sale Offers by such Participating Lender; provided, further, no Participating Lender may offer to sell Term Loans denominated in a single currency in an amount that exceeds the aggregate principal amount of Term Loans held by such Participating Lender.

Expiration Time

1:00 P.M. New York time on the date stipulated by the Borrower in the Offer Document when each applicable Purchase Offer will expire, as such Expiration Time may be extended pursuant to Section 9.1(a)(ii)(H) of the Credit Agreement.

Conditions to acceptance of the Purchase Offer	Delivery to the Administrative Agent prior to the Expiration Time of a validly executed (i) Buyback Assignment Agreement and (ii) Sale Offer.

No Withdrawal Rights	Any Sale Offer delivered to the Administrative Agent may not be modified, revoked, terminated or cancelled by a Lender.

Notifications

The Administrative Agent (in consultation with the Purchaser) will determine any proration factor and will announce via IntraLinks® on the Business Day following the applicable Expiration Time (i) such proration factor, (ii) the Threshold Price and (iii) the aggregate stated principal amount of Sale Offers received.

The Administrative Agent’s determination of the proration factor and the Threshold Price will be final and binding on the Participating Lenders.

Miscellaneous

All questions as to the form of documents and validity and eligibility (including time of receipt) of Term Loans that are the subject of a Sale Offer will be determined by the Purchaser and the Administrative Agent and their determination will be final and binding. The Purchaser’s and Administrative Agent’s interpretation of the terms and conditions of the Offer Document will be final and binding.

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(a)-1(i)

FORM OF NOTICE OF U.S. REVOLVING CREDIT ADVANCE

FORM OF NOTICE OF U.S. REVOLVING CREDIT ADVANCE

TO:	GOLDMAN SACHS CREDIT PARTNERS, L.P., as Administrative Agent (“GSCP”)

1. This NOTICE OF U.S. REVOLVING CREDIT ADVANCE is executed and delivered pursuant to Section 1.1(a)-1(i) of the Credit Agreement referenced below by the undersigned, the              of SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”), to GSCP, as Administrative Agent (“Agent”) for the lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of January 30, 2007 (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), entered into among U.S. Borrower, the other Credit Parties from time to time party thereto, the other agents party thereto, the Agent and the Lenders. Any terms used herein and not defined herein shall have the meanings assigned in Annex A to the Credit Agreement.

2. U.S. Borrower hereby requests that the U.S Revolving Lenders make a Revolving Credit Advance to U.S. Borrower pursuant to Section 1.1(a)-1(i) of the Credit Agreement, as follows:

a.	Amount of requested U.S. Revolving Credit Advance:

    $

b.	Date of requested U.S. Revolving Credit Advance:

                                                      ,                 .

c.	Disbursement Account into which such Revolving Credit Advance is to be made:

    Account No:

                                                                                                         [Bank Name]

                                                                                                       [Bank Address]

    ABA#

    Attention:

d.	Type of interest rate selected for such U.S. Revolving Credit Advance: [and, in the case of a LIBOR Loan, having a LIBOR Period of [ ] month(s)];

3. In connection with the U.S. Revolving Credit Advance requested herein, U.S. Borrower hereby represents, warrants and certifies to the Agent, the U.S. Swing Line Lender and the U.S. Revolving Lenders that, as of the requested date of such U.S. Revolving Credit Advance:

a. The representations and warranties of each Credit Party contained in the Credit Agreement and in all other Loan Documents are true and correct in all material respects, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, unless the Requisite Lenders have not determined not to make such U.S. Revolving Credit Advance; and

b. No Default or Event of Default has occurred and is continuing, or would result after giving effect to the funding of such U.S. Revolving Credit Advance; and

c. After giving effect to such U.S. Revolving Credit Advance, the outstanding principal amount of the aggregate U.S. Revolving Loan will not exceed the U.S. Maximum Amount.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Revolving Credit Advance in his/her aforesaid capacity and not as an individual this      day of         , 20    .

SITEL, LLC

By:
Name:
Title:

This Notice of Revolving Credit Advance must be given no later than 1:00 p.m. (New York time) on the Business Day of any proposed U.S. Revolving Credit Advance to be made as an Index Rate Loan denominated in U.S. Dollars and 1:00 p.m. (New York time) on the date which is three (3) Business Days prior to any proposed U.S. Revolving Credit Advance to be made as a LIBOR Loan. Each such notice (a “Notice of U.S. Revolving Credit Advance”) must be given in writing (by electronic transmission or overnight courier), and if delivered to Agent at the following address or sent to the following fax number:

Address:

[                    ]

Fax Number:

[                    ]

[SIGNATURE PAGE TO NOTICE OF U.S. REVOLVING CREDIT ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(c)(i)

FORM OF NOTICE OF U.S. DOLLARS SWING LINE ADVANCE

FORM OF NOTICE OF U.S. DOLLARS SWING LINE ADVANCE

TO:	GOLDMAN SACHS CREDIT PARTNERS, L.P., as Administrative Agent (“GSCP”)

1. This NOTICE OF U.S. DOLLARS SWING LINE ADVANCE is executed and delivered pursuant to Section 1.1(c)(i) of the Credit Agreement referenced below by the undersigned, the              of SITEL, LLC, a Delaware limited liability company (“U.S.Borrower”), to GSCP, as Administrative Agent (“Agent”) for the lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of January 30, 2007 (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), entered into among U.S. Borrower, the other Credit Parties from time to time party thereto, the other agents party thereto, the Agent and the Lenders. Any terms used herein and not defined herein shall have the meanings assigned in Annex A to the Credit Agreement.

2. U.S. Borrower hereby requests that the U.S. Dollars Swing Line Lender make a U.S. Dollars Swing Line Advance to U.S. Borrower pursuant to Section 1.1(c)(i) of the Credit Agreement, as follows:

a.	Amount of requested U.S. Dollars Swing Line Advance:

    $

b.	Date of requested U.S. Dollars Swing Line Advance:

                                                      ,                 .

c.	Disbursement Account into which such U.S. Dollars Swing Line Advance is to be made:

    Account No:

                                                                                                         [Bank Name]

                                                                                                       [Bank Address]

    ABA#

    Attention:

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Notice of U.S. Dollars Swingline Advance in his/her aforesaid capacity and not as an individual this      day of         , 20    .

SITEL, LLC

By:
Name:
Title:

This Notice of U.S. Dollars Swingline Advance must be given no later than 2:00 p.m. (New York Time) on the Business Day of any proposed U.S. Dollars Swing Line Advance to be made as an Index Rate Loan denominated in U.S. Dollars. Each such notice (a “Notice of U.S. Dollars Swing Line Advance”) must be given in writing (by electronic transmission or overnight courier), and if delivered to Agent at the following address or sent to the following fax number:

Address:

[                    ]

Fax Number:

[                    ]

[SIGNATURE PAGE TO NOTICE OF U.S. DOLLARS SWINGLINE ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(a)-1(ii)

FORM OF U.S. REVOLVING NOTE

FORM OF U.S. REVOLVING NOTE

New York, New York

$	, ,20

FOR VALUE RECEIVED, the undersigned, SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”), HEREBY PROMISES TO PAY to the order of                                          (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                  DOLLARS AND                  CENTS ($        ,    ,    .    ) or, if less, the aggregate unpaid amount of all U.S. Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This U.S. Revolving Note is one of the U.S. Revolving Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among U.S. Borrower, the other Persons named therein as Credit Parties, Agent, the other agents party thereto, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each U.S. Revolving Credit Advance made by Lenders to U.S. Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this U.S. Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this U.S. Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this U.S. Revolving Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by U.S. Borrower.

Except as provided in the Credit Agreement, this U.S. Revolving Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

                THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

SITEL, LLC

By:

Name:

Title:

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(a)-2(i)

FORM OF NOTICE OF CANADIAN REVOLVING CREDIT ADVANCE

NOTICE OF CANADIAN REVOLVING CREDIT ADVANCE

TO:	GOLDMAN SACHS CREDIT PARTNERS, L.P., as Administrative Agent (“GSCP”)

1. This NOTICE OF CANADIAN REVOLVING CREDIT ADVANCE is executed and delivered pursuant to Section 1.1(a)-2(i) of the Credit Agreement referenced below by the undersigned, the              of CLIENTLOGIC CANADA CORPORATION, an Ontario corporation (“Canadian Borrower”), to GSCP, as Administrative Agent (“Agent”) for the lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of January 30, 2007 (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), entered into among Canadian Borrower, the other Credit Parties from time to time party thereto, the other agents party thereto, the Agent and the Lenders. Any terms used herein and not defined herein shall have the meanings assigned in Annex A to the Credit Agreement.

2. Canadian Borrower hereby requests that the Canadian Revolving Lenders make a Canadian Revolving Credit Advance to Canadian Borrower pursuant to Section 1.1(a)-2(i) of the Credit Agreement, as follows:

a.	Amount of requested Canadian Revolving Credit Advance:

    C$

b.	Date of requested Canadian Revolving Credit Advance:

    _

c.	Disbursement Account into which such Canadian Revolving Credit Advance is to be made:

    Account No:

                                                                                                         [Bank Name]

                                                                                                       [Bank Address]

    ABA#

    Attention:

d.	Type of interest rate selected for such Canadian Revolving Credit Advance: [and, in the case of a BA Rate Loan, having a BA Rate Period of [ ] months.]

3. In connection with the Canadian Revolving Credit Advance requested herein, Canadian Borrower hereby represents, warrants and certifies to the Agent, the Canadian Dollars Swing Line Lender and the Canadian Revolving Lenders that, as of the requested date of such Canadian Revolving Credit Advance:

a. The representations and warranties of each Credit Party contained in the Credit Agreement and in all other Loan Documents are true and correct in all material respects, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, unless the Requisite Lenders have determined not to make such Canadian Revolving Credit Advance; and

b. No Default or Event of Default has occurred and is continuing, or would result after giving effect to the funding of such Canadian Revolving Credit Advance; and

c. After giving effect to such Canadian Revolving Credit Advance, the outstanding principal amount of the aggregate Revolving Loan will not exceed the Maximum Amount.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

10

IN WITNESS WHEREOF, the undersigned has executed this Notice of Canadian Revolving Credit Advance in his/her aforesaid capacity and not as an individual this      day of         , 20    .

CLIENTLOGIC CANADA CORPORATION

By:
Name:
Title:

This Notice of Canadian Revolving Credit Advance must be given no later than 1:00 p.m. (New York time) on the Business Day of any proposed Canadian Revolving Credit Advance to be made as an Index Rate Loan denominated in Canadian Dollars, and 1:00 p.m. (New York time) on the date which is three (3) Business Days prior to any proposed Canadian Revolving Credit Advance to be made as a BA Rate Loan. Each such notice (a “Notice of Canadian Revolving Credit Advance”) must be given in writing (by electronic transmission or overnight courier), and if delivered to Agent at the following address or sent to the following fax number:

Address:

[                    ]

Fax Number:

[                    ]

[SIGNATURE PAGE TO NOTICE OF CANADIAN REVOLVING CREDIT ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(d)(i)

FORM OF NOTICE OF CANADIAN DOLLARS SWINGLINE ADVANCE

NOTICE OF CANADIAN DOLLARS SWINGLINE ADVANCE

TO:	GOLDMAN SACHS CREDIT PARTNERS, L.P., as Administrative Agent (“GSCP”)

1. This NOTICE OF CANADIAN DOLLARS SWINGLINE ADVANCE is executed and delivered pursuant to Section 1.1 (d)(i) of the Credit Agreement referenced below by the undersigned, the              of CLIENTLOGIC CANADA CORPORATION, an Ontario corporation (“Canadian Borrower”), to GSCP, as Administrative Agent (“Agent”) for the lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of January 30, 2007 (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), entered into among Canadian Borrower, the other Credit Parties from time to time party thereto, the other agents party thereto, the Agent and the Lenders. Any terms used herein and not defined herein shall have the meanings assigned in Annex A to the Credit Agreement.

2. Canadian Borrower hereby requests that the Canadian Dollars Swing Line Lender make a Canadian Dollars Swing Line Advance to Canadian Borrower pursuant to Section 1.1 (d)(i) of the Credit Agreement, as follows:

a.	Amount of requested Canadian Dollars Swing Line Advance:

    C$

b.	Date of requested Canadian Dollars Swing Line Advance:

                                                      ,                 .

c.	Disbursement Account into which such Canadian Dollars Swing Line Advance is to be made:

    Account No:

                                                                                                         [Bank Name]

                                                                                                       [Bank Address]

    ABA#

    Attention:

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Canadian Dollars Swingline Advance in his/her aforesaid capacity and not as an individual this      day of         , 20    .

CLIENTLOGIC CANADA CORPORATION

By:
Name:
Title:

This Notice of Canadian Dollars Swingline Advance must be given no later than 2:00 p.m. (New York time) on the Business Day of any proposed Canadian Dollars Swingline Advance to be made as an Index Rate Loan denominated in Canadian Dollars. Each such notice (a “Notice of Canadian Dollars Swingline Advance”) must be given in writing (by electronic transmission or overnight courier), and if delivered to Agent at the following address or sent to the following fax number:

Address:

[                    ]

Fax Number:

[                    ]

[SIGNATURE PAGE TO NOTICE OF CANADIAN DOLLARS SWINGLINE ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(a)-2(ii)

FORM OF CANADIAN REVOLVING NOTE

FORM OF CANADIAN REVOLVING NOTE

New York, New York

$	, ,20

FOR VALUE RECEIVED, the undersigned, CLIENTLOGIC CANADA CORPORATION, a Canadian corporation (“Canadian Borrower”), HEREBY PROMISES TO PAY to the order of                                 (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, in the aggregate unpaid amount of all Canadian Revolving Credit Advances made by the Lender to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Canadian Revolving Note is one of the Canadian Revolving Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among Canadian Borrower, the other Persons named therein as Credit Parties, Agent, the other agents party thereto, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Canadian Revolving Credit Advance made by Lenders to Canadian Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Canadian Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Canadian Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Canadian Revolving Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by Canadian Borrower.

Except as provided in the Credit Agreement, this Canadian Revolving Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

CLIENTLOGIC CANADA CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN REVOLVING NOTE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(a)-3(i)

FORM OF NOTICE OF UK REVOLVING CREDIT ADVANCE

FORM OF NOTICE OF UK REVOLVING CREDIT ADVANCE

TO:	GOLDMAN SACHS CREDIT PARTNERS, L.P., as Administrative Agent (“GSCP”)

1. This NOTICE OF UK REVOLVING CREDIT ADVANCE is executed and delivered pursuant to Section 1.1 (a)-3(i) of the Credit Agreement referenced below by the undersigned, the              of CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales under company number [] (“UK Borrower”), to GSCP, as Administrative Agent (“Agent”) for the lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of January 30, 2007 (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), entered into among UK Borrower, the other Credit Parties from time to time party thereto, the other agents party thereto, the Agent and the Lenders. Any terms used herein and not defined herein shall have the meanings assigned in Annex A to the Credit Agreement.

2. Borrower hereby requests that the UK Revolving Lenders make a UK Revolving Credit Advance to Borrower pursuant to Section 1.1 (a)-3(i) of the Credit Agreement, as follows:

a.	Amount of requested UK Revolving Credit Advance:

    £/€

b.	Date of requested UK Revolving Credit Advance:

                                                                      ,         .

c.	Disbursement Account into which such UK Revolving Credit Advance is to be made:

    Account No:

                                                                                                         [Bank Name]

                                                                                                       [Bank Address]

    ABA#

    Attention:

d.	Type of Currency Selected for such UK Revolving Credit Advance: (Sterling (£) or Euro (€))

e.	Type of interest rate selected for such UK Revolving Credit Advance: [and in the case of a LIBOR or EURIBOR Loan, having a LIBOR Period or EURIBOR Period, as applicable of [ ] Month(s)];

3. In connection with the UK Revolving Credit Advance requested herein, Borrower hereby represents, warrants and certifies to the Agent, the applicable Swing Line Lender and the UK Revolving Lenders that, as of the requested date of such UK Revolving Credit Advance:

a. The representations and warranties of each Credit Party contained in the Credit Agreement and in all other Loan Documents are true and correct in all material respects, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, unless the Requisite Lenders have not determined not to make such UK Revolving Credit Advance; and

b. No Default or Event of Default has occurred and is continuing, or would result after giving effect to the funding of such UK Revolving Credit Advance; and

c. After giving effect to such UK Revolving Credit Advance, the outstanding principal amount of the aggregate UK Revolving Loan will not exceed the UK Maximum Amount.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

3

IN WITNESS WHEREOF, the undersigned has executed this Notice of UK Revolving Credit Advance in his/her aforesaid capacity and not as an individual this      day of             ,20    .

CLIENTLOGIC HOLDING LIMITED

By:
Name:
Title:

This Notice of UK Revolving Credit Advance must be given no later than 1:00 p.m. (New York time) on the Business Day of any proposed UK Revolving Credit Advance and 1:00 p.m. (New York time) on the date which is three (3) Business Days prior to any proposed UK Revolving Credit Advance to be made as a LIBOR or EURIBOR Loan, as the case may be. Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by electronic transmission or overnight courier), and if delivered to Agent to the following address or sent to the following fax number:

Address:

[                ]

Fax Number:

[                    ]

[SIGNATURE PAGE TO NOTICE OF UK REVOLVING CREDIT ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(e)(i)

FORM OF NOTICE OF EURO SWINGLINE ADVANCE

FORM OF NOTICE OF EURO SWINGLINE ADVANCE

TO: GOLDMAN SACHS CREDIT PARTNERS, L.P., as Administrative Agent (“GSCP”)

1. This NOTICE OF EURO SWINGLINE ADVANCE is executed and delivered pursuant to Section 1.1 (e)(i) of the Credit Agreement referenced below by the undersigned, the              of CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales under company number [    ] (“UK Borrower”), to GSCP, as Administrative Agent (“Agent”) for the lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of January 30, 2007 (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), entered into among UK Borrower, the other Credit Parties from time to time party thereto, the other agents party thereto, the Agent and the Lenders. Any terms used herein and not defined herein shall have the meanings assigned in Annex A to the Credit Agreement.

2.	Borrower hereby requests that the UK Swing Line Lender make a Euro Swing Line Advance to Borrower pursuant to Section 1. l(e)(i) of the Credit Agreement as applicable, as follows:

a.	Amount of requested Euro Swing Line Advance: €

b.	Date of requested UK Swing Line Advance:

, .

c.	Disbursement Account into which such Euro Swing Line Advance is to be made:

Account No:

[Bank Name]

[Bank Address]

ABA#

Attention:

d.	Type of interest rate selected for such UK Swing Line Advance: [and in the case of a LIBOR or EURIBOR Loan, having a LIBOR Period or EURIBOR Period, as applicable of [ ] Month(s)].

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Euro Swingline Advance in his/her aforesaid capacity and not as an individual this      day of             ,20    .

CLIENTLOGIC HOLDING LIMITED

By:
Name:
Title:

This Notice of Euro Swingline Advance must be given no later than 2:00 p.m. (New York time) on the Business Day of any proposed Euro Swingline Advance denominated in either Sterling or Euro to be made as a LIBOR or EURIBOR Loan, as the case may be. Each such notice (a “Notice of Euro Swingline Advance”) must be given in writing (by electronic transmission or overnight courier), and if delivered to Agent at the following address or sent to the following fax number:

Address:
[ ]

Fax Number:
[ ]

[SIGNATURE PAGE TO NOTICE OF EURO SWINGLINE ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(f)(i)

FORM OF NOTICE OF STERLING SWINGLINE ADVANCE

FORM OF NOTICE OF STERLING SWINGLINE ADVANCE

TO:	GOLDMAN SACHS CREDIT PARTNERS, L.P., as Administrative Agent (“GSCP”)

1. This NOTICE OF STERLING SWINGLINE ADVANCE is executed and delivered pursuant to Section 1.1 (f)(i) of the Credit Agreement referenced below by the undersigned, the              of CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales under company number [] (“UK Borrower”), to GSCP, as Administrative Agent (“Agent”) for the lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of January 30, 2007 (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), entered into among UK Borrower, the other Credit Parties from time to time party thereto, the other agents party thereto, the Agent and the Lenders. Any terms used herein and not defined herein shall have the meanings assigned in Annex A to the Credit Agreement.

2.	Borrower hereby requests that the UK Swing Line Lender make a Sterling Swing Line Advance to Borrower pursuant to Section 1. 1(f)(i) of the Credit Agreement as applicable, as follows:

a.	Amount of requested Sterling Swing Line Advance: £

b.	Date of requested UK Swing Line Advance:

                                                      ,                 .

c.	Disbursement Account into which such Sterling Swing Line Advance is to be made:

    Account No:

                                                                                                         [Bank Name]

                                                                                                       [Bank Address]

    ABA#

    Attention:

d.	Type of interest rate selected for such UK Swing Line Advance:

                                          [and in the case of a LIBOR or EURIBOR Loan, having a LIBOR Period or EURIBOR Period, as applicable of [        ] Month(s)].

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Sterling Swingline Advance in his/her aforesaid capacity and not as an individual this      day of             , 20    .

CLIENTLOGIC HOLDING LIMITED

By:
Name:
Title:

This Notice of Sterling Swingline Advance must be given no later than 2:00 p.m. (New York time) on the Business Day of any proposed Sterling Swingline Advance denominated in either Sterling or Euro to be made as a LIBOR or EURIBOR Loan, as the case may be. Each such notice (a “Notice of Sterling Swingline Advance”) must be given in writing (by electronic transmission or overnight courier), and if delivered to Agent at the following address or sent to the following fax number:

Address:

[                    ]

Fax Number:

[                    ]

[SIGNATURE PAGE TO NOTICE OF STERLING SWINGLINE ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(a)-3(ii)

FORM OF UK REVOLVING NOTE

FORM OF UK REVOLVING NOTE

New York, New York

$	, 20

FOR VALUE RECEIVED, the undersigned, CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales under company number [    ] (“UK Borrower”), HEREBY PROMISES TO PAY to the order of                      (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, in the aggregate unpaid amount of all UK Revolving Credit Advances made by the Lender to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This UK Revolving Note is one of the UK Revolving Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among UK Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is ‘entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each UK Revolving Credit Advance made by Lenders to UK Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this UK Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

[SIGNATURE PAGE TO NOTICE OF STERLING SWINGLINE ADVANCE]

Upon and after the occurrence of any Event of Default, this UK Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this UK Revolving Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by UK Borrower.

Except as provided in the Credit Agreement, this UK Revolving Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

CLIENTLOGIC HOLDING LIMITED

By:
Name:
Title:

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(b)-l(i)

FORM OF U.S. TERM NOTE

FORM OF U.S. TERM NOTE

New York, New York

$	, 20

FOR VALUE RECEIVED, the undersigned, SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”), HEREBY PROMISES TO PAY to the order of -                      (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                      DOLLARS AND              CENTS ($    ,    ,    .    ) under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This U.S. Term Note is one of the U.S. Term Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among U.S. Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the U.S. Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this U.S. Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this U.S. Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this U.S. Term Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by U.S. Borrower.

Except as provided in the Credit Agreement, this U.S. Term Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

SITEL, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF STERLING SWINGLINE ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(b)-2(i)

FORM OF EURO TERM NOTE

FORM OF EURO TERM NOTE

New York, New York

€	, 20

FOR VALUE RECEIVED, the undersigned, CLIENTLOGIC HOLDINGLIMITED, a company incorporated in England and Wales under company number [    ](“UK Borrower”), HEREBY PROMISES TO PAY to the order of                      (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the member states of the European Union and in immediately available funds, the amount of                     EUROS AND              CENTS (€    ,    ,    .    ) under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Euro Term Note is one of the Euro Term Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among UK Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Euro Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Euro Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Euro Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Euro Term Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by UK Borrower.

Except as provided in the Credit Agreement, this Euro Term Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

CLIENTLOGIC HOLDING LIMITED

By:
Name:
Title:

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(b)-3(i)

FORM OF STERLING TERM NOTE

FORM OF STERLING TERM NOTE

New York, New York

£	, 20

FOR VALUE RECEIVED, the undersigned, CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales under company number [    ] (“UK Borrower”), HEREBY PROMISES TO PAY to the order of                      (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the United Kingdom and in immediately available funds, the amount of                      POUNDS AND              PENCE (£    ,    ,    .    ) under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Sterling Term Note is one of the Sterling Term Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among UK Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Sterling Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Sterling Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Sterling Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Sterling Term Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by UK Borrower.

Except as provided in the Credit Agreement, this Sterling Term Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

CLIENTLOGIC HOLDING LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF STERLING SWINGLINE ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1{c)(ii)

FORM OF U.S. DOLLARS SWING LINE NOTE

FORM OF U.S. DOLLARS SWING LINE NOTE

New York, New York

$	, 20

FOR VALUE RECEIVED, the undersigned, SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”), HEREBY PROMISES TO PAY to the order of                          (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                          DOLLARS AND                  CENTS ($     ,     ,     ,     ). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This U.S. Dollars Swing Line Note is one of the U.S. Dollars Swing Line Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among U.S. Borrower, the other Persons named therein as Credit Parties, Agent, the other agents party thereto, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each U.S. Swing Line Advance made by Lenders to U.S. Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this U.S. Dollars Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this U.S. Dollars Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this U.S. Dollars Swing Line Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by U.S. Borrower.

Except as provided in the Credit Agreement, this U.S. Dollars Swing Line Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

THIS U.S. SWING LINE NOTE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

SITEL, LLC

By:
Name:
Title:

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(d)(ii)

FORM OF CANADIAN DOLLARS SWING LINE NOTE

FORM OF CANADIAN DOLLARS SWING LINE NOTE

FOR VALUE RECEIVED, the undersigned, CLIENTLOGIC CANADA CORPORATION, a Canadian corporation (“Canadian Borrower”), HEREBY PROMISES TO PAY to the order of                                                       (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, in the aggregate amount of all Canadian Dollars Swing Line Advances made by the Lender to the undersigned. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Canadian Dollars Swing Line Note is one of the Canadian Dollars Swing Line Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among Canadian Borrower, the other Persons named therein as Credit Parties, Agent, the other agents party thereto, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Canadian Swing Line Advance made by Lenders to Canadian Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Canadian Dollar Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Canadian Dollar Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Canadian Dollar Swing Line Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by Canadian Borrower.

Except as provided in the Credit Agreement, this Canadian Dollar Swing Line Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

THIS CANADIAN DOLLAR SWING LINE NOTE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

CLIENTLOGIC CANADA CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE TO CANADIAN DOLLARS SWING LINE NOTE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(e)(ii)

FORM OF EURO SWING LINE NOTE

FORM OF EURO SWING LINE NOTE

FOR VALUE RECEIVED, the undersigned, CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales under company number [] (“UK Borrower”), HEREBY PROMISES TO PAY to the order of                                               (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, in the aggregate amount of all Euro Swing Line Advances made by the Lender to the undersigned. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Euro Swing Line Note is one of the Euro Swing Line Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among UK Borrower, the other Persons named therein as Credit Parties, Agent, the other agents party thereto, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Euro Swing Line Advance made by Lenders to UK Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 thereof.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Euro Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Euro Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Euro Swing Line Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by UK Borrower.

Except as provided in the Credit Agreement, this Euro Swing Line Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

THIS EURO SWING LINE NOTE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

CLIENTLOGIC HOLDING LIMITED

By:
Name:
Title:

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.1(f)(ii)

FORM OF STERLING SWING LINE NOTE

FORM OF STERLING SWING LINE NOTE

FOR VALUE RECEIVED, the undersigned, CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales under company number [](“UK Borrower”), HEREBY PROMISES TO PAY to the order of                                               (“Lender”), at the offices of GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for Lenders (“Agent”), at its address at 1 New York Plaza, New York, New York 10004, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, in the aggregate amount of all Sterling Swing Line Advances made by the Lender to the undersigned. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Sterling Swing Line Note is one of the Sterling Swing Line Notes issued pursuant to that certain Credit Agreement dated as of January 30, 2007, by and among UK Borrower, the other Persons named therein as Credit Parties, Agent, the other agents party thereto, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the applicable Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Sterling Swing Line Advance made by Lenders to UK Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books pursuant to Section 1.9 of the Credit Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Sterling Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Sterling Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Sterling Swing Line Note. To the extent permitted by applicable law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by UK Borrower.

Except as provided in the Credit Agreement, this Sterling Swing Line Note may not be assigned by Lender to any Person.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

THIS STERLING SWING LINE NOTE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

CLIENTLOGIC HOLDING LIMITED

By:
Name:
Title:

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 1.5(e)

FORM OF CONVERSION/CONTINUATION

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Credit Agreement dated as of January 30, 2007 by and among the undersigned (“Borrower Representative”), the other Persons named therein as Borrowers, the other Persons named therein as Credit Parties, GOLDMAN SACHS CREDIT PARTNERS L.P. (“Agent”) and the Lenders and Agents from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 1.5(e) of the Credit Agreement, of its request to:

(a) on [ date ] convert $[        ]of the aggregate outstanding principal amount of the [                    ] Loan, bearing interest at the [                    ] Rate, into a(n) [                    ] Loan [and, in the case of a LIBOR Loan; EURIBOR Loan or BA Rate Loan, as applicable having a LIBOR Period or EURIBOR Period or BA Rate Period; as applicable of [                    ] month(s)];

[(b) on [ date .] continue $[        ]of the aggregate outstanding principal amount of the [                    ] Loan, bearing interest at the LIBOR Rate, EURIBOR Rate or BA Rate, as applicable as a LIBOR Loan; EURIBOR Loan or BA Rate Loan; as applicable having a LIBOR Period, EURIBOR Period or BA Rate Period, as applicable of [                    ] month(s)].

Borrower Representative certifies that the conversion and/or continuation of the Loans requested above is for the separate account(s) of the following Borrowers[s] in the following [respective] amount[s]: [Name: $        ] and [Name: $        ].

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Conversion/Continuation be executed and delivered on behalf of the Borrower[s] specified above by its duly authorized officer, in his/her capacity as an officer and not as an individual, as of the date first set forth above.

[Name of Borrower Representative]

By:

Title:

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 2.1(a)

CERTIFICATE OF SPECIFIED REPRESENTATIONS

The undersigned, being the [    ] of CLIENTLOGIC CORPORATION, a Delaware corporation (“Holdings”), hereby delivers this certificate to the Lenders and Administrative Agent pursuant to the terms of that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among U.S. Borrower, UK Borrower, Canadian Borrower, the other Credit Parties signatory thereto, the Lenders, GOLDMAN SACHS CREDIT PARTNERS UP., as Joint Lead Arranger, Joint Bookrunner and Administrative Agent and GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, in [his][her] capacity as [    ] of Holdings and without personal liability, hereby certifies as of the Closing Date that each of the following representations is true and correct in all material respects:

(a) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power and (b) have been duly authorized by all necessary action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, memorandum or articles of association (or equivalent) as applicable. Each of the Loan Documents has been duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document constitutes a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors’ rights; and (b) the application of general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) Compliance with Law. Each Group Member is in compliance with all applicable provisions of law and regulation, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(c) Government Regulation. No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Group Member is subject to regulation the Federal Power Act or any other federal, state or foreign statute that restricts or limits its ability to incur Indebtedness or to perform its obligations under the Credit Agreement;

(d) Margin Regulations. No Group Member is engaged principally or as one of its important activities, in the business of extending credit for the purpose of “buying” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. No proceeds of any Advances will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, Federal Reserve Board Regulation U or Regulation X;

(e) Full Disclosure. To Holdings’ knowledge, all information (other than financial projections, other forward looking information contained in the projections and general industry data) provided directly or indirectly by the Acquired Business, or Holdings to GSCP and GE Capital (in their capacities and joint lead arrangers and joint bookrunners, the “Arrangers”) or the Lenders in connection with the transactions contemplated under the Credit Agreement is and will be, when taken as a whole, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) the projections that have been or will be made available to the Arrangers and the Lenders by the Acquired Business or Holdings have been and will be prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time made available (it being understood that the projections are subject to contingencies and assumptions, many of which are beyond the control of Holdings, the Acquired Businesses and their respective subsidiaries, and no assurance can be given that the projections will be realized); and

(f) Perfection and Priority of Security Interests. The Liens granted to Collateral Agent, on behalf of itself and Secured Parties, pursuant to the Collateral Documents in the Collateral purported to be covered thereby in which as security interest is required to be perfected pursuant to the Loan Documents with a fair market value in excess of $10,000,000 in the aggregate will at all times be fully perfected first priority Liens in and to such Collateral described therein, except as otherwise provided in the Credit Agreement or in the other Loan Documents and subject, as to priority, to Permitted Encumbrances (other than, in each case, pursuant to (i) a failure of Administrative Agent, Collateral Agent, any other agent appointed by Administrative Agent, Collateral Agent or the Lenders to take any action of which it is aware or is otherwise requested to be taken by a Credit Party, provided that, in each case, such action is within the sole control of Administrative Agent, Collateral Agent or any other agent appointed by Administrative Agent, Collateral Agent or the Lenders or (ii) the failure of Collateral Agent to maintain possession of Collateral where such possession is required to maintain a fully perfected first priority Lien in such Collateral or to file Code financing statements, continuation statements or any other filings required to maintain such perfection or priority).

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the      day of January, 2007.

[SIGNATURE PAGE TO CERTIFICATE OF SPECIFIC REPRESENTATIONS]

FORM OF INITIAL NOTICE OF ADVANCE

TO:	GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (“Agent”)

1. This INITIAL NOTICE OF ADVANCE is executed and delivered pursuant to Section 2.1(1) of the Credit Agreement referenced below by the undersigned, the Treasurer of SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”), and the undersigned, the Treasurer of CLIENTLOGIC HOLDING LIMITED, a company incorporated in England and Wales (“U.K. Borrower”) to Agent for the lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of January 30, 2007 (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), entered into among U.S. Borrower, U.K. Borrower, the other Credit Parties from time to time party thereto, the other agents party thereto, the Agent and the Lenders. Any terms used herein and not defined herein shall have the meanings assigned in Annex A to the Credit Agreement.

2. U.S. Borrower hereby requests that the U.S. Term Loan Lenders make a U.S. Term Loan to U.S. Borrower pursuant to Section 1.1 (b)-1 of the Credit Agreement, as follows:

a.	Amount of requested U.S. Term Loan:

b.	Date of requested U.S. Term Loan:

c.	Disbursement of U.S. Term Loan Amount to be made as set forth on Attachment A.

d.	Type of interest rate(s) selected for such U.S. Term Loan: See Attachment A hereto.

3. U.K. Borrower hereby requests that the U.K. Term Loan Lenders make a Euro Term Loan to U.K. Borrower pursuant to Section 1.1 (b)-2 of the Credit Agreement, as follows:

a.	Amount of requested Euro Term Loan:

b.	Date of requested Euro Term Loan:

c.	Disbursement of Euro Term Loan to be made as set forth on Attachment A hereto.

d.	Type of interest rate(s) selected for such Euro Term Loan: See Attachment A hereto.

4. U.K. Borrower hereby requests that the U.K. Term Loan Lenders make a Sterling Term Loan to U.K. Borrower pursuant to Section 1.1(b)-3 of the Credit Agreement, as follows:

a.	Amount of requested Sterling Term Loan:

b.	Date of requested Sterling Term Loan:

c.	Disbursement of Sterling Term Loan to be made as set forth on Attachment A.

d.	Type of interest rate(s) selected for such Sterling Term Loan: See Attachment A.

5. In connection with the U.S. Term Loan, the Euro Term Loan and the Sterling Term Loan requested herein, U.S. Borrower and U.K. Borrower hereby represent, warrant and certify to the Agent, the U.S. Term Loan Lenders and U.K. Term Loan Lenders:

a. The representations and warranties contained in the Specified Representations Certificate are tree and correct in all material respects, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, and

b. No Default or Event of Default has occurred and is continuing, or would result after giving effect to the funding of such U.S. Term Loan, the Euro Term Loan and the Sterling Term Loan.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Advance in his/her aforesaid capacity and not as an individual this      day of              ,200    .

SITEL, LLC

By:

Name:

Title:

CLIENTLOGIC HOLDING LIMITED

By:

Name:

Title:

[SIGNATURE PAGE TO NOTICE OF ADVANCE]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT 9.1(a)

FORM OF ASSIGNMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, any applicable Letters of Credit and Swing Line Loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate of a Lender or advised/managed by the same investment adviser as a Lender] 1

3.	Borrower(s):

4.	Administrative Agent:	Goldman Sachs Credit Partners L.P., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of January 30, 2007 among SITEL, LLC, ClientLogic Holding Limited, ClientLogic

1	Select as applicable

Canada Corporation, the Lenders parties thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, and the other agents parties thereto.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans2
U.S. Revolving Loan	$	$	%
Canadian Revolving Loan	$	$	%
UK Revolving Loan	$	$	%
U.S. Term Loan	$	$	%
Euro Term Loan	$	$	%
Sterling Term Loan	$	$	%

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders under such Facility.

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]3 Accepted:

GOLDMAN SACHS CREDIT PARTNERS L.P. , as Administrative Agent

By:
Title:

[Consented to:]4

[SITEL, LLC

By:
Title:

CLIENTLOGIC CANADA CORPORATION

By:
Title:

3	To be added in circumstances in which consent of the Administrative Agent is required by the terms of the Credit Agreement.
4	To be added in circumstances in which consent of the Borrowers is required by the terms of the Credit Agreement.

CLIENTLOGIC HOLDING LIMITED

By:
Title:	]

ANNEX 1 to EXHIBIT 9.1(a)

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of Holdings, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Holdings, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of a Qualified Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (v) if it is a Non-U.S. Lender (as such term is defined in Section 1.11 (c) (ii) of the Credit Agreement), attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (vi) it is purchasing the Assigned Interest for its own account, for investment purposes and not with a view to the distribution thereof; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.

Payments. All payments with respect to the Assigned Interests (including payments of principal, interest, fees and other amounts) shall be made (x) to the Assignor for amounts which have accrued to but excluding the Effective Date and (y) to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

[Remainder of page intentionally left blank]

EXHIBIT TO CREDIT AGREEMENT

EXHIBIT A

FORM OF AFFILIATE SUBORDINATION AGREEMENT

EXHIBIT A

to

CREDIT AGREEMENT

FORM OF SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT, dated as of            ,     , 20     , among:

(i) [SUBORDINATED LENDER], a [ENTITY TYPE] duly organized and validly existing under the laws of the [JURISDICTION] (in such capacity, together with its successors in such capacity, the “Subordinated Lender”)

(ii) CLIENTLOGIC CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (“ClientLogic”) each of the Subsidiaries of ClientLogic identified under the caption “Subsidiary Guarantors” on the signature pages hereto (,individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”, and the Subsidiary Guarantors collectively with ClientLogic, the “Obligors”); and

(iii) GOLDMAN SACHS CREDIT PARTNERS L.P., as agent for the lenders (the “Lenders”) party to the Credit Agreement referred to below (in such capacity, together with its successors and assigns, the “Agent”).

SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”); CLIENTLOGIC HOLDING LIMITED, a company organized under the laws of England and Wales (“UK Borrower”); CLIENTLOGIC CANADA CORPORATION, an Ontario Corporation (“Canadian Borrower”; Canadian Borrower, collectively with U.S. Borrower and UK Borrower, the “Borrowers”), the other Persons named therein, the Agent and the Lenders from time to time signatory thereto are party to a Credit Agreement, dated as of January 30, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).

To induce the Lenders to enter into the Credit Agreement and to make extensions of credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subordinated Lender has agreed to subordinate the Subordinated Debt (as hereinafter defined) to the Senior Debt (as so defined) all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

“Agreement” shall mean this Subordination Agreement as amended, modified and supplemented and in effect from time to time.

[SIGNATURE PAGE TO CANADIAN DOLLARS SWING LINE NOTE]

“Dollar” and “U.S.$” shall mean lawful money of the United States of America.

“Permitted Refinancing” shall mean any extension, renewal, refunding or refinancing, or any restructuring, or any other modification, of any Senior Debt at any time outstanding under the Credit Agreement.

“Senior Debt” shall mean, collectively, the following indebtedness and obligations of the Borrowers:

(a) all indebtedness and other obligations of the Borrowers under the Credit Agreement and the other Loan Documents, including (without limitation) all interest, expenses, indemnities and penalties and all commitment and agency fees payable from time to time under the Credit Agreement or the Loan Documents, as the case may be;

(b) so long as any amounts or commitments remain outstanding under the Credit Agreement or any Permitted Refinancing, all indebtedness and other obligations of Borrowers under any foreign exchange or currency contract, or under any interest rate swap, cap or collar agreement or similar arrangement arranged by or between Borrower and any Lender (or any affiliate of any Lender) providing for the transfer or mitigation of interest risks either generally or under specific contingencies, and

(c) any Permitted Refinancing.

The term “Senior Debt” shall include any interest accruing after the date of any filing by any of the Borrowers of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to such Borrower, whether or not such interest is allowable as a claim in any such proceeding.

“Subordinated Debt” shall mean the principal of, and interest on, the Subordinated Notes and any other amounts owing under the Subordinated Debt Documents, including, without limitation, any amounts owing in respect of a breach of the representations, warranties or covenants thereunder by ClientLogic.

“Subordinated Debt Documents” shall mean this Agreement, the Subordinated Notes and any other document evidencing or relating to the Subordinated Debt.

“Subordinated Notes” shall mean any unsecured Indebtedness of ClientLogic.

(a) that is held by any Permitted Holder (but only if such holder is an “insider” for purposes of the Bankruptcy Code, and so long as any such Permitted Holder is not ClientLogic or any its Subsidiaries);

(b) as to which no cash payments of principal or interest may be made prior to the Term Loans Maturity Date;

(c) which is unsecured, does not amortize, mature or become mandatorily prepayable prior to six (6) months after the Term Loans Maturity Date.

Section 2. Subordination.

2.01. Subordination of Subordinated Debt. ClientLogic, for itself and its successors and assigns, covenants and agrees, and Subordinated Lender likewise covenants and agrees, that, to the extent and in the manner set forth in this Agreement, the Subordinated Debt, and the payment from whatever source of the principal of, and interest on, the Subordinated Debt, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt.

2.02. Payment of Proceeds Upon Dissolution. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to ClientLogic or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of ClientLogic, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any of the Borrrowers, then and in any such event:

(1) the Agent on behalf of the Lenders shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before Subordinated Lender shall be entitled to receive any payment on account of principal of, or interest on, or any other amount in respect of, the Subordinated Debt;

(2) any payment or distribution of assets of ClientLogic of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which Subordinated Lender would be entitled under the terms of the Subordinated Debt but for the provisions of this Agreement, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of ClientLogic being subordinated to the payment of the Subordinated Debt, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders;

(3) in the event that, notwithstanding the foregoing provisions of this Section 2.02, Subordinated Lender shall have received, before all Senior Debt is paid in fuller payment thereof provided for, any such payment or distribution of assets of ClientLogic of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by Subordinated Lender of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of ClientLogic being subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders; and

(4) if Subordinated Lender shall have failed to file claims or proofs of claim with respect to the Subordinated Debt earlier than 15 days prior to the deadline for any such filing, Subordinated Lender shall execute and deliver to the Agent such powers of attorney, assignments or other instruments as the Agent may reasonably request to file such claims or proofs of claim.

In any event described in this Section, Subordinated Lender shall not, without the prior written consent of the Agent, directly or indirectly, take any administrative, legal or equitable action relating to the indebtedness evidenced by the Subordinated Debt Documents against ClientLogic or take any administrative, legal or equitable action relating to the indebtedness evidenced by the Subordinated Debt Documents that, in each case, might materially and adversely affect the ability of the Agent or the Lenders to collect or enforce the obligations or indebtedness of ClientLogic in respect of the Senior Debt.

2.03. No Payment When Senior Debt Outstanding. No payment on account of the principal of, or interest on, or any other amount payable in respect of, the Subordinated Debtor any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Debt) shall be made by or on behalf of ClientLogic at any time that any Senior Debt shall be outstanding In the event that, notwithstanding the foregoing provisions of this Section 2.03, Subordinated Lender shall have received any payment prohibited by the foregoing provisions of this Section 2.03, including, without limitation, any such payment arising out of the exercise by Subordinated Lender of a right of set-off or counterclaim and any such payment received by reason of other indebtedness of ClientLogic being subordinated to the Subordinated Debt, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Agent.

2.04. Subrogation. Subject to the payment in full of all Senior Debt and termination of all commitments to lend under the Credit Agreement, Subordinated Lender shall be subrogated to the rights of the Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, and interest on, the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the Lenders of any cash, property or securities to which Subordinated Lender would be entitled except for the provisions of this Section 2, and no payments pursuant to the provisions of this Section 2 to the Lenders by Subordinated Lender, shall, as between its creditors other than the Lenders and Subordinated Lender, be deemed to be a payment or distribution by ClientLogic to or on account of the Senior Debt.

2.05. Provisions Solely to Define Relative Rights. The provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of Subordinated Lender on the one hand and the Lenders and the Agent on the other hand. Nothing contained in this Section 2 or elsewhere in this Agreement or in the Subordinated Debt Documents is intended to or shall:

(a) impair, as among ClientLogic and ClientLogic’s creditors other than the Lenders and Subordinated Lender, the obligation of ClientLogic, which is absolute and unconditional, to pay to Subordinated Lender the principal of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with its terms; or

(b) affect the relative fights against ClientLogic of Subordinated Lender and creditors of ClientLogic other than the Lenders.

2.06. No Waiver of Subordination Provisions. No right of any of the Agent or any Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of ClientLogic or by any act or failure to act, in good faith, by any of the Agent or any Lender, or by any non-compliance by ClientLogic with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any of the Agent or any Lender may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the Lenders may, at any time and from time to time, without the consent of or notice to Subordinated Lender, without incurring responsibility to Subordinated Lender and without impairing or releasing the subordination provided in this Section 2 or the obligations hereunder of Subordinated Lender to the holders of Senior Debt, do any one or more of the following:

(a) change the time, manner or place of payment of Senior Debt, or otherwise modify or supplement in any respect any of the provisions of the Credit Agreement or any other instrument evidencing or relating to any of the Senior Debt;

(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

(c) release any Person liable in any manner for the collection of Senior Debt; and

(d) exercise or refrain from exercising any rights against ClientLogic and any other Person.

2.07. Reliance on Judicial Order or Certificate of Liquidation Agent. Upon any payment or distribution of assets of ClientLogic referred to in this Section 2, Subordinated Lender shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar castor proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to Subordinated Lender, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of ClientLogic, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.

Section 3. Representations and Warranties. Subordinated Lender represents and warrants to the Lenders and the Agent that:

3.01. Corporate Existence. Subordinated Lender is a                      duly organized and validly existing under the laws of [JURISDICTION]

3.02. No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the articles or bylaws of Subordinated Lender, any material applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Subordinated Lender is a party or by Which Subordinated Lender is bound or to which Subordinated Lender is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the material revenues or assets of Subordinated Lender pursuant to the terms of any such agreement or instrument.

3.03. Corporate Action; Execution and Delivery. Subordinated Lender has all necessary corporate or partnership power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Subordinated Lender of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Subordinated Lender and constitutes the legal, valid and binding obligation of Subordinated Lender, enforceable in accordance with its terms.

3.04. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or agency are necessary for the execution, delivery or performance by Subordinated Lender of this Agreement or for the validity or enforceability hereof.

Section 4. Miscellaneous.

4.01. No Waiver. No failure on the part of any party to this Agreement to exercise, and no course of dealing with respect to, and no delay in exercising, any fight, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the any party to this Agreement of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy The remedies herein are cumulative and are not exclusive of any remedies provided by law.

4.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its (or his or her, as the case may be) name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

4.03. Waivers, Etc. The terms of this Agreement may be waived, altered or amended (as to Subordinated Lender) only by an instrument in writing duly executed by Subordinated Lender and (as to the Agent and the Lenders) by the Agent with the consent of the Lenders as specified in Section 11.2 of the Credit Agreement. Any such amendment or waiver shall be binding upon each of the Agent and each Lender (and each other holder of Senior Debt) and Subordinated Lender.

4.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Subordinated Lender, ClientLogic and each of the Agent and each Lender (and each other holder of Senior Debt).

4.05. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

4.06. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the panics hereto may execute this Agreement by signing any such counterpart.

4.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

4.08. Jurisdiction; Service of Process; Venue.

(a) ClientLogic and Subordinated Lender hereby agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect hereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any suit, action, proceeding or judgment.

(b) Nothing herein shall in any way be deemed to limit the ability of the any of the Agent or any Lender to serve any such writs, processor summonses in any other manner permitted by applicable law or to obtain jurisdiction over ClientLogic or Subordinated Lender in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(c) ClientLogic and Subordinated Lender hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

4.09. No Immunity. To the extent that ClientLogic or Subordinated Lender may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its Property any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal processor remedy relating to its obligations under this Agreement, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), ClientLogic and Subordinated Lender hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America, and under the State Immunity Act of Canada, and is intended to be irrevocable for purposes of such Acts.

4.10. Waiver of Jury Trial. EACH OF CLIENTLOGIC, SUBORDINATED LENDER AND THE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMUTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CLIENTLOGIC CORPORATION

By:
Name:
Title:

Address for Notices:

Two American Center 3102 West End Avenue, Suite 1000 Nashville, Tennessee 37203 U.S.A.

Attention:
Telecopier No.: ( ) -
Telephone No.: ( ) -

[SUBORDINATED LENDER]

By:
Name:
Title:

Address for Notices:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Agent

By:
Name:
Title:

Address for Notices:
[ ]

Telecopier No.: [ ]
Telephone No.: [ ]